As filed with the Securities and Exchange Commission on July 21, 2010

Registration No. 333-130360

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-1

PRE-EFFECTIVE AMENDMENT NO. 5 TO FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Nuveen Diversified Commodity Fund

(Exact name of Registrant as specified in its charter)

Delaware	6799	20-6750075
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

333 West Wacker Drive

Chicago, Illinois 60606

(800) 257-8787

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Gifford R. Zimmerman

Managing Director
333 West Wacker Drive
Chicago, Illinois 60606
(800) 257-8787

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Donald S. Weiss, Esq.

Stacy H. Winick, Esq.

K&L Gates LLP

70 West Madison Street

Chicago, Illinois 60602

(312) 372-1121

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer	☐

Non-accelerated filer (Do not check if a smaller reporting company) ☒	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Common Units of Beneficial Interest (“Shares”) of Nuveen Diversified Commodity Fund	1,000,000 Shares	$25.00	$25,000,000	$2,675.00

(1)	Estimated solely for the purpose of calculating the registration fee.

(2)	All of which has previously been paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus and disclosure document is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. The prospectus and disclosure document is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED                     , 2010

P R E L I M I N A R Y   P R O S P E C T U S

[                    ] Shares

Nuveen Diversified Commodity Fund

The Nuveen Diversified Commodity Fund (the “Fund”) is a commodity pool. The Fund issues shares, which represent units of fractional undivided beneficial interest in and ownership of the Fund. The Fund’s investment objective is to generate attractive risk-adjusted total return compared to certain leading commodity market benchmarks and passively managed commodity funds. In pursuing its investment objective, the Fund will invest directly in a diversified portfolio of commodity futures and forward contracts to obtain broad exposure to all principal groups in the global commodity markets. The Fund is unleveraged, and the Fund’s commodity contract positions will be fully collateralized with cash equivalents and short-term high grade debt securities. The Fund will also write commodity call options seeking to enhance the Fund’s risk-adjusted total return. The investment strategy the Fund intends to employ is discussed further starting on page 3. Nuveen Commodities Asset Management, LLC will be the manager of the Fund. Gresham Investment Management LLC will be responsible for investing the Fund’s assets in commodity futures and forward contracts and implementing the options strategy. Nuveen Asset Management, an affiliate of the manager, will be responsible for the Fund’s investments in debt securities used as collateral. The Fund is organized as a Delaware statutory trust.

Investing in the Fund involves significant risks. See “Risk Factors” starting on page 17.

•	Because the Fund has not commenced business, its shares have no history of public trading and the Fund does not have any performance history.

•	Fund shares are subject to investment risk, including the possible loss of the entire amount of your investment.

•	Investments in commodities have a high degree of price variability, and are subject to rapid and substantial price changes.

•	The Fund may not be able to achieve its investment objective.

It is anticipated that the Fund’s shares will be approved for listing on the NYSE Amex, subject to notice of issuance, under the trading or “ticker” symbol “CFD.” Investors must purchase at least 100 shares in this offering.

THE FUND IS NOT A MUTUAL FUND, A CLOSED-END FUND, OR ANY OTHER TYPE OF “INVESTMENT COMPANY” WITHIN THE MEANING OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED, AND IS NOT SUBJECT TO REGULATION THEREUNDER. THE COMMODITY FUTURES TRADING COMMISSION (“COMMISSION”) HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT. This prospectus is in two parts: a disclosure document and a statement of additional information. These parts are bound together and both contain important information.

	Per Share	Total(3)
Public Offering Price	$25.00	$
Underwriting Discounts and Commissions(1)
Proceeds to the Fund(2)

(1)	Nuveen Commodities Asset Management, LLC (“NCAM”) (and not the Fund) has agreed to pay from its own assets additional compensation to [ ], and may also pay certain qualifying underwriters a structuring fee, a sales incentive fee or additional compensation in connection with the offering. See “Underwriting.”
(2)	Total expenses of issuance and distribution (other than underwriting discounts and commissions) are estimated to be $[ ]. Nuveen Investments, LLC has agreed to pay the amount by which the Fund’s offering expenses exceed $.05 per share.
(3)	The Fund has granted the underwriters an option to purchase up to [ ] additional shares at the public offering price less the Underwriting Discounts and Commissions within 30 days from the date of this prospectus, solely to cover over-allotments, if any. If such option is exercised in full, the total Public Offering Price, Underwriting Discounts and Commissions, Estimated Offering Expenses and Proceeds to the Fund will be $[ , $ , $ and $ ], respectively. See “Underwriting.”

The underwriters expect to deliver the shares to purchasers on or about [            ], 2010.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of the securities offered in this prospectus, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Nuveen Investments, LLC

The date of this prospectus is [            ], 2010.

COMMODITY FUTURES TRADING COMMISSION

RISK DISCLOSURE STATEMENT

YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT FUTURES AND OPTIONS TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THIS POOL ON PAGE 15 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGES 13-14.

THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGES 17-26.

YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

OTHER REGULATORY NOTICES

THE BOOKS AND RECORDS OF THE FUND WILL BE MAINTAINED AT THE OFFICES OF NUVEEN COMMODITIES ASSET MANAGEMENT, LLC, OR ITS ADMINISTRATIVE AGENT AND WILL OTHERWISE BE MAINTAINED IN ACCORDANCE WITH THE RULES OF THE COMMODITY FUTURES TRADING COMMISSION.

THIS POOL HAS NOT COMMENCED TRADING AND DOES NOT HAVE ANY PERFORMANCE HISTORY.

NEITHER THIS POOL OPERATOR NOR ANY OF ITS TRADING PRINCIPALS HAS PREVIOUSLY OPERATED ANY OTHER POOLS OR TRADED ANY OTHER ACCOUNTS.

THE COMMODITY SUBADVISOR HAS PREVIOUSLY OPERATED A POOL AND TRADED OTHER ACCOUNTS.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS. THE FUND HAS NOT, AND THE UNDERWRITERS HAVE NOT, AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. IF ANYONE PROVIDES YOU WITH DIFFERENT OR INCONSISTENT INFORMATION, YOU SHOULD NOT RELY UPON IT. THE FUND IS NOT, AND THE UNDERWRITERS ARE NOT, MAKING AN OFFER OF THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THIS PROSPECTUS.

i

This prospectus contains information you should consider when making an investment decision about the shares. You should rely only on the information contained in this prospectus. None of the Fund, the manager nor the underwriters have authorized any person to provide you with different information and, if anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell the shares in any jurisdiction where the offer or sale of the shares is not permitted. You should not assume that the information in this prospectus is current as of any date other than the date on the front page of this prospectus.

The current prospectus for the Fund, which may be updated from time to time pursuant to Securities and Exchange Commission and Commodity Futures Trading Commission requirements, is available at the Fund’s website (http://www.nuveen.com) as well as at the Securities and Exchange Commission’s website (http://www.sec.gov).

NUVEEN DIVERSIFIED COMMODITY FUND

Principal Participants

(1)	Nuveen Commodities Asset Management, LLC and Nuveen Asset Management are wholly owned subsidiaries of Nuveen Investments, Inc. Nuveen Commodities Asset Management, LLC also owns shares of the Fund.
(2)	Nuveen Investments, LLC, a wholly owned subsidiary of Nuveen Investments, Inc., and [ ] will act as Managing Underwriters and may engage dealers who are members of the Financial Industry Regulatory Authority to participate in the selling group.

PART ONE: DISCLOSURE DOCUMENT

PROSPECTUS SUMMARY

This is only a summary. You should review the more detailed information contained elsewhere in this prospectus, including the Glossary appearing at the end of “Part Two: Statement of Additional Information,” which contains explanations of capitalized or other frequently used terms, to understand the offering fully.

The Fund	Nuveen Diversified Commodity Fund (the “Fund”) is a commodity pool. The Fund was organized as a statutory trust under Delaware law on December 7, 2005. The Fund will be operated pursuant to an Amended and Restated Declaration of Trust Agreement (“Trust Agreement”), which is described under “Trust Agreement.” The Fund will be managed by Nuveen Commodities Asset Management, LLC (“NCAM” or the “manager”), a limited liability company which is registered as a commodity pool operator and commodity trading advisor with the Commodity Futures Trading Commission (the “CFTC”). The Fund issues shares, which represent units of fractional undivided beneficial interest in, and ownership of, the Fund. After the initial offering, the shares may be purchased and sold on the NYSE Amex. The principal offices of the Fund and the manager are each located at 333 West Wacker Drive, Chicago, Illinois 60606. The main telephone number of the Fund and the manager is (800) 257-8787.

Listing	It is anticipated that the Fund’s shares will be approved for listing on the NYSE Amex, subject to notice of issuance, under the trading or “ticker” symbol “CFD.” Secondary market purchases and sales of shares will be subject to ordinary brokerage commissions and charges.

The Offering	The Fund is offering [ ] shares at $25.00 per share through a group of underwriters led by [ ] and Nuveen Investments, LLC (“Nuveen”). Certain underwriters participating in this offering or their affiliates, including [ ] (which is a remote affiliate of NCAM, NAM (as defined below) and the Fund), have an ownership interest in Nuveen Investments, Inc. (“Nuveen Investments”), the parent company of Nuveen, NCAM and Nuveen Asset Management (“NAM” or the “collateral subadvisor”). See “Management of the Fund.” Until the completion of this offering, no Fund shares will be outstanding (other than 840 shares owned by the manager). The offering price of $25.00 per share was determined on an arbitrary basis by the manager. You must purchase at least 100 shares in this offering. The Fund has given the underwriters an option to purchase up to [ ] additional shares to cover orders in excess of [ ] shares. See “Underwriting.”

Who May Want to Invest

You should consider your investment goals, time horizons and risk tolerance before investing in the Fund. An investment in the Fund is not appropriate for all investors and is not intended to be a complete investment program. The Fund is designed as a long-term investment and not as a trading vehicle. This is the first actively managed Fund to be listed on any NYSE Euronext group exchange that invests primarily in a diversified portfolio of commodity futures and options contracts. The Fund may be an appropriate investment for you if you are seeking:

•	Direct exposure to commodity futures and forward contracts with an actively managed, diversified portfolio strategy;

•	The potential for regular monthly distributions;

•	The potential for attractive risk-adjusted returns as compared with passively managed commodity funds;

•	A fully collateralized and unleveraged commodity investment strategy;

•	A tax-advantaged fund structure relative to commodity based mutual funds;

•	A potentially more consistent hedge against inflation than U.S. equities or U.S. bonds;

•	Investment in an asset class with historically low correlations to equities and bonds;

•	Access to the commodity subadvisor’s commodity expertise and TAP® strategy (as described and defined below); and

•	The potential for daily liquidity afforded by listing on the NYSE Amex.

However, keep in mind that you will need to assume the risks associated with an investment in the Fund. See “Risk Factors.”

Investment Objective	The Fund’s investment objective is to generate attractive risk-adjusted total return compared to certain leading commodity market benchmarks and passively managed commodity funds. In pursuing its investment objective, the Fund will invest directly in a diversified portfolio of commodity futures and forward contracts to obtain broad exposure to all principal groups in the global commodity markets. The Fund’s investment strategy has three elements:

•	An actively managed portfolio of commodity futures and forward contracts utilizing the commodity subadvisor’s proprietary Tangible Asset Program®, referred to herein as “TAP ® ”;

•	An integrated program of writing commodity call options (the “options strategy”) designed to enhance risk-adjusted total return characteristics of the Fund’s commodity investments; and

•	A collateral portfolio of cash equivalents and short-term, high grade debt securities.

The Fund’s strategy, which integrates TAP® and writing commodity call options, is referred to as TAP PLUSSM. The Fund cannot assure you that it will achieve its investment objective. The Fund’s risk-adjusted returns over any particular period may be positive or negative. See “Risk Factors” and “The Fund’s Investments.”

Investment Strategy	Commodity Investments. The manager has selected Gresham Investment Management LLC (“Gresham” or the “commodity subadvisor”) to manage the Fund’s commodities investment strategy and its options strategy.

The commodity subadvisor will actively manage the Fund’s portfolio of commodity futures and forward contracts pursuant to TAP® , a fully collateralized, long-only rules-based commodity investment strategy. The Fund will invest in a diversified portfolio of commodity contracts with an aggregate notional value substantially equal to the net assets of the Fund. TAP® is designed to maintain consistent, fully collateralized exposure to commodities as an asset class. Gresham bases its investment decisions on three inputs: (i) systematic calculations of the values of global commodity production; (ii) total U.S. dollar trading volume on commodity futures and forwards exchanges; and (iii) global import/export trade values. The specific commodities in which the Fund will invest, and the relative target weighting of those commodities, will be determined annually by the commodity subadvisor. The target weights are expected to remain unchanged until the next annual determination. The Fund’s portfolio concentration in any size commodity or commodity group will be limited in an attempt to moderate volatility. Under normal market circumstances, the commodity subadvisor avoids exercising discretion between such annual determinations. However, the actual portfolio weights may vary during the year and may in certain circumstances be rebalanced subject to TAP®’s rule-based procedures. See “Management of the Fund—Commodity Subadvisor.”

The Fund expects to make commodity investments in the six principal commodity groups in the global commodities markets:

•	energy;

•	industrial metals;

•	agriculturals;

•	precious metals;

•	foods and fibers; and

•	livestock.

See “The Fund’s Investments” on pages 26-30 for a list of commodity futures and forward contracts that the Fund may invest in and the exchanges on which they currently trade with the greatest dollar volume.

The Fund also may invest in other commodity contracts that are presently, or may hereafter become, the subject of commodity futures investing. Except for certain limitations described herein, there are no restrictions or limitations on the specific commodity investments in which the Fund may invest. See also pages 29 and 99 for actual weightings of the TAP® portfolio as of June 30, 2010.

The Fund’s investments in commodity futures and forward contracts and options on commodity futures and forward contracts generally will not require significant outlays of principal. Approximately 25% of the Fund’s assets will be initially committed as “initial” and “variation” margin to secure the long futures and forward contract positions. These assets will be placed in one or more commodity futures accounts maintained by the Fund at Barclays Capital Inc. (“BCI”), the Fund’s clearing broker, and will be invested in interest bearing cash, U.S. Treasury bills and other U.S. government instruments. The remaining assets of the Fund that are used to support the Fund’s commodity investments will be invested in short-term, high grade debt securities. See “Collateral Investments” on page 5.

The Fund expects that most of the commodity futures and options contracts acquired to facilitate implementing the investment strategy will be exchange listed and that generally they will qualify as “Section 1256 Contracts” for tax purposes. See “Federal Income Tax Considerations.”

Options Strategy.    Pursuant to the options strategy, the Fund, at Gresham’s discretion, will write (sell) exchange-traded commodity call options that may be up to 20% “out-of-the-money” on a continual basis on up to approximately 50% of the notional value of each of its commodity futures and forward contract positions that, in Gresham’s determination, have sufficient option trading volume and liquidity. Initially, the Fund expects to sell commodity call options on approximately 50% of the notional value of its commodity futures and forward contract positions. Generally, the Fund expects to write short-term commodity call options with terms of one to three months but may write commodity call options with terms up to one year. Subject to the foregoing limitations, the implementation of the options strategy will be within Gresham’s discretion. Over extended periods of time, the term and “out-of-the-moneyness” of the commodity options may vary significantly.

The Fund also may write call options on baskets of commodities or on broad-based commodity indices, such as the Dow Jones-UBS Commodity Index® (“DJ-UBSCI”) or the S&P GSCI Commodity Index (“GSCI”), whose prices are expected to closely correspond to at least a substantial portion of the commodity futures and forward contracts held by the Fund. Initially, the Fund does not intend to purchase commodity put options, but may do so in the future.

NCAM and the commodity subadvisor believe that the Fund’s options strategy can provide the potential for current gains from option premiums, which may meaningfully reduce return volatility. The goal is to enhance the Fund’s risk-adjusted returns relative to the returns of certain lending commodity market benchmarks over extended periods of time. In up markets, the Fund will forego potential appreciation in the value of the underlying contracts to the extent the price of those contracts exceeds the exercise price of options written by the Fund plus the premium collected by writing the call options. There can be no assurance that the Fund’s options strategy will be successful. The Fund’s risk-adjusted returns over any particular period may be positive or negative. See “The Fund’s Investments—Overview of Investment Strategy.”

Collateral Investments. The manager has selected NAM to invest the Fund’s assets it maintains as collateral in short-term, high grade debt securities. As discussed below, approximately 25% of the Fund’s net assets will be initially committed as “initial” and “variation” margin and the remainder of approximately 75% will be invested in high grade debt securities. The Fund’s investments in commodity futures and forward contracts and options on commodity futures and forward contracts generally will not require significant outlays of principal. To support its commodity investments, the Fund anticipates that it will maintain significant collateral (approximately 75% of the Fund’s assets) that will be invested in short-term debt securities with maturities of up to two years that, at the time of investment, are of high grade quality, including obligations issued or guaranteed by the U.S. government, its agencies and instrumentalities and corporate obligations. A debt security is considered of high grade quality if it is rated AA or better by at least one of the nationally recognized statistical rating organizations (“NRSROs”) that rate such instrument (even if rated lower by another), or it is unrated by any NRSRO but judged to be of comparable quality by NAM.

Leverage.    The Fund has no current intention to utilize leverage (except for borrowings for temporary or emergency purposes). The Fund may not borrow in excess of 5% of its net assets. Borrowings by the Fund could cause tax-exempt investors to recognize unrelated business taxable income with respect to a portion of their income from the Fund. See “Federal Income Tax Considerations—Tax-Exempt Organizations.”

Special Risk Considerations	An investment in the Fund involves special risk considerations, which are summarized below. The Fund may not be able to achieve its investment objective. A more extensive discussion of these risks appears beginning on page 17.

•

The Fund has no history of operations. Therefore, there is no performance history for the Fund to serve as a basis for you to evaluate an investment in the Fund. The manager has not previously operated a commodity pool. While the commodity subadvisor has previously managed assets pursuant to TAP®, it has never employed TAP PLUSSM when managing assets for outside clients.

•	An investment in the Fund’s shares is subject to investment risk, including the possible loss of the entire amount that you invest.

•

Investments in commodity futures and forward contracts and options on commodity futures and forward contracts have a high degree of price variability and are subject to rapid and substantial price changes. The Fund could incur significant losses on its commodity investments.

•

The net asset value of each share will change as fluctuations occur in the market value of the Fund’s portfolio. Investors should be aware that the public trading price of a share may be different from the net asset value of a share. The price difference may be due, in large part, to the fact that supply and demand forces at work in the secondary trading market for shares may be related to, but are not identical to, the forces influencing the prices of the commodity contracts and other instruments held by the Fund at any point in time.

•	If the Fund experiences more losses than gains during the period you hold shares, you will experience a loss for the period even if the Fund’s historical performance is positive.

•

As the writer of call options for which a premium is received, the Fund will forego the right to any appreciation in the value of each commodity futures or forward contract in its portfolio that effectively underlies a call option to the extent the value of the commodity futures or forward contract exceeds the exercise price of such option on or before the expiration date.

•

The return performance of the Fund’s commodity futures and forward contracts may not parallel the performance of the commodities or indices that serve as the basis for the options bought or sold by the Fund; this basis risk may reduce the Fund’s overall returns.

•

The investment decisions of the commodity subadvisor may be modified, and commodity contract positions held by the Fund may have to be liquidated at disadvantageous times or prices, to avoid exceeding regulatory “position limits”, potentially subjecting the Fund to substantial losses.

•

The CFTC has recently withdrawn relief previously granted to Gresham from position limits with respect to certain agricultural commodities (soybeans, corn and wheat) in which Gresham invests under TAP®. The CFTC is evaluating further changes to position limits for other commodities. Any such future changes could limit the Fund’s ability to implement its investment strategy.

•	The Fund is subject to numerous conflicts of interest, including those that arise because:

—	the Fund’s commodity subadvisor, commodity brokers and their principals and affiliates may execute trades in commodity futures and forward contracts and options on commodity futures and forward contracts for their own account and accounts of other customers that may compete with orders placed for the Fund; commodity contract positions established for the benefit of the Fund may be aggregated with the positions held by the commodity subadvisor, its principals or affiliates for their own account and the accounts of other customers for the purposes of determining “position limits”, and there can be no assurance that the commodity subadvisor will choose to liquidate the Fund’s positions in a proportionate manner in the event of mandatory liquidation of positions held by the commodity subadvisor (or its principals or affiliates) to comply with position limits or for other reasons;

—	the manager has less of an incentive to replace the collateral subadvisor because it is an affiliate of the manager; and

—	neither the Fund nor the manager has established formal procedures to resolve potential conflicts of interest related to managing the investments and operations of the Fund.

•

The Fund currently expects that up to 30% of its net assets invested in commodity futures and forward contracts and options on commodity futures and forward contracts may be in non-U.S. markets. Some non-U.S. markets present risks because they are not subject to the same degree of regulation as their U.S. counterparts.

•

Regardless of its investment performance, the Fund will incur fees and expenses, including brokerage and management fees. A management fee will be paid by the Fund even if the Fund experiences a net loss for the full year. To break even in one year on shares purchased in the offering, and assuming the Fund’s portfolio generates annual interest income of 0.14%, the Fund must earn profits other than from interest income of 6.31%.

•

The Fund may need to liquidate some of its investments in order to make distributions, and such liquidation could be at times or on terms different than those the Fund would otherwise select, which could have an adverse effect on the Fund’s results.

•

Unlike other Nuveen-sponsored funds, the Fund is not a mutual fund, a closed-end fund, or any other type of “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “1940 Act”), and is not subject to regulation thereunder nor afforded the protections of the 1940 Act. As such, the Fund’s board does not have the scope of authority mandated to a board under the 1940 Act.

•

Shareholders will have no rights to participate in the Fund’s management other than the right to elect the individual Trustees of the Fund (and in certain circumstances to remove or replace the manager). The individual Trustees will have less control of the management and operation of the Fund then would be typical of the board of directors of a corporation. Therefore, Fund shareholders will have to rely on the judgment of the manager and the subadvisors to manage the Fund.

•

The Fund’s shares do not represent a deposit or obligation of, and are not guaranteed or endorsed by, any bank or other insured depository institution, and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other governmental agency.

•

In the event of deteriorating market conditions or other reasons, Nuveen Investments, NCAM, NAM and Gresham may need to implement cost reductions in the future which could make the retention of qualified and experienced personnel more difficult and could lead to personnel turnover.

•

The Fund is dependent upon services and resources provided by its manager and collateral subadvisor (NCAM and NAM, respectively) and their parent, Nuveen Investments. Nuveen Investments has a substantial amount of indebtedness. Nuveen Investments, through its own business or the financial support of its affiliates, may not be able to generate sufficient cash flow from operations or ensure that future borrowings will be available in an amount sufficient to enable it to pay its indebtedness, with scheduled maturities beginning in 2013, or to fund its other liquidity needs. For additional information on NCAM, NAM and Nuveen Investments, see “Management of the Fund—Manager and Subadvisors—Collateral Subadvisor—Nuveen Investments—Additional Information Related to NCAM, NAM and Nuveen Investments.”

For additional risks, see “Risk Factors.”

Trustees	Wilmington Trust Company, a Delaware trust company, is the Delaware Trustee of the Fund, and as such will have very limited duties and liabilities to the Fund. The individual Trustees, all of whom will be unaffiliated with the manager, will fulfill those functions required under the NYSE Amex listing standards and certain other functions as set forth in the Trust Agreement. The Trust Agreement vests in the manager all authority (other than the limited requirements of the individual Trustees to serve on Fund board committees) to operate the business of the Fund and to be responsible for the conduct of the Fund’s commodity affairs.

Manager and Subadvisors	Nuveen Commodities Asset Management, LLC, a Delaware limited liability company and wholly-owned subsidiary of Nuveen Investments organized on October 31, 2005, is the manager of the

Fund and will be responsible for determining the Fund’s overall investment strategy and its implementation, including:

•	The selection and ongoing monitoring of the subadvisors;

•	Assessment of performance and potential needs to modify strategy or change subadvisors;

•	The determination of the Funds’ administrative policies;

•	The management of the Fund’s business affairs; and

•	The provision of certain clerical, bookkeeping and other administrative services.

The manager is registered with the CFTC as a commodity trading advisor (“CTA”) and a commodity pool operator (“CPO”) and is a member of the National Futures Association (“NFA”). The manager has no previous operating history or experience in operating a commodity pool. Neither the Fund nor the manager has established formal procedures to resolve potential conflicts of interest related to managing the investments and operations of the Fund.

The commodity subadvisor and the collateral subadvisor are sometimes together referred to herein as the “subadvisors.”

Commodity Subadvisor. Gresham Investment Management LLC, the commodity subadvisor, will manage the Fund’s commodity investment strategy and the options strategy. Gresham is a Delaware limited liability company, the successor to Gresham Investment Management, Inc., formed in July 1992. Gresham is registered with the CFTC as a CTA and a CPO and is a member of the NFA. Gresham also is registered with the SEC as an investment adviser. As of June 30, 2010, Gresham had over $7.9 billion of client assets under management. Gresham’s senior portfolio management team has extensive investment experience trading commodities and have each been with Gresham and its predecessors for over 12 years.

Beginning in 1987, Dr. Henry Jarecki, the founder of Gresham, and Mr. Jonathan Spencer first managed the TAP® strategy in a proprietary family account. TAP® was first offered to outside clients beginning in September 2004, and Gresham continues to offer this investment strategy, among others, to outside clients. According to the performance capsule on page 42, which provides TAP®’s performance history from January 2005 through June 2010, TAP® outperformed the DJ-UBSCI and the GSCI, two leading commodity market benchmarks. See “Exhibit 6—TAP® has Outperformed Certain Leading Commodity Benchmarks Since 2005” in Part II of this prospectus.

Collateral Subadvisor. Nuveen Asset Management, the collateral subadvisor, an affiliate of the manager and a wholly-owned subsidiary of Nuveen Investments, will invest the Fund’s collateral in short-term, high grade debt securities. The collateral subadvisor is registered with the SEC as an investment adviser. As of March 31, 2010, NAM had approximately $70 billion of assets under management. Founded in 1898, Nuveen Investments and its affiliates had approximately $150 billion of assets under management as of March 31, 2010.

On November 13, 2007, Nuveen Investments was acquired by an investor group led by Madison Dearborn Partners, LLC, a private equity firm based in Chicago, Illinois (the “MDP Acquisition”). The investor group led by Madison Dearborn Partners, LLC includes affiliates of [ ], which has since been acquired by [ ]. As a result of the MDP Acquisition, [ ] currently owns a 32% non-voting equity stake in Nuveen Investments, owns a $30 million position in the $250 million revolving loan facility of Nuveen Investments and holds two of ten seats on the board of directors of Nuveen Investments. See “Management of the Fund—Manager and Subadvisors—Collateral Subadvisor—Nuveen Investments—MDP Acquisition.”

The Fund is dependent upon services and resources provided by its manager and collateral subadvisor (NCAM and NAM, respectively) and their parent Nuveen Investments. Nuveen Investments significantly increased its level of debt in connection with the MDP Acquisition. As of March 31, 2010, Nuveen Investments had outstanding approximately $3.9 billion in aggregate principal amount of indebtedness, with approximately $403.1 million of available cash on hand. Nuveen Investments believes that monies generated from operations and cash on hand will be adequate to fund debt service requirements, capital expenditures and working capital requirements for the foreseeable future; however, Nuveen Investments’ ability to continue to fund these items may be affected by general economic, financial, competitive, legislative, legal and regulatory factors and by its ability to refinance outstanding indebtedness with scheduled maturities beginning in 2013. The risks, uncertainties and other factors related to Nuveen Investments’ business, the effects of which may cause its assets under management, earnings, revenues, and/or profit margins to decline, are described in its filings with the SEC which are publicly available.

Nuveen, a registered broker-dealer affiliate of NAM that is involved in the offering of the Fund’s Shares, has received notice of certain charges that may be brought against it by the Financial Industry Regulatory Authority (“FINRA”) in connection with the marketing of preferred shares of certain closed-end funds managed by NAM. See “Management of the Fund—Regulatory and Litigation.”

Fees. The Fund has agreed to pay the manager an annual fee, payable monthly, in a maximum amount equal to 1.25% of the Fund’s average daily net assets, with lower fee levels for assets that exceed $500 million. The manager has agreed to pay, out of the fee it receives from the Fund, a fee to each of the commodity subadvisor and the collateral subadvisor for subadvisory services at the rates listed on page 39 of this prospectus. For more information on fees and expenses, see “Management of the Fund—Management Fees.”

The address of Nuveen Commodities Asset Management, LLC is 333 West Wacker Drive, Chicago, Illinois 60606. Its telephone number is (800) 257-8787.

Distributions	Commencing with the Fund’s first distribution, the Fund intends to make regular monthly distributions to its shareholders (stated in terms of a fixed cents per share distribution rate) based on the past and projected performance of the Fund. However, the Fund has the discretion to withhold distributions, which could have the effect of increasing its management fees. Among other factors, the Fund will seek to establish a distribution rate that roughly corresponds to NCAM’s projections of the total return that could reasonably be expected to be generated by the Fund over an extended period of time. Each monthly distribution will not be solely dependent on the amount of income earned or capital gains realized by the Fund, and such distributions may from time to time represent a return of capital and may require that the Fund liquidate investments. As market conditions and portfolio performance may change, the rate of distributions on the shares and the Fund’s distribution policy could change. The Fund reserves the right to change its distribution policy and the basis for establishing the rate of its monthly distributions, or may temporarily suspend or reduce distributions without a change in policy, at any time and may do so without prior notice to shareholders.

Since the Fund expects to be classified as a partnership for tax purposes, shareholders will be allocated their pro-rata share of the Fund’s income, gains, losses, deductions and credits for purposes of computing their tax liability. The Fund anticipates it will make regular monthly distributions intended in part to provide shareholders with cash with which to fund potential tax liabilities on their proportionate share of income and gains earned by the Fund, although there can be no assurance that distributions for any period will correspond to such potential tax liabilities or share of income and gains for such period.

The Fund expects to receive substantially all of its current income and gains from the following sources:

•	Realized and unrealized net capital gains (both short-term and long-term) from commodity futures and forward contracts;

•	Realized and unrealized net capital gains (both short-term and long-term) from the options strategy; and

•	Interest income and/or capital gains received on collateral invested in high quality short-term debt securities, government securities and cash equivalents.

The Fund expects to declare the initial distribution approximately 45 days, and to pay that distribution approximately 60 days, after the completion of this offering, depending on market conditions. For more information, see “Distributions.”

Transfer Agent, Registrar and Custodian	State Street Bank and Trust Company (“State Street”) will serve as transfer agent and registrar for the Fund’s shares and custodian for the assets of the Fund. BCI, the Fund’s clearing broker, also may serve as custodian for all or a portion of the Fund’s assets.

Break-Even Threshold	Assuming an initial offering of $250 million, and assuming the Fund’s portfolio generates annual interest income of 0.14%, an investment of $2,500 must earn profits other than from interest income of $157.70 or 6.31% in order to “break-even” at the end of one year of the Fund’s operations. In subsequent years, assuming that the Fund has a constant month-end net asset value of $25 per share, and assuming the Fund’s portfolio generates annual interest income of 0.15%, an investment of $2,500 through share purchases in the secondary market, after giving effect to interest income, must earn $41.75 or 1.67% in order to “break-even” at the end of such year period since no underwriting discounts and commissions are paid in connection with such an investment. However, investors may be required to pay their own brokerage commissions in connection with the purchase of Fund shares in the secondary market. See “Break-Even Analysis.”

U.S. Federal Income Tax Aspects	Subject to the discussion below in “Federal Income Tax Considerations,” the Fund will be classified as a partnership for U.S. federal income tax purposes. Accordingly, the Fund will not incur U.S. federal income tax liability; rather, each owner of the Fund’s shares will be required to take into account his or her allocable share of the Fund’s income, gain, loss, deduction and other items for the Fund’s taxable year ending with or within its taxable year. Fund shareholders will receive an Internal Revenue Service (“IRS”) Form 1065, Schedule K-1, which reports their allocable portion of such tax items. The Fund anticipates that shareholders will have access to their Schedule K-1 by the end of the first week of March in the following year.

The Fund will invest primarily in exchange listed futures and options that generally qualify as Section 1256 Contracts which generate gains (losses) that are characterized as 60% long-term capital gains (losses) and 40% short-term capital gains (losses).

Please refer to the “Federal Income Tax Considerations” section below for information on the potential U.S. federal income tax consequences of the purchase, ownership and disposition of shares.

BREAK-EVEN ANALYSIS

The following “break-even” table indicates the approximate dollar amount and percentage the Fund must earn after one year for investors who purchase shares (i) in the initial offering and (ii) subsequently in the secondary market to offset the costs applicable to an investment of $2,500 (the minimum investment on purchases in the initial offering). In the table below, expenses are based on estimated amounts for the Fund’s first year of operations, and assume the Fund’s estimated gross offering size is $250,000,000 with net proceeds of the offering (after Underwriting Discounts and Commissions and Offering Expenses borne by the Fund) totaling $238,250,000. Expenses also assume the Fund’s leverage is equal to 0% of net assets. To break even from a purchase made in the initial offering, and assuming the Fund’s portfolio generates annual interest income of 0.14%, the Fund must earn profits other than from interest of 6.31% at the end of one year. To break even from a purchase in the secondary market, and assuming the Fund’s portfolio generates annual interest income of 0.15% and the market price of the Fund’s shares closely resembles the Fund’s net asset value, the Fund must earn profits other than from interest income of 1.67% at the end of one year. For purchases in the secondary market, no Underwriting Discounts and Commissions or Offering Expenses (as shown below) are paid in connection with such an investment. However, investors may be required to pay their own brokerage commissions in connection with the purchase of Fund shares in the secondary market.

	Initial Offering Purchases(1)		Secondary Market Purchases(2)
	Dollar Amount	Percentage	Dollar Amount	Percentage
Underwriting Discount and Commissions(3)	$11,250,000	4.50%	$—	.00%
Manager’s Management Fee(4)	$2,978,125	1.19%	$3,125,000	1.25%
Brokerage Commissions and Fees(5)	$428,850.17%		$450,000.18%
Transaction Fees(6)	$119,125.05%		$125,000.05%
Offering Expenses(7)	$500,000.20%		$—	—
Operating Expenses(8)	$851,605.34%		$853,719.34%

Total Fees	$16,127,705	6.45%	$4,553,719	1.82%
Interest Income(9)	$(357,375)	(.14)%	$(375,000)	(.15%)

12 Month Break-Even Value on estimated Fund assets of $250 million (initial offering purchases)	$15,770,330	6.31%

12 Month Break-Even Value on a $2,500 Investment (initial offering purchases)	$157.70

12 Month Break-Even Value on estimated Fund assets of $250 million (secondary market purchases)(10)			$4,178,719	1.67%

12 Month Break-Even Value on a $2,500 Investment (secondary market purchases)			$41.79

1)	The expenses in connection with a minimum purchase of the Fund in the initial offering are calculated based on the net proceeds of the Fund ($238,250,000), with the exception of Underwriting Discounts and Commissions and Offering Expenses, which are calculated based on the estimated gross offering size of $250,000,000. If the Fund’s estimated gross offering size was $100 million or $500 million, the 12 Month Break-Even Value on a $2,500 purchase made in the initial offering would be, respectively, 6.77% and 6.15%. Thus, the amount of profits the Fund must earn in order for investors to break even in the first year of operations is reduced as the assets of the Fund increase.
2)	The expenses in connection with a minimum purchase of the Fund in the secondary market are calculated based on the estimated gross offering size of $250,000,000. If the Fund’s estimated gross offering size was $100 million or $500 million, the 12 Month Break-Even Value on a $2,500 purchase made in the secondary market would be respectively, 2.13% and 1.52%.
3)	The Underwriting Discounts and Commissions will be charged only on shares sold in the initial offering. There are no underwriting discounts or sales commissions on shares purchased in the secondary market, except for any commissions charged by the investor’s broker, which are not reflected in the table above.

4)	The Fund will pay the manager an annual fee, payable monthly, in a maximum amount equal to 1.25% of the Fund’s net assets, from which the manager will pay maximum advisory fees to the commodity subadvisor and the collateral subadvisor of 0.35% and 0.30%, respectively. “Average daily net assets” means the total assets of the Fund, minus the sum of its accrued liabilities.
5)

The dollar amounts shown are based on approximately 7,400 annual futures, forward and option contract transactions and an annual turnover rate of 725% (which is based on TAP® historical trading). Additionally, brokerage commissions for the Fund’s investments in both commodity futures and options contracts are approximately $5 per round turn. The total amount will vary based upon the frequency of the Fund’s commodity investments, the specific commodity futures, forward and option contracts purchased (or sold), and the volatility of the commodity futures, forward and options markets.

6)	Transaction fees on the Fund’s collateral investments will vary based upon the frequency of the Fund’s investments in short-term, high-grade securities, the specific investments made, and the volatility of the fixed income markets.
7)	Nuveen has agreed to pay Offering Expenses of the Fund (other than Underwriting Discounts and Commissions) that exceed $.05 per share and to pay all organizational expenses of the Fund. Based on an estimated gross offering size of $250,000,000 (10,000,000 shares at a $25 share price), the Fund would pay a maximum of $500,000 of offering expenses and Nuveen would pay all offering expenses in excess of $500,000, which are currently estimated to be $1,860,000.
8)	The Fund will pay all of its Operating Expenses, including, but not limited to, transfer agent fees, custodial fees, fees and expenses of the individual trustees, resident Delaware trustee fees, legal and accounting fees and expenses, tax preparation expenses, filing fees, printing, mailing and duplication costs, and a Fund administration fee.
9)	Interest income for purposes of the break-even analysis currently is estimated to be earned at a rate of 0.15% based on the current yield on 3 month U.S. Treasury bills as of June 30, 2010. The interest earned on the Fund’s collateral investments in short-term, high grade debt securities may differ from the quoted Treasury bill rate.
10)	Investors who purchase shares after the initial offering may pay customary brokerage commissions charged by their brokers when purchasing shares on the exchange. Because such brokerage commission rates will vary and are not established by the Fund, such commissions have not been included in the break-even table. Investors are encouraged to review the terms of their brokerage accounts for details on applicable charges.

See “Fees and Expenses” at page 15.

FEES AND EXPENSES

The Fund will pay fees and expenses that must be offset by investment gains and interest income in order to avoid depletion of the Fund’s net assets. See “Management of the Fund—Management Fees.”

Type of Fee or Expense	Amount
Manager’s Management Fees	The Fund will pay the manager a maximum amount equal to 1.25% of average daily net assets, payable on a monthly basis. The manager will in turn pay Gresham, the commodity subadvisor, and NAM, the collateral subadvisor, maximum fees of .35% and .30%, respectively. There is no performance fee.

Brokerage Commissions and Fees	Brokerage commissions and transaction fees charged in connection with the Fund’s investment activity are estimated at .18% of net assets per year (includes markup and markdowns on fixed income trades, floor brokerage, NFA, exchange, clearing and give-up fees). On average, the total round-turn commission expected to be paid to the commodity broker is approximately $5.

Offering Expenses	The Fund will pay all of its offering expenses, including, but not limited to, legal and accounting fees and expenses, printing fees, fees and expenses of the Trustees, and various exchange and regulatory registration fees and expenses. Offering expenses will be capped at .20% of net assets based on the Fund’s estimated size of $250 million. The manager currently estimates that the aggregate amount of the offering expenses will be approximately $1.86 million. Nuveen has agreed to pay offering expenses of the Fund (other than underwriting discounts and commissions) that exceed $.05 per share and to pay all organizational expenses of the Fund.

Operating Expenses	The Fund will pay all of its routine operating, administrative and other ordinary expenses, including, but not limited to, transfer agent fees, fees and expenses of the Trustees, legal and accounting fees and expenses, tax preparation expenses, filing fees, printing, mailing and duplication costs, and a fund administration fee. The manager currently estimates that the Fund’s routine ongoing expenses will be approximately .34% of net assets per year based on the Fund’s estimated size of $250 million.

Extraordinary Fees and Expenses	The Fund will pay all of its extraordinary fees and expenses, if any. Such extraordinary fees and expenses, by their nature, are unpredictable in terms of timing and amount.

Reports to Shareholders

The manager will furnish you with annual reports as required by the rules and regulations of the SEC as well as with those reports required by the CFTC and the NFA, including, but not limited to, annual audited financial statements certified by an independent registered public accounting firm and any other reports required by any other governmental authority that has jurisdiction over the activities of the Fund. The Fund’s portfolio holdings will be disclosed on its website at http://www.nuveen.com on each business day that the NYSE Amex is open for trading. The Fund’s website is publicly available at no charge. This website disclosure of portfolio holdings and the Fund’s net asset value (as of the previous day’s close) will be made daily and will include, as applicable, the name and total value of each commodity investment and the total value of the collateral as represented by cash, cash equivalents and debt securities held in the Fund’s portfolio. The values of the Fund’s portfolio holdings will, in each case, be determined in accordance with the Fund’s valuation policies. Fund shareholders will be provided with appropriate information to permit them (on a timely basis) to file U.S. federal and state income tax returns with respect to their shares. The Fund will file a partnership return with the IRS and will transmit a Schedule K-1 to each shareholder reporting the shareholder’s allocable portion of relevant tax items of the Fund. The Fund anticipates that shareholders will have access to their Schedule K-1 by the end of the first week of March in the following year. See “Federal Income Tax Considerations—U.S. Shareholders—Tax Reporting by the Fund.”

Cautionary Note Regarding Forward-Looking Statements

This prospectus includes forward-looking statements that generally relate to future events or future performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or the negative of these terms or other comparable terminology. These forward-looking statements are based on information currently available to the manager and subadvisors and are subject to a number of risks, uncertainties and other factors, both known, such as those described in “Risk Factors” and elsewhere in this prospectus, and unknown, that could cause the actual results, performance, prospects or opportunities of the Fund to differ materially from those expressed in, or implied by, these forward-looking statements.

You should not place undue reliance on any forward-looking statements. Except as expressly required by the federal securities laws or otherwise, the manager and the subadvisors undertake no obligation to publicly update or revise any forward-looking statements or the risks, uncertainties or other factors described in this prospectus, as a result of new information, future events or changed circumstances or for any other reason after the date of this prospectus.

RISK FACTORS

Investing in the Fund’s shares involves a number of significant risks. Before you invest in the Fund’s shares, you should be aware of the various risks, including those described below. You should consider carefully the risks described below before making an investment decision. You should also refer to the other information included in this prospectus, including the Fund’s financial statements and the related notes. The risks set out below are not the only risks the Fund faces. Additional risks and uncertainties not presently known by the Fund or not presently deemed material by the Fund may also impair the Fund’s operations and performance. If any of the following events occur, the Fund’s performance could be materially and adversely affected. In such case, the Fund’s net asset value and the trading price of the Fund’s shares may decline and you may lose all or part of your investment.

An investment in the Fund involves a high degree of risk. You should not invest in shares unless you can afford to lose all of your investment.

Commodity Investment Strategy Risks

You may lose all of your investment.    An investment in the Fund’s shares is subject to investment risk, including the possible loss of the entire amount that you invest. Your investment in the Fund’s shares represents an indirect investment in the commodity futures and forward contracts owned by the Fund, the prices of which can be volatile, particularly over short time periods. Investments in individual commodity futures and forward contracts historically have had a high degree of price variability and may be subject to rapid and substantial changes. The Fund could incur significant losses on its investments in those commodity futures and forward contracts. If the Fund experiences in the aggregate more losses than gains during the period you hold shares, you will experience a loss for the period even if the Fund’s historical performance is positive. Movements in commodity investment prices are outside of the Fund’s control and may not be anticipated by the commodity subadvisor. Price movements may be influenced by, among other things:

•	governmental, agricultural, trade, fiscal, monetary and exchange control programs and policies;

•	weather and climate conditions;

•	changing supply and demand relationships;

•	changes in international balances of payments and trade;

•	U.S. and international rates of inflation;

•	currency devaluations and revaluations;

•	U.S. and international political and economic events;

•	changes in interest and foreign currency/exchange rates;

•	market liquidity; and

•	changes in philosophies and emotions of market participants.

The changing interests of investors, hedgers and speculators in the commodity markets may influence whether futures prices are above or below the expected future spot price.    In order to induce investors or speculators to take the corresponding long side of a futures contract, commodity producers must be willing to sell futures contracts at prices that are below the present value of expected future spot prices. Conversely, if the predominant participants in the futures market are the ultimate purchasers of the underlying commodity futures contracts in order to hedge against a rise in prices, then speculators should only take the short side of the futures contract if the futures price is greater than the present value of the expected future spot price of the commodity. This can have significant implications for the Fund when it is time to reinvest the proceeds from a maturing futures contract into a new futures contract. If the interests of investors, hedgers and speculators in futures markets have shifted such that commodity purchasers are the predominant participants in the market, the Fund will be constrained to reinvest at higher futures prices which could have a negative effect on the Fund’s returns.

Regulatory developments could significantly and adversely affect the Fund.    Commodity markets are subject to comprehensive statutes, regulations and margin requirements. Recent legislation has created a new multi-tiered structure of exchanges in the U.S. subject to varying degrees of regulation, and rules and interpretations regarding various aspects of this regulatory structure have only recently been finalized. Traditional futures exchanges, which are called designated contract markets, are subject to more streamlined and flexible core principles rather than the prior statutory and regulatory mandates. However, with respect to these traditional futures exchanges, the CFTC and the exchanges are authorized to take extraordinary actions in the event of a market emergency, including, for example, the retroactive implementation of speculative position limits or higher margin requirements, the establishment of daily limits and the suspension of trading. Any of these actions, if taken, could adversely affect the returns of the Fund by limiting or precluding investment decisions the Fund might otherwise make. The regulation of commodity transactions in the U.S. is a rapidly changing area of law and is subject to ongoing modification by government and judicial action. In addition, various national governments have expressed concern regarding the disruptive effects of speculative trading in the currency markets and the need to regulate the derivatives markets in general. The effect of any future regulatory change on the Fund is impossible to predict, but could be substantial and adverse to the Fund.

Changing Regulatory Environment.    The CFTC has recently withdrawn relief previously granted to Gresham concerning position limits with respect to certain agricultural commodities (soybeans, corn and wheat) in which Gresham invests under TAP®. The effect of such withdrawal is that, beginning January 15, 2010, Gresham became subject to the same position limit rules as other investors. Gresham has taken steps to mitigate the potential risks associated with becoming subject to such limits (including expanding the number of exchanges on which it trades). However, the CFTC has recently announced a proposal to set aggregate position limits on contracts in certain energy commodities, irrespective of the exchange on which a contract is traded, which would adversely impact the effectiveness of the mitigating efforts of the commodity subadvisor. Any position limits established by the CFTC or the exchanges may in the future restrict the full implementation of the Fund’s investment strategy and result in substantial losses on your investment.

Any deflation or reduced inflation may negatively affect the expected future spot price of underlying commodities.    Deflation or a reduced rate of inflation may result in a decrease in the future spot price of the underlying commodities, negatively affecting the Fund’s profitability and resulting in potential losses. In addition, reduced economic growth may lead to reduced demand for the underlying commodities and put downward pressure on the future spot prices, adversely affecting the Fund’s operations and profitability. Although the manager and the commodity subadvisor believe that the Fund’s options strategy can provide the potential for current gains from option premiums, in up markets, the Fund will forego potential appreciation in the value of the underlying contracts to the extent the price of those contracts exceeds the exercise price of options written by the Fund plus the premium collected by writing the call options. There can be no assurance that the Fund’s options strategy will be successful.

Options Strategy Risks

There can be no assurance that the Fund’s options strategy will be successful.    The Fund intends to use options on commodity futures and forward contracts to enhance the Fund’s risk-adjusted total returns. The Fund may seek to protect its commodity futures and forward contracts positions in the event of a market decline in those positions by purchasing commodity put options that are “out-of-the money.” The Fund’s use of options, however, may not provide any, or only partial, protection for modest market declines.

In addition, the return performance of the Fund’s commodity futures and forward contracts may not parallel the performance of the commodities or indices that serve as the basis for the options bought or sold by the Fund; this basis risk may reduce the Fund’s overall returns. Investing in options is volatile and requires an accurate assessment of the market and the underlying instrument. Factors such as increased or reduced volatility, limited dollar value traded and timing of placing and executing orders may preclude the Fund from achieving the desired results of the options strategy and could affect the Fund’s ability to generate income and gains and limit losses.

The Fund may forego price appreciation above the option exercise price on up to approximately 50% of its commodity futures and forward contracts as a result of writing “out-of-the-money” commodity call options.    The Fund will write commodity call options with terms up to one year that may be up to 20% “out-of-the-money” on a continual basis on up to approximately 50% of the notional value of each of its commodity futures and forward contract positions that, in Gresham’s determination, have sufficient option trading volume and liquidity. Initially, the Fund expects to sell commodity call options on approximately 50% of the notional value of its commodity futures and forward contract positions. As the writer of a call option, the Fund sells, in exchange for receipt of a premium, the right to any appreciation in the value of the futures or forward contract over a fixed price on or before a certain date in the future. Accordingly, the Fund is effectively limiting its potential for appreciation to the amount the option is “out-of-the-money” during the term of the option on up to approximately 50% of the notional value of its portfolio invested in commodity futures and forward contract positions.

The Fund may incur put premium costs without benefiting from its investment in commodity put options.    Initially, the Fund does not intend to purchase put options and therefore will not incur put premium costs. In the future, however, the Fund may purchase commodity put options on all or substantially all of the notional value of its commodity futures and forward contract positions. As a holder of a put option, the Fund, in exchange for payment of a premium, has the right to receive from the seller of the commodity put option, if the current price is lower than the exercise price, the difference between the put exercise price and the current price of the underlying commodity futures or forward contract on or before a specified date (in the case of “American-style” options, on or before the date of exercise or, in the case of “European-style” options, at the exercise date). If the price of the commodity futures or forward contract is greater than the exercise price of the put option upon expiration, then the Fund will have incurred the cost of the option but not have received any benefit from its purchase. In addition, because the Fund generally will purchase commodity put options that are substantially “out-of-the-money,” the Fund will not be protected against, and will bear the loss associated with, a market decline down to the exercise price of the option.

Risk that the Fund’s Shares may Trade at a Discount to Net Asset Value

There is a risk that the Fund’s shares may trade at prices other than the Fund’s net asset value per share.     The net asset value of each share will change as fluctuations occur in the market value of the Fund’s portfolio. Investors should be aware that the public trading price of a share may be different from the net asset value of a share. The price difference may be due, in large part, to the fact that supply and demand forces at work in the secondary trading market for shares may be related to, but are not identical to, the forces influencing the prices of the commodity futures and forward contracts and other instruments held by the Fund at any point in time.

Risks Related to an Exchange Listing

The Exchange may halt trading in the shares which would adversely impact your ability to sell shares.    It is anticipated that the Fund’s shares will be approved for listing on the NYSE Amex, subject to notice of issuance, under the market symbol CFD. Trading in shares may be halted due to market conditions or, in light of the NYSE Amex rules and procedures, for reasons that, in the view of the NYSE Amex, make trading in shares inadvisable. In addition, trading is subject to trading halts caused by extraordinary market volatility pursuant to “circuit breaker” rules that require trading to be halted for a specified period based on a specified market decline. There can be no assurance that the requirements necessary to maintain the listing of the shares will continue to be met or will remain unchanged.

The lack of an active trading market for shares may result in losses on your investment at the time of disposition of your shares.    Although it is anticipated that the Fund’s shares will be approved for listing on the NYSE Amex, subject to notice of issuance, there can be no guarantee that an active trading market for the shares will develop or be maintained. If you need to sell your shares at a time when no active market for them exists, the price you receive for your shares, assuming that you are able to sell them, likely will be lower than that you would receive if an active market did exist.

Commodity Subadvisor Risks

Gresham will be using a strategy for the Fund that differs from the strategy on which its historical performance record is based.    Gresham’s historical performance record (set forth under the caption “Gresham Performance Record”) reflects the use of TAP®, not TAP PLUSSM. Gresham has not previously employed TAP PLUSSM (TAP® plus the options strategy) for the accounts of clients and, as a result, its historical performance record is not based on an investment approach that is identical to the investment approach to be used for the Fund. TAP PLUSSM is designed to enhance the Fund’s risk-adjusted returns, which may have the effect of limiting the level of gains or losses that the Fund otherwise would achieve. Therefore, Gresham’s historical performance record for TAP® is not as relevant to investors in the Fund as it would be if Gresham were using only TAP® in investing for the Fund.

Past performance is no assurance of future results.    Gresham bases its investment decisions on three inputs: (i) systematic calculations of the values of global commodity production; (ii) total U.S. dollar trading volume on commodity futures and forwards exchanges and (iii) global import/export trade values. Any subsequent commodity subadvisor to the Fund may employ a different commodity investment strategy. Neither Gresham’s systematic methodology nor the investment methodology that may be used by any subsequent commodity subadvisors take into account unanticipated world events that may cause losses to the Fund. The addition of the Fund’s account will also substantially increase the total amount of assets Gresham manages which could adversely affect its performance. In any event, past performance does not assure future results.

Descriptions of the commodity subadvisor’s strategies may not be applicable in the future.    The commodity subadvisor or any subsequent commodity subadvisor may make material changes to the investment strategy it uses in investing the Fund’s assets with the consent of the manager, who has the sole authority to authorize any material changes. If this happens, the descriptions in this document would no longer be accurate or useful. The manager does not anticipate that this will occur frequently, if at all. You will be informed of any changes to the commodity subadvisor’s strategy that the manager deems to be material; however, you may not be notified until after a change occurs. Non-material changes may be made by the commodity subadvisor or any subsequent commodity subadvisor without the manager’s consent. These changes may nevertheless affect the Fund’s performance.

Speculative position limits and daily trading limits may reduce profitability and result in substantial losses.    The CFTC and U.S. commodities exchanges limit the amount of fluctuation permitted in futures contract prices during a single trading day by regulations referred to as “daily price fluctuation limits” or “daily trading limits.” Once the daily trading limit has been reached in a particular futures contract, no trades may be made that day at a price beyond that limit or trading may be suspended for specified periods during the trading day. Futures contract prices could move to the limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of futures positions and potentially disguising substantial losses the Fund may ultimately incur.

Separately, the CFTC and the U.S. commodities exchanges and certain non-U.S. exchanges have established limits referred to as “speculative position limits” or “accountability levels” on the maximum net long or short futures positions that any person may hold or control in contracts traded on such exchanges. All accounts owned or managed by the commodity trading advisors, such as the commodity subadvisor, their principals and their affiliates are typically combined for speculative position limit purposes.

The commodity subadvisor may, in the future, reduce the size of positions that would otherwise be taken for the Fund or not trade in certain markets on behalf of the Fund in order to avoid exceeding such limits. Modification of trades that would otherwise be made by the Fund, if required, could adversely affect the Fund’s operations and profitability by increasing potential transaction costs. In addition, a violation of speculative position limits by the commodity subadvisor could lead to regulatory or self-regulatory action resulting in mandatory liquidation of certain positions held by the commodity subadvisor on behalf of its accounts. There can be no assurance that the commodity subadvisor will liquidate positions held on behalf of all the commodity subadvisor’s accounts, including the commodity subadvisor’s own accounts, in a proportionate manner. In the event the commodity subadvisor chooses to liquidate a disproportionate number of positions held on behalf of the Fund at unfavorable prices, the Fund may incur substantial losses.

The Fund may apply to the CFTC or to the relevant exchange, as appropriate, for relief from certain speculative position limits. If the Fund applies and is unable to obtain such relief, the Fund’s ability to reinvest income in additional commodities contracts and ability to implement its investment strategies may be limited to the extent these activities would cause the Fund to exceed applicable speculative position limits, limiting potential profitability.

Increased competition could reduce the profitability of the commodity subadvisor.    The commodity subadvisor believes that there has been, over time, an increase in interest in commodity investing. As Gresham’s capital under management increases, an increasing number of traders may attempt to initiate or liquidate substantial positions at or about the same time as the commodity subadvisor, or otherwise alter historical trading patterns or affect the execution of trades, to the detriment of the Fund.

Other Risks of the Fund’s Investment Strategy

There may be a loss on investments in short-term debt securities.    When the Fund purchases a futures contract, the Fund is required to deposit with its futures commission merchant only a portion of the value of the contract. This deposit is known as “initial margin.” If and when the market moves against the position, the Fund is required to make additional deposits known as “variation margin.” The Fund invests its assets, other than the amount of margin required to be maintained by the Fund, in short-term, high grade debt securities. The value of these high grade debt securities generally moves inversely with movements in interest rates (declining as interest rates rise). The value of these high grade debt securities might also decline if the credit quality of the issuer deteriorates, or if the issuer defaults on its obligations. If the Fund is required to sell short-term debt securities before they mature when the value of the securities has declined, the Fund will realize a loss. This loss may adversely impact the price of the Fund’s shares.

Daily disclosure of portfolio holdings could allow replication of the Fund’s portfolio and could have a negative effect on the Fund’s holdings.    Because the Fund’s total portfolio holdings will be disclosed on a daily basis, other investors may attempt to replicate the Fund’s portfolio or otherwise use the information in a manner that could have a negative effect on the Fund’s individual portfolio holdings and the Fund’s portfolio as a whole.

Certain of the Fund’s investments may become illiquid.    The Fund may not always be able to liquidate its investments at the desired price. It is difficult to execute a trade at a specific price when there is a relatively small volume of buy and sell orders in a market. A market disruption, such as a foreign government taking political actions that disrupt the market in its currency or in a major export, can also make it difficult to liquidate a position. Alternatively, limits imposed by futures exchanges or other regulatory organizations, such as speculative position limits and daily price fluctuation limits, may contribute to a lack of liquidity with respect to some commodity investments.

Unexpected market illiquidity may cause losses to investors. The large stated value of the investments that the commodity subadvisor will acquire for the Fund increases the risk of illiquidity by both making its investments more difficult to liquidate at favorable prices and increasing the losses incurred while trying to do so.

An investment in the Fund may not necessarily diversify an investor’s overall portfolio.    Historically, the investment performance of commodities has shown a low correlation to the performance of other asset classes such as equities and U.S. bonds. Low correlation means that there is a low statistical relationship between the performance of commodity investments, on the one hand, and equities and U.S. bonds, on the other hand. Because this historical negative correlation is low, the Fund cannot be expected to be automatically profitable during unfavorable periods in the stock or bond markets, or vice versa. If, during a particular period of time, the Fund’s performance moves in the same general direction as the other financial markets or the Fund does not perform successfully relative to overall commodity markets, you may obtain little or no diversification benefits during that period from an investment in the Fund’s shares. In such a case, the Fund may have no gains to offset your losses from such other investments, and you may suffer losses on your investment in the Fund at the same time losses on your other investments are increasing. See “Exhibit 2—Commodities Have Demonstrated Low Correlations with Other Asset Classes” in Part II of this prospectus.

Because the Futures Contracts Have No Intrinsic Value, the Positive Performance of Your Investment Is Wholly Dependent Upon an Equal and Offsetting Loss.    Futures trading is a risk transfer economic activity. For every gain there is an equal and offsetting loss rather than an opportunity to participate over time in general economic growth. Unlike most alternative investments, an investment in shares of the Fund does not involve acquiring any asset with intrinsic value. Overall stock and bond prices could rise significantly and the economy as a whole prosper while shares of the Fund trade unprofitably. See “The Commodity Markets” in Part Two of this document for additional information.

Risk of Investing in Non-U.S. Markets

Investing in non-U.S. markets will expose the Fund to additional credit and regulatory risk.    The Fund currently expects that up to 30% of its net assets invested in commodity futures and forward contracts and options on commodity futures and forward contracts may be in non-U.S. markets. Some non-U.S. markets present risks because they are not subject to the same degree of regulation as their U.S. counterparts. None of the SEC, CFTC, NFA, or any domestic exchange regulates activities of any foreign boards of trade or exchanges, including the execution, delivery and clearing of transactions, nor has the power to compel enforcement of the rules of a foreign board of trade or exchange or of any applicable non-U.S. laws. Similarly, the rights of market participants, such as the Fund, in the event of the insolvency or bankruptcy of a non-U.S. market or broker are also likely to be more limited than in the case of U.S. markets or brokers. As a result, in these markets, the Fund would have less legal and regulatory protection than it does when it invests domestically.

Investing through non-U.S. exchanges is subject to the risks presented by exchange controls, expropriation, increased tax burdens and exposure to local economic declines and political instability. An adverse development with respect to any of these variables could reduce the profit or increase the loss on investments of the Fund in the affected international markets.

The Fund’s non-U.S. investments may be exposed to losses resulting from non-U.S. exchanges that are less developed or less reliable than U.S. exchanges.    Some non-U.S. commodity exchanges may be in a more developmental stage than U.S. exchanges, so that prior price histories may not be indicative of current price dynamics. In addition, the Fund may not have the same access to certain contracts on foreign exchanges as do local traders, and the historical market data on which the commodity subadvisor bases its strategies may not be as reliable or accessible as it is in the U.S. All of these factors could adversely affect the performance of the Fund.

Regulatory and Operating Risks

The Fund is not a regulated investment company.    Unlike other Nuveen-sponsored funds, the Fund is not a mutual fund, a closed-end fund, or any other type of investment company within the meaning of the 1940 Act. Accordingly, you do not have the protections afforded by that statute which, among other things, regulates the relationship between the investment company and its investment adviser and mandates certain authority to be held by the board of directors of an investment company.

The Fund has no operating history.    The Fund is new and has no operating history. Therefore, there is no performance history of the Fund to serve as a basis for you to evaluate an investment in the Fund.

Manager and commodity subadvisor experience.    The manager has not previously operated a commodity pool or selected a commodity trading advisor. While the commodity subadvisor has previously managed assets pursuant to TAP®, it has never employed TAP PLUSSM when managing assets for clients. NEITHER THIS POOL OPERATOR NOR ANY OF ITS TRADING PRINCIPALS HAS PREVIOUSLY OPERATED ANY OTHER POOLS OR TRADED ANY OTHER ACCOUNTS.

Conflicts of interest could adversely affect the Fund.    There are conflicts of interest in the structure and operation of the Fund. The manager has sole authority to manage the Fund, and its interests may conflict with those of Fund shareholders. In addition, the collateral subadvisor is an affiliate of the manager. Neither the Fund nor the manager has established formal procedures to resolve potential conflicts of interest related to managing the investments and operations of the Fund. The commodity subadvisor may encounter conflicts between the interests of the Fund and its other clients. These conflicts could result in actions by the manager or one of the subadvisors that are not in the best interests of the Fund. These conflicts are described in more detail under “Conflicts of Interest.”

Departure of key personnel could adversely affect the Fund.    In managing and directing the Fund’s day-to-day activities and affairs, the manager will rely heavily on Gresham and in particular on Jonathan S. Spencer, Douglas J. Hepworth and Dr. Henry G. Jarecki. If those individuals were to leave or be unable to carry out their present responsibilities, it may have an adverse effect on the Fund’s management. In addition, should market conditions deteriorate or for other reasons, Nuveen Investments, NCAM, NAM and Gresham may need to implement cost reductions in the future which could make the retention of qualified and experienced personnel more difficult and could lead to personnel turnover.

Reliance on affiliates of Nuveen Investments.    The Fund is dependent upon services and resources provided by its manager and collateral subadvisor (NCAM and NAM, respectively) and their parent Nuveen Investments. Nuveen Investments, through its own business or the financial support of its affiliates, may not be able to generate sufficient cash flow from operations or ensure that future borrowings will be available in an amount sufficient to enable it to pay its indebtedness or to fund its other liquidity needs. For additional information on NCAM, NAM and Nuveen Investments, see “Management of the Fund—Managers and Subadvisors—Collateral Subadvisor—Nuveen Investments.”

Shareholders have limited voting rights, and the individual Trustees have limited duties and powers, and neither will be able to affect management of the Fund regardless of performance.    Unlike the holder of capital stock in an investment company, Fund shareholders have limited voting rights or other means to control or affect the Fund’s business. While Fund shareholders will have the right to elect the Fund’s individual Trustees, the powers and duties of the individual Trustees are very limited. The individual Trustees’ sole powers are (i) to terminate for cause the manager of the Fund (which, under the Trust Agreement, will automatically cause the Fund to terminate and be liquidated if at the time there is not a remaining manager), and (ii) to serve as the audit committee and nominating committee of the Fund. The individual Trustees of the Fund, unlike the board of directors of an investment company, will not have the power to cause the Fund to change its investment objective or policies, effect changes to operations, approve the advisory fees of the manager or replace the manager or subadvisors. Rather, the power to determine the Fund’s policies and direct its operations is conferred on the manager. Thus, the Fund shareholders do not benefit from the protection of their interests afforded to registered investment companies under the 1940 Act through the existence of an independent board of directors with extensive powers to control the operations of the company. Therefore, the shareholders to a large extent are dependent on the abilities, judgment and good faith of the manager in exercising its wide-ranging powers over the Fund, limited solely by the implied covenant of good faith and fair dealing applicable to the manager in its relations with the Fund and its shareholders. If the manager voluntarily withdraws or is removed by a vote of shareholders and shareholders have not voted to elect a replacement manager, the Fund will terminate and will liquidate its assets.

The manager may not be removed as manager by Fund shareholders except upon approval by the affirmative vote of the holders of at least 50% of the outstanding shares (excluding shares owned by the manager and its affiliates), subject to the satisfaction of certain conditions. Any removal of the manager by Fund shareholders or by the individual Trustees (upon 60 days written notice and under certain limited circumstances) will result in the liquidation of the Fund if at the time there is not a remaining manager.

Thus, it is extremely unlikely that Fund shareholders will be able to make any changes in the management of the Fund, even if performance is poor.

Fees and expenses are charged regardless of profitability and may result in depletion of assets.    The Fund pays brokerage commissions, over-the-counter dealer spreads, offering expenses, management fees and operating and extraordinary expenses, in all cases regardless of whether the Fund’s activities are profitable. To break even from a purchase made in the initial offering at the end of one year, and assuming the Fund’s portfolio generates annual interest income of .16%, the Fund must earn profits other than from interest income of 6.36%. Consequently, the expenses of the Fund could, over time, result in significant losses to your investment therein, including the loss of all of your investments. You may not achieve profits, significant or otherwise. For a more detailed explanation see “Break-Even Analysis.”

The value of the shares may be adversely affected if the Fund is required to indemnify the individual Trustees or the manager.    Under the Trust Agreement, each of the individual Trustees and the manager has the right to be indemnified for any liability or expense it incurs absent gross negligence or misconduct. That means that the manager may require the assets of the Fund to be sold in order to cover losses or liability suffered by it or by the individual Trustees or the manager. Any sale of that kind would reduce the net asset value of the Fund and the value of the shares.

The failure or bankruptcy of one of its clearing brokers could result in a substantial loss of Fund assets.    Under CFTC regulations, a clearing broker maintains customers’ assets in a bulk segregated account. If a clearing broker fails to do so, or is unable to satisfy a substantial deficit in a customer account, its other customers may be subject to risk of loss of their funds in the event of that clearing broker’s bankruptcy. In that event, the clearing broker’s customers, such as the Fund, are entitled to recover, even in respect of property specifically traceable to them, only a proportional share of all property available for distribution to all of that clearing broker’s customers. The Fund also may be subject to the risk of the failure of, or delay in performance by, any exchanges and their clearing organizations, if any, on which commodity interest contracts are traded.

The clearing brokers may be subject to legal or regulatory proceedings in the ordinary course of their business. A clearing broker’s involvement in costly or time-consuming legal proceedings may divert financial resources or personnel away from the clearing broker’s trading operations, which could impair the clearing broker’s ability to successfully execute and clear the Fund’s trades.

An investment in the shares may be adversely affected by competition from other methods of investing in commodities.    The Fund constitutes a new, and thus untested, type of investment methodology. It competes with other financial vehicles, including other commodity pools, hedge funds, traditional debt and equity securities issued by companies in the commodities industry, other securities backed by or linked to such commodities, and direct investments in the underlying commodities or commodity futures contracts. Market and financial conditions, and other conditions beyond the manager’s or commodity subadvisor’s control, may make it more attractive to invest in other financial vehicles or to invest in such commodities directly, which could limit the market for the shares.

Commodity Market Volatility Risk.    The commodity markets have experienced periods of extreme volatility since the latter half of 2007. General market uncertainty and consequent repricing risk have led to market imbalances of sellers and buyers, which in turn have resulted in significant reductions in values of a variety of commodities. Similar future market conditions may result in rapid and substantial valuation increases or decreases in the Fund’s holdings. In addition, volatility in the commodity and securities markets may directly and adversely affect the setting of distribution rates on the Fund’s shares.

The offering of shares has not been subject to independent review or review on your behalf. Shareholders do not have legal counsel representing them in connection with the Fund. Accordingly, a shareholder should consult its legal, tax and financial advisers regarding the desirability of investing in the Fund. As previously noted, you cannot predict the expected results of this Fund from the performance history of other accounts managed by the commodity subadvisor.

Deregistration of the commodity pool operator and investment subadvisors could disrupt operations. The manager and the commodity subadvisor are registered commodity pool operators and registered commodity trading advisors. If the CFTC were to terminate, suspend, revoke or not renew the manager’s registrations, the manager would be compelled to withdraw as the Fund’s manager. The shareholders would then determine whether to select a replacement manager or to dissolve the Fund. If the CFTC and/or the SEC were to terminate, suspend, revoke or not renew either of the subadvisor’s registrations, the manager would terminate the management agreement with that subadvisor. The manager could choose to appoint a new subadvisor or terminate the Fund. No action is currently pending or threatened against the manager, the commodity subadvisor or the collateral subadvisor.

The Fund’s distribution policy may change at any time. Distributions paid by the Fund to its shareholders are derived from the current income and gains from the Fund’s portfolio investments and the options strategy, but to the extent such current income and gains are not sufficient to pay distributions, the Fund’s distributions may represent a return of capital. The total return generated by the Fund’s investments can vary widely over the short term and long term and the Fund may liquidate investments in order to make distributions. The timing and terms of any such liquidation could be disadvantageous to the Fund. The Fund reserves the right to change its distribution policy and the basis for establishing the rate of its monthly distributions, or may temporarily suspend or reduce distributions without a change in policy, at any time and may do so without prior notice to shareholders.

Tax Risk

Your tax liability may exceed cash distributions.    You will be taxed on your share of the Fund’s taxable income and gain each year, regardless of whether you receive any cash distributions from the Fund. Your share of such income or gain, as well as the tax liability generated by such income or gain, may exceed the distributions you receive from the Fund for the year.

You could owe tax on your share of the Fund’s ordinary income despite overall losses.    Gain or loss on futures and forward contracts and options on futures and forward contracts will generally be taxed as capital gains or losses for U.S. federal income tax purposes. Interest income is ordinary income. In the case of an individual, capital losses can only be used to offset capital gains plus $3,000 ($1,500 in the case of a married taxpayer filing a separate return) of ordinary income each year. Therefore, you may be required to pay tax on your allocable share of the Fund’s ordinary income, even though the Fund incurs overall losses.

Certain Fund expenses may be treated as miscellaneous itemized deductions rather than as deductible ordinary and necessary business expenses. Certain expenses incurred by the Fund may be treated as miscellaneous itemized deductions for federal income tax purposes, rather than as deductible ordinary and necessary business expenses, with the result that shareholders who are individuals, trusts, or estates may be subject to limitations on the deductibility of their allocable share of such expenses.

Tax-exempt investors may recognize unrelated business taxable income with respect to their investment in the Fund. Persons that are otherwise exempt from federal tax may be allocated unrelated business taxable income as a result of their investment in the Fund. In particular, for charitable remainder trusts, investment in the Fund may not be appropriate.

Non-U.S. investors may face U.S. tax consequences.    Non-U.S. investors should consult their own tax advisors concerning the applicable foreign as well as the U.S. tax implications of an investment in the Fund.

Non-U.S. investors may also be subject to special withholding tax provisions if they fail to furnish the Fund (or another appropriate person) with a timely and properly completed Form W-8BEN or other applicable form.

If the IRS treated the Fund as a corporation for tax purposes, it would adversely affect distributions to shareholders.    Based upon the continued accuracy of the representations of the manager, the Fund believes that under current law and regulations it will be classified as a partnership for federal income tax purposes. However, the Fund has not requested, nor will it request, any ruling from the IRS as to this status. In addition, you cannot be sure that those representations will continue to be accurate. If the IRS were to challenge the federal income tax status of the Fund, such a challenge could result in (i) an audit of each shareholder’s entire tax return and (ii) adjustments to items on that return that are unrelated to the ownership of shares. In addition, each shareholder would bear the cost of any expenses incurred in connection with an examination of its personal tax return.

If the Fund were taxable as a corporation for federal income tax purposes in any taxable year, its income, gains, losses and deductions would be reflected on its own tax return rather than being passed through (proportionately) to shareholders, and it would become subject to an entity-level income tax on its net income at corporate rates. This would adversely affect the Fund’s overall performance and ability to make distributions. In addition, some or all of the distributions made to shareholders would be classified as dividend income which would have been reduced as a result of the federal, state and local taxes paid by the Fund, as the case may be.

Items of income, gain, deduction, loss and credit with respect to Fund shares could be reallocated if the IRS does not accept the conventions used by the Fund in allocating Fund tax items.    U.S. federal income tax rules applicable to partnerships are complex and often difficult to apply to widely held partnerships. The Fund will apply certain conventions in an attempt to comply with applicable rules and to report income, gain, deduction, loss and credit to Fund shareholders in a manner that reflects shareholders’ share of Fund items, but these conventions may not be in full technical compliance with applicable tax requirements. It is possible that the IRS will successfully assert that the conventions used by the Fund to allocate income to the shareholders do not satisfy the technical requirements of the U.S. tax law and could require that items of income, gain, deduction, loss or credit be reallocated in a manner that adversely affects you.

The current treatment of long-term capital gains under current U.S. federal income tax law may be adversely affected in the future.    Under current law, long-term capital gains are taxed to non-corporate investors at a maximum U.S. federal income tax rate of 15%. This tax treatment may be adversely affected by future changes in tax laws at any time and the tax rate is currently scheduled to increase for tax years beginning after December 31, 2010.

Prospective shareholders are strongly urged to consult their own tax advisors and counsel with respect to the possible tax consequences to them of an investment in any shares. The tax consequences may differ in respect of different shareholders.

THE FUND’S INVESTMENTS

The Fund’s investment objective is to generate attractive risk-adjusted total return compared to certain leading commodity market benchmarks and passively managed commodity funds. In pursuing its investment objective, the Fund will invest directly in a diversified portfolio of commodity futures and forward contracts to obtain broad exposure to all principal groups in the global commodity markets.

The Fund’s investment strategy has three elements:

•	An actively managed portfolio of commodity futures and forward contracts utilizing TAP®;

•	An options strategy designed to enhance risk-adjusted total return characteristics of the Fund’s commodity investments; and

•	A collateral portfolio of cash equivalents and short-term, high grade debt securities.

In pursuing its options strategy, the Fund will write (sell) exchange-traded “out-of-the-money” commodity call options on individual futures and forward contracts. The Fund also may write options on baskets of commodities or on broad-based commodity indices, but initially does not expect to do so. Initially, the Fund does not expect to purchase commodity put options. In the future, however, the Fund may purchase “out-of-the-money” commodity put options, for protection against significant asset value declines, on an opportunistic basis. By utilizing this options strategy, the Fund believes that it may favorably reduce the potential volatility of returns from its commodity investment strategy and thereby generate an attractive risk-adjusted return. The Fund cannot assure you that it will achieve its investment objective. The Fund’s risk-adjusted return over any particular period may be positive or negative.

The Fund expects to declare its initial distribution approximately 45 days, and to pay that distribution approximately 60 days, from the completion of this offering, depending on market conditions. See “Distributions.”

There are no provisions in the Trust Agreement or otherwise that limit the ability of the Fund to change its investment strategy (including the types of products in which the Fund may invest). The Fund has no present intent to use leverage or borrowings (other than for temporary or emergency purposes). The Fund may not borrow in excess of 5% of its net assets.

Overview of Investment Strategy

Commodity Investments. The Fund will invest substantially all of its assets in a diversified portfolio of commodity futures and forward contracts pursuant to TAP® , an actively managed, fully collateralized, long-only, rules-based commodity investment strategy. TAP ® is designed to maintain consistent, fully collateralized exposure to commodities as an asset class. See “Management of the Fund—Commodity Subadvisor” for additional information on TAP® .

The Fund expects to make commodity investments in the six principal commodity groups in the global commodities markets:

•	energy;

•	industrial metals;

•	agriculturals;

•	precious metals;

•	foods and fibers; and

•	livestock.

Eligible Contracts as of 12/31/2009. If commodity futures and forward contracts and options on commodity futures and forward contracts are exchange listed, the Fund will, under normal circumstances, consider investment in contracts with sufficient liquidity as measured by dollar volume traded in those contracts. A list of futures and forward contracts and options on commodity futures and forward contracts that the Fund may invest in, the group they are associated with and the exchanges on which they currently trade with the greatest dollar value traded is set forth below:

Group	Commodity	Primary Exchange
Energy	Crude Oil	New York Mercantile Exchange/Intercontinental Exchange

	Gas Oil	Intercontinental Exchange
	Gasoline	New York Mercantile Exchange
	Heating Oil	New York Mercantile Exchange
	Natural Gas	New York Mercantile Exchange

Group	Commodity	Primary Exchange
Industrial Metals	Aluminum	London Metals Exchange
	Copper	London Metals Exchange/New York Commodities Exchange
	Lead	London Metals Exchange
	Nickel	London Metals Exchange
	Tin	London Metals Exchange
	Zinc	London Metals Exchange

Agriculturals	Corn	Chicago Board of Trade
	Oats	Chicago Board of Trade
	Soybeans	Chicago Board of Trade
	Soybean Meal	Chicago Board of Trade
	Soybean Oil	Chicago Board of Trade
	Wheat	Chicago Board of Trade/Kansas City Board of Trade

Precious Metals	Gold	New York Commodities Exchange
	Silver	New York Commodities Exchange
	Palladium	New York Mercantile Exchange
	Platinum	New York Mercantile Exchange

Foods and Fibers	Cocoa	New York Board of Trade
	Coffee	New York Board of Trade/ London International Financial Futures Exchange
	Cotton	New York Board of Trade
	Lumber	Chicago Mercantile Exchange
	Milk	Chicago Mercantile Exchange
	Orange Juice	New York Board of Trade
	Sugar	New York Board of Trade

Livestock	Feeder Cattle	Chicago Mercantile Exchange
	Lean Hogs	Chicago Mercantile Exchange
	Live Cattle	Chicago Mercantile Exchange
	Pork Bellies	Chicago Mercantile Exchange

The actual weightings of the TAP® portfolio as of June 30, 2010 are as follows:

Group	Commodity	Actual TAP® portfolio weighting as of 6/30/10 (%)
Energy	Crude Oil	23.3%
	Gasoline	3.5%
	Heating Oil	3.5%
	Gas Oil	1.2%
	Natural Gas	3.3%

	Group Total	34.8%

Industrial Metals	Aluminum	5.4%
	Copper	8.4%
	Lead	0.7%
	Nickel	2.3%
	Zinc	1.2%

	Group Total	18.0%

Agriculturals	Corn	3.3%
	Soybeans	5.3%
	Soybean Meal	2.2%
	Soybean Oil	1.2%
	Wheat	3.7%

	Group Total	15.7%

Precious Metals	Gold	8.9%
	Silver	3.0%
	Palladium	0.4%
	Platinum	1.1%

	Group Total	13.4%

Foods and Fibers	Cocoa	1.0%
	Coffee	2.6%
	Cotton	2.4%
	Sugar	2.7%

	Group Total	8.7%

Livestock	Feeder Cattle	1.1%
	Lean Hogs	2.4%
	Live Cattle	6.1%

	Group Total	9.6%

The Fund also may invest in other commodity contracts that are presently, or may hereafter become, the subject of commodity futures trading. Except for certain limitations described herein, there are no restrictions or limitations on the specific commodity contracts in which the Fund may invest. The specific commodities in which the Fund will invest, and the relative target weighting of those commodities, will be determined annually by the commodity subadvisor. The target weights are expected to remain unchanged until the next annual determination. The Fund’s portfolio concentration in any single commodity or commodity group will be limited in an attempt to moderate volatility. Under normal market circumstances, the commodity subadvisor avoids exercising discretion between such annual determinations. However, the actual portfolio weights may vary during the year and may in certain circumstances be rebalanced subject to TAP® rule-based procedures. The commodity subadvisor may change the TAP® rules at year end and as a result may change the commodities it invests in. As an example, the commodity subadvisor changed the number of commodities held per group from three to four in 2007, which resulted in the addition of five commodities to the program: gasoline, orange juice, soybean meal, zinc, and palladium. These additions resulted in lower allocations to all of the remaining commodities. During temporary defensive periods or during adverse market circumstances, the Fund may deviate from its investment policies and objective.

Because the nature of the Fund’s investments in commodity futures and forward contracts will not require significant outlays of principal, less than 25% of the Fund’s net assets will be committed to establishing those positions. In addition, the Fund expects that, if put options are purchased in the future, no more than 5% of the Fund’s net assets would be used to purchase commodity put options at any one time and that option premiums generated by the sale of call options on commodity futures and forward contracts would be sufficient to cover the premiums paid for those put options.

The Fund expects that most of the commodity futures and options contracts acquired to facilitate implementing the investment strategy will be exchange listed and that generally they will qualify as “Section 1256 Contracts” for tax purposes. See “Federal Income Tax Considerations.”

Options Strategy. Pursuant to the options strategy, the Fund will write “out-of-the-money” call options on individual futures and forward contracts held by it, on baskets of commodities or on broad-based commodity indices, such as the DJ-UBSCI or the GSCI, whose prices are expected to closely correspond to at least a substantial portion of the commodity futures and forward contracts held by the Fund. The Fund will write commodity call options that are U.S. exchange-traded and that are typically “American-style” (exerciseable at any time prior to expiration). The Fund also will write commodity call options that are non-U.S. exchange traded and that are typically “European-style” (exerciseable only at the time of expiration). The Fund may write commodity call options on a continual basis on up to approximately 50% of the notional value of each of its commodity futures and forward contract positions that, in Gresham’s determination, have sufficient option trading volume and liquidity. Initially, the Fund expects to sell commodity call options on a continual basis on approximately 50% of the notional value of its commodity futures and forward contract positions. The Fund may write commodity call options with terms up to one year and with strike prices that may be up to 20% “out-of-the-money.” Generally, the Fund expects to write commodity call options with terms of one to three months. Subject to the foregoing limitations, the implementation of the options strategy will be within Gresham’s discretion. Over extended periods of time, the term and “out-of-the-moneyness” of the commodity options may vary significantly. While generating option premiums for the Fund, the call options will cause the Fund to forgo the right to any appreciation above the exercise price of the call options on the percentage of the notional value of the Fund’s long commodity positions covered by the call options. The Fund’s risk-adjusted return over any particular period may be positive or negative. See also, “Management of the Fund—Commodity Subadvisor.”

Collateral Investments. To support its commodity investments, the Fund anticipates that it will maintain significant collateral that will be invested in short-term debt securities with maturities of up to two years that, at the time of investment, are of high grade quality, including obligations issued or guaranteed by the U.S. government and its agencies and instrumentalities and corporate obligations. A debt security is considered of high grade quality if it is rated AA or better by at least one of the NRSROs that rate such instrument (even if rated lower by another), or if it is unrated by any NRSRO, it is judged to be of comparable quality by NAM. Although earning interest income, the collateral is subject on a continual basis to additional margin calls by the commodity broker and to additional deposits in the commodity account as the levels of notional trading change.

Based on the Fund’s investment strategies, it will employ its assets as noted below. Approximately 25% of the Fund’s assets will be initially committed as “initial” and “variation” margin to secure the long futures and forward contract positions. These assets will be placed in one or more commodity futures accounts maintained by the Fund at BCI, the Fund’s clearing broker, and will be invested in interest bearing cash, U.S. Treasury bills and other U.S. government instruments. The remaining assets of the Fund that are used to support the Fund’s commodity investments will be invested in short-term, high grade debt securities as managed by NAM.

MANAGEMENT OF THE FUND

The Fund

The Fund is a Delaware statutory trust organized on December 7, 2005. The Fund maintains its main business office at 333 West Wacker Drive, Chicago, Illinois 60606. The Fund is a commodity pool. It operates pursuant to the terms of the Trust Agreement, described under “Trust Agreement,” which grants full management control to the manager.

Trustees

Wilmington Trust Company, a Delaware trust company, is the Delaware Trustee of the Fund. The Delaware Trustee’s principal offices are located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890. The Delaware Trustee is unaffiliated with the manager. The Delaware Trustee’s duties and liabilities with respect to the offering of the shares and the Fund’s management are limited to its express obligations under the Trust Agreement. In particular, the Delaware Trustee will accept service of legal process on the Fund in the State of Delaware and will make certain filings under the Delaware Statutory Trust Act, as amended (the “Delaware Statutory Trust Act”). The rights and duties of the Delaware Trustee, the individual Trustees, the manager and the shareholders are governed by the provisions of the Delaware Statutory Trust Act and by the Trust Agreement. Except for the ministerial duties described herein, the Delaware Trustee and the individual Trustees have delegated all duties and responsibilities to manage the business and affairs of the Fund to the manager pursuant to the Delaware Statutory Trust Act.

The individual Trustees, all of whom will be unaffiliated with the manager, will make up the audit committee and nominating committee of the Fund and will meet the independent director requirements established by the NYSE Amex and the Sarbanes-Oxley Act of 2002, as amended. The individual Trustees will serve as the board of the Fund.

The names of the individual trustees of the Fund, their principal occupations and other affiliations during the past five years, and other directorships they hold are set forth below. The individual trustees of the Fund are each directors or trustees, as the case may be, of 75 Nuveen-sponsored open-end funds (the “Nuveen Mutual Funds”) and 125 Nuveen-sponsored closed-end funds (collectively with the Nuveen Mutual Funds, the “Nuveen Funds”) as of June 30, 2010. The information listed below for each individual Trustee includes the experiences, qualifications, attributes and skills that led to the conclusion, as of the date of this document, that each individual Trustee should serve as a Trustee of the Fund.

Robert P. Bremner. Mr. Bremner (age 69) is a private investor and management consultant in Washington, D.C. His biography of William McChesney Martin, Jr., a former chairman of the Federal Reserve Board, was published by Yale University Press in November 2004. From 1994 to 1997, he was a Senior Vice President at Samuels International Associates, an international consulting firm specializing in governmental policies, where he served in a part-time capacity. Previously, Mr. Bremner was a partner in the LBK Investors Partnership and was chairman and majority stockholder of ITC Investors Inc., both private investment firms. He currently serves on the Board and as Treasurer of the Humanities Council of Washington D.C. From 1984 to 1996, Mr. Bremner was an independent Trustee of the Flagship Funds, a group of municipal open-end funds. He began his career at the World Bank in Washington D.C. He graduated with a Bachelor of Science degree from Yale University and received his MBA from Harvard University.

David J. Kundert. Mr. Kundert (age 67) retired in 2004 as Chairman of JPMorgan Fleming Asset Management, and as President and CEO of Banc One Investment Advisors Corporation, and as President of One Group Mutual Funds. Prior to the merger between Bank One Corporation and JPMorgan Chase and Co., he was Executive Vice President, Bank One Corporation and, since 1995, the Chairman and CEO, Banc One Investment Management Group. From 1988 to 1992, he was President and CEO of Bank One Wisconsin Trust Company. Currently, Mr. Kundert is a Director of the Northwestern Mutual Wealth Management Company. He started his career as an attorney for Northwestern Mutual Life Insurance Company. Mr. Kundert has served on the Board of Governors of the Investment Company Institute and he is currently a member of the Wisconsin Bar Association. He is on the Board of the Greater Milwaukee Foundation and chairs its Investment Committee. He received his Bachelor of Arts degree from Luther College, and his Juris Doctor from Valparaiso University.

William J. Schneider. Mr. Schneider (age 65) is currently Chairman, formerly Senior Partner and Chief Operating Officer (retired, December 2004) of Miller-Valentine Partners Ltd., a real estate investment company. He is a Director and Past Chair of the Dayton Development Coalition. He was formerly a member of the Community Advisory Board of the National City Bank in Dayton as well as a former member of the Business Advisory Council of the Cleveland Federal Reserve Bank. Mr. Schneider is a member of the Business Advisory Council for the University of Dayton College of Business. Mr. Schneider was an independent Trustee of the Flagship Funds, a group of municipal open-end funds. He also served as Chair of the Miami Valley Hospital and as Chair of the Finance Committee of its parent holding company. Mr. Schneider has a Bachelor of Science in Community Planning from the University of Cincinnati and a Masters of Public Administration from the University of Dayton.

Carole E. Stone. Ms. Stone (age 62) retired from the New York State Division of the Budget in 2004, having served as its Director for nearly five years and as Deputy Director from 1995 through 1999. Ms. Stone is currently on the Board of Directors of the Chicago Board Options Exchange, CBOE Holdings, Inc. and C2 Options Exchange, Incorporated and is a Commissioner on the New York State Commission on Public Authority Reform. She has also served as the Chair of the New York Racing Association Oversight Board, as Chair of the Public Authorities Control Board and as a member of the Boards of Directors of several New York State public authorities. Ms. Stone has a Bachelor of Arts from Skidmore College in Business Administration.

Terence J. Toth. Mr. Toth (age 50) is a Director, Legal & General Investment Management America, Inc. (since 2008) and a Managing Partner, Promus Capital (since 2008). From 2004 to 2007, he was Chief Executive Officer and President of Northern Trust Global Investments, and Executive Vice President of Quantitative Management & Securities Lending from 2000 to 2004. He also formerly served on the Board of the Northern Trust Mutual Funds from 2005 to 2007. He joined Northern Trust in 1994 after serving as Managing Director and Head of Global Securities Lending at Bankers Trust (1986 to 1994) and Head of Government Trading and Cash Collateral Investment at Northern Trust from 1982 to 1986. He currently serves on the Boards of the Goodman Theatre, Chicago Fellowship, and University of Illinois Leadership Council, and was Chairman of the Board of Catalyst Schools of Chicago. Mr. Toth graduated with a Bachelor of Science degree from the University of Illinois, and received his MBA from New York University. In 2005, he graduated from the CEO Perspectives Program at Northwestern University.

The board of the Fund has the right under limited circumstances to terminate the manager of the Fund only for cause. “Cause” consists of a statutory disqualification of the manager under Sections 8a(2) and 8a(3) of the Commodity Exchange Act, as amended (“CEA”), suspension or revocation of the manager’s CPO or CTA registrations or the bankruptcy, insolvency or receivership of the manager. See “Trust Agreement—Authority of Individual Trustees.” The audit committee will be responsible for the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm engaged by the Fund. The nominating committee will be responsible for selecting candidates for the board and determining their compensation. The individual Trustees are also responsible for nominating for election other individual trustees. In addition to the responsibilities mandated by the NYSE Amex, the individual Trustees will have the limited authority and responsibilities as set forth under “Trust Agreement—Authority of the Individual Trustees.”

Manager and Subadvisors

The Manager.    Nuveen Commodities Asset Management, LLC is the manager of the Fund, and will be responsible for determining the Fund’s overall investment strategy and its implementation, including:

•	the selection and ongoing monitoring of:

(a) the commodity subadvisor, which will invest the Fund’s assets pursuant to TAP PLUS SM; and

(b) the collateral subadvisor, which will invest the Fund’s collateral in short-term, high grade debt securities;

•	assessment of performance and potential needs to modify strategy or change subadvisors;

•	the management of the Fund’s business affairs; and

•	the provision of certain clerical, bookkeeping and other administrative services for the Fund.

The manager may change, or temporarily deviate from, the Fund’s investment strategy and the manner in which the strategy is implemented if the manager determines that it is in the best interests of Fund shareholders to do so based on existing market conditions or otherwise. For instance, the manager could change or deviate from the Fund’s investment strategy or the manner in which it is implemented if, among other things, the manager determined to replace Gresham (in which case the Fund would no longer employ TAP® or TAP PLUSSM because TAP® and TAP PLUSSM are proprietary to Gresham), the commodity option markets experienced a lack of volatility or liquidity so that it was no longer in the best interest of the Fund and its shareholders for the Fund to employ the options strategy, or unforeseen circumstances arose that necessitated a change in the Fund’s strategy or its implementation.

In addition, the manager has the rights and obligations with respect to the Fund as described under “Trust Agreement.”

The manager is a wholly-owned subsidiary of Nuveen Investments, Inc., a Delaware corporation. Founded in 1898, Nuveen Investments and its affiliates had approximately $150 billion of assets under management as of March 31, 2010.

The manager will own 840 shares of the Fund. None of the subadvisors or any principal of the manager or the subadvisors will have any ownership interest in the Fund.

The manager is registered with the CFTC as a CTA (effective date of registration January 4, 2006) and as a CPO (effective date of registration January 4, 2006) and is a member of the NFA. Except to the extent carried out by the Fund’s independent audit committee, the manager has complete responsibility to ensure that the Fund complies with all obligations under the CEA. The manager has no operating history or experience in operating a commodity pool.

Gifford R. Zimmerman is Chief Administrator Officer (and principal executive officer) of the manager. Mr. Zimmerman (age 53) is a Managing Director (since 2002), Assistant Secretary and Associate General Counsel of Nuveen. Prior thereto, Mr. Zimmerman was a Vice President and Assistant General Counsel of Nuveen. Mr. Zimmerman also serves as a Managing Director (since 2002), General Counsel and Assistant Secretary of Nuveen Asset Management and Managing Director (since 2004) and Assistant Secretary (since 1994) of Nuveen Investments, Inc. Mr. Zimmerman’s duties for all three of these entities have included serving since 1996 as the manager of the sub-unit of the Nuveen Legal Department that handles legal aspects of the Nuveen Fund family, as well as participating in the oversight of Fund operations, in Fund governance matters, and in product development activities. Mr. Zimmerman is a Chartered Financial Analyst charterholder.

William Adams IV is Executive Vice President of the manager and a trading principal. Mr. Adams (age 54) has been Executive Vice President, Global Structured Products of Nuveen since December 1999 where he has been responsible for Nuveen’s closed-end fund business including the development and launch of new closed-end funds. Prior thereto, Mr. Adams was Managing Director of Structured Investments effective September 1997 where he headed Nuveen’s closed-end fund and unit investment trust business units, and Vice President and Manager of Corporate Marketing effective August 1994 where he was responsible for the distribution of Nuveen’s investment products, including overseeing all sales and marketing activities. Mr. Adams was listed as a principal and registered as an associated person of the manager on May 7, 2010, and July 13, 2010, respectively.

Each of Mr. Zimmerman and Mr. Adams has held his position with the manager since December 2005. Because the manager has not yet commenced substantive operations, neither of them has performed any duties to date. Mr. Zimmerman was listed as a principal and registered as an associated person of the manager on August 30, 2006.

Stephen D. Foy (age 56) is Chief Financial Officer and principal accounting officer of the manager. Mr. Foy, a certified public accountant, is a Senior Vice President (since 2010) and Funds Controller (since 1998) of Nuveen. In his capacity as Funds Controller, Mr. Foy is responsible for overseeing the relationships and operations of the third party fund accountant and custodian for each of the registered investment companies sponsored by Nuveen. In addition, Mr. Foy is responsible for managing the fund administration activities of the funds including shareholder reporting and periodic regulatory filings, preparation of tax returns and performance of tax compliance, preparation of the fund expense budgets and maintenance of accrued expenses. Mr. Foy is also responsible for oversight of the accounting, custody and administration services provided by third parties to certain collective trusts and investment partnerships. Mr. Foy is responsible for maintaining the relationships with the independent accountants and the audit committee of the Boards of Directors/Trustees of the Nuveen family of funds. He is also a Vice President (since 2005) of Nuveen Asset Management.

Commodity Subadvisor.    The manager has selected Gresham to manage the assets of the Fund to be invested pursuant to TAP PLUSSM (TAP®  plus the options strategy). Gresham is a Delaware limited liability company, the successor to Gresham Investment Management, Inc. formed in July 1992. Gresham maintains its main business office at 67 Irving Place, 12th Floor, New York, NY 10003. Gresham is registered with the CFTC as a CTA (effective date of registration August 17, 1994) and as a CPO (effective date of registration August 17, 1994) and is a member of the NFA. Gresham also is registered with the SEC as an investment adviser. Gresham’s sole business activity is to render commodity interest advisory services and manage assets on behalf of its clients and in doing so it administers several commodity investment programs. Gresham has not previously employed TAP PLUSSM for the accounts of clients.

Gresham’s principals are Commodity Investment Fund LLC, The GIMI Trust II, Jonathan S. Spencer, Douglas J. Hepworth, Robert Reeves and Dr. Henry G. Jarecki. Jonathan S. Spencer, Douglas J. Hepworth and Susan Wager serve as the Fund’s portfolio managers with respect to the Fund’s commodity investments. Mr. Spencer and Mr. Hepworth are trading principals.

Mr. Spencer (age 46), the President of Gresham since August 1995, has been registered with the CFTC as a principal and associated person of Gresham since August 17, 1994. Mr. Spencer is responsible for Gresham’s day-to-day operational and administrative matters, and he has managed TAP® since its inception in 1987. In December 1986, Mr. Spencer began working for The Falconwood Corporation, a family office that is affiliated with Gresham and that manages investments and affairs for the Jarecki family, and is currently a portfolio manager and an Executive Vice President of that office. Since June 1999, Mr. Spencer served as President of Enhanced Index Management, LLC, a Delaware limited liability company formed in March 1999 (“EIM”). EIM was formed to offer money management services, but has never actively engaged in that business. Additionally, Mr. Spencer was the President of KPQ Futures, a futures commission merchant, from September 1991 to July 1995, and Executive Vice President of Windham Futures Corporation (“Windham”) (formerly Brody, White & Company, Inc.), a futures commission merchant, from August 1995 to August 1996. Mr. Spencer received a Bachelor of Science Degree in Management Information Systems from the State University of New York at Buffalo in 1986.

Mr. Hepworth (age 50) has been Executive Vice President of Gresham since January 2004. He has been registered with the CFTC as a principal (since February 24, 2004) and associated person (since March 4, 2004) of Gresham. Mr. Hepworth is the Director of Research and the Director of Marketing for Gresham and a member of the Investment Policy Committee for TAP® . Mr. Hepworth re-joined The Falconwood Corporation in April 2000 as Director of Research and currently holds that title. He had worked there from June 1993 until June 1995; in the interim he worked for Millennium Partners, a multi-strategy hedge fund based in New York, as a trader and developer. Mr. Hepworth received his BA from Columbia College in 1982. He earned his Chartered Financial Analyst (CFA) charter in 1994.

Mr. Reeves (age 58) is the Chief Financial Officer for Gresham, having held that position since July 2009. He has been registered as a principal of Gresham since August 31, 2009. Before joining Gresham, Mr. Reeves had served since December 2002 as the Chief Financial Officer at FIMAT USA (now known as Newedge USA), a broker-dealer and futures commission merchant subsidiary of Société Générale. Mr. Reeves graduated from Fairfield University with a Bachelor of Science in Accounting and is a certified public accountant.

Ms. Wager (age 44) has been a Managing Director for Gresham since March 2005 and has more than 20 years of commodity trading experience. She serves as a Senior Trader and is the portfolio manager for the Fund’s option strategy.

Dr. Jarecki (age 77) has been the Chairman of Gresham since 1994 as well as the head of the Investment Policy Committee for TAP® . He has been registered as a principal of Gresham since March 12, 2002. Dr. Jarecki is known in the precious metals business for his work with Mocatta & Goldsmid, bullion dealers to the Bank of England since 1671, and with Mocatta Metals Inc., a company he founded and later sold to Standard Chartered Bank. Dr. Jarecki was Chairman of Mocatta Metals Inc. from September 1973 to May 1989. In addition, Dr. Jarecki’s career has included senior management positions at international commodity futures trading and brokerage firms, Brody White & Co., Inc. and Brody White (UK) Ltd. (where he served as Chairman of both firms from May 1971 to August 1995), until their sale to the FIMAT arm of Societe Generale. Dr. Jarecki was the Chairman of MovieFone, Inc. from May 1994 until its sale to America Online in May 1999. Dr. Jarecki was a Director of the NFA from 1979 to 1993 and served as a Director of the Commodity Exchange, Inc. from 1970 to 2002, the Chicago Board of Trade from 1970 to 1996, and the Futures Industry Association from 1979 to 1985. Dr. Jarecki has been an officer of The Falconwood Corporation since he founded it in 1976, and is the Chairman of that company. Dr. Jarecki was the Chairman of the Board of Windham from August 1995 until December 2001. He is a graduate of the University of Heidelberg and is a practicing physician.

For more information, including, the past performance of Gresham, see “Gresham Performance Record” on pages 40 through 46.

Gresham Investment Philosophy and Process.    Gresham will pursue the Fund’s investment objective by utilizing an actively-managed, fully collateralized, long-only, rules-based commodity investment strategy and an options strategy (together referred to herein as TAP PLUSSM), each discussed below. Gresham believes that commodities as an asset class are often under represented in the investment portfolios of individuals, and that maintaining consistent exposure to commodities may potentially add significant diversification benefits to an investor’s portfolio that is otherwise composed primarily of U.S equities and U.S. bonds. See “Exhibit 3—Commodity Investments Have Provided Portfolio Diversification Benefits” in Part II of this prospectus.

Because the structure and operation of the commodity futures markets provide an opportunity for investors to potentially achieve positive total returns, Gresham believes that fully collateralized long commodity futures contracts offer investors the most direct access and exposure to commodities as an asset class. Over the long-term, Gresham believes fundamental, rules-based programs that invest in fully collateralized long commodity futures contracts offer the potential for positive total returns with low correlations to equity and debt markets. Gresham believes that such rules-based programs should (i) focus on fundamental, qualitative factors, including global production trends, trading volumes for commodity contracts, global import/export trade values, the volatility of futures contract prices and the liquidity of markets and (ii) create consistent exposure through a diversified portfolio of commodity contracts that may substantially reduce the volatility of returns compared with investments in individual commodities or small groups of commodities with limited diversification.

Gresham’s TAP PLUSSM strategy is systematic, rules-based in its design and actively-managed in its implementation. The Fund’s options strategy typically involves the sale of exchange-traded commodity call options on a continual basis on up to approximately 50% of the notional value of each of its commodity futures and forward contract positions that have sufficient option trading volume and liquidity. Although Gresham expects all of its commodity futures and forward contracts positions to have sufficient trading volume, in certain market environments the liquidity (as determined by the bid/ask spread) may be insufficient for trading in certain commodities. Initially, the Fund, at Gresham’s discretion, expects to sell commodity call options on approximately 50% of the notional value of its commodity futures and forward contract positions. Over time, decisions regarding the aggregate level of call option writing will depend upon several factors, including, among others, the relative value of the options and the overall volatility of the commodity markets. In determining the appropriate strike price (i.e., “out-of-the-moneyness”) for each commodity option position, Gresham relies upon momentum strategies that have been developed using its research methods and commodity market experience. The momentum strategies include a short-term (daily) trending strategy which is based on exponential moving averages and a medium-term (monthly) trending strategy which is based on historical commodity returns. Combining the daily and monthly input from the momentum strategies, Gresham is able to determine what it believes to be the appropriate “out-of-the-moneyness” for each commodity ranging from 0 to 20% out-of-the-money. The Fund’s risk-adjusted return over any particular period may be positive or negative.

Commodity Investment Strategy (TAP®).    So long as Gresham is the commodity subadvisor, the Fund’s assets will be actively managed using a fully collateralized, long-only, rules-based commodity investment strategy known as TAP® that invests in a diversified basket of commodity futures and forward contracts with an aggregate notional value substantially equal to the net assets of the Fund. TAP® is designed to maintain a consistent exposure to commodities as an asset class and does not require the existence of price trends in order to be successful. Commodities as an asset class have traditionally provided diversification benefits to equity and fixed income portfolios.

In order to be eligible for inclusion in TAP®, futures and forward contracts must be denominated in U.S. dollars and have annual trading volumes in excess of 300,000 contracts. TAP® currently requires investment in futures or forward contracts for commodities in each of the energy, industrial metals, livestock, agriculturals, foods and fibers and precious metals commodity groups. Commodity group weightings and individual commodity weightings are chosen by a process that blends global commodity production value, total U.S. dollar trading volume on commodity futures and forwards exchanges and global trade value. The process constrains the weightings of each commodity group such that no group may constitute more than 35% of TAP®, no two groups may constitute more than 60% of TAP® and no single commodity can constitute more than 70% of its group. In addition, each commodity may be rebalanced to its target weighting if its actual weighting deviates from its target substantially (currently, by more than 10%) and if the commodity passes an additional statistical test which measures if a commodity return is found to be mean reverting according to proprietary mathematical models utilized by the subadvisor (i.e., commodities with trending return series may not be rebalanced).

To make commodities futures investing comparable to typical unleveraged positions in equities and bonds, the futures need to be fully collateralized (typically, futures contracts have margin requirements that are 10% or less of the face value of the contract). In a fully collateralized futures purchase, the total return on commodity futures is composed of the price, roll, and collateral return. The price return reflects the movement in the spot price of the commodities; roll return measures the returns from investing in nearby futures contracts and rolling them over into the next nearby contract shortly prior to their expiration; and the portion of the collateral posted with the futures commission merchant as margin will return the 90-Day Treasury Bill rate. The balance of the collateral is managed by the collateral subadvisor for additional income through short-term, high grade debt securities having maturities of up to two years.

Options Strategy.     TAP® and the Fund’s options strategy are together referred to as TAP PLUSSM. The Fund, at Gresham’s discretion, will write (sell) exchange-traded commodity call options on a continual basis on up to approximately 50% of the notional value of each of its commodity futures and forward contract positions that, in Gresham’s determination, have sufficient option trading volume and liquidity. Initially, the Fund expects to sell commodity call options on approximately 50% of the notional value of its commodity futures and forward contract positions. NCAM and the commodity subadvisor believe that the options strategy can provide the potential for current gains from option premiums, which may reduce the volatility of the Fund’s returns. The goal is to enhance the Fund’s risk-adjusted returns relative to the returns of certain leading commodity market benchmarks over extended periods of time. In up markets, the Fund will forego potential appreciation in the value of the underlying contracts to the extent the price of those contracts exceeds the exercise price of options written by the Fund. The Fund cannot assure investors that it will achieve its investment objective nor can the Fund assure investors that the option strategy will be successful. The Fund’s risk-adjusted return over any particular period may be positive or negative.

The Fund will write (sell) near term, “out-of-the-money” call options on individual futures and forward contracts held by it, on baskets of commodities or on broad based commodity indices, such as the DJ-UBSCI or the GSCI, whose prices are expected to closely correspond to those of at least a substantial portion of the commodity futures and forward contracts held by the Fund. The Fund will write commodity call options that are U.S. exchange-traded and that are “American-style.” The Fund also will write commodity call options that are non-U.S. exchange-traded and that are “European-style.” The Fund will write commodity call options that may be up to 20% “out-of-the-money” and may have terms of up to one year. Generally, the Fund expects to write short-term commodity call options with terms of one to three months. As the writer of the call option, the Fund sells, in exchange for receipt of a premium, the right to any appreciation in the value of the futures or forward contract above a fixed price (the exercise price) on or before a certain date in the future. If, on or before the expiration of the call option, the purchaser exercises the call option, the Fund will be obligated to sell the futures or forward contract to the purchaser of the call at the option exercise price and will likely replace the futures or forward contract at a price that might be significantly higher.

Assuming that the changes in the value of the commodity investments underlying the value of the Fund’s call options will approximate the changes in the value of the Fund’s commodity futures and forward contracts (which cannot be assured), the combination of the Fund’s commodity investment strategy and the writing of “out-of-the-money” commodity call options will result in the Fund:

•	effectively retaining all of the appreciation, if any, as to approximately 50% of its commodity futures and forward contracts, on which call options have not been sold, and

•	effectively retaining up to approximately 20% of the appreciation, if any, as to the other approximately 50% of its commodity futures and forward contracts on which call options have been sold.

Regardless of the price performance of the commodity futures or forward contract, the Fund will retain the net option premiums received by the Fund.

Initially, the Fund does not expect to purchase commodity put options. In the future, however, the Fund may purchase put options on broad-based commodity indices, such as the DJ-UBSCI or the GSCI, or on custom indices, whose prices are expected to closely correspond to at least a substantial portion of the long commodity futures and forward contracts held by the Fund. The Fund may also purchase put options on baskets of commodities and on individual futures and forward contracts held by it. The Fund may purchase substantially “out-of-the-money” commodity put options on an opportunistic basis on all or substantially all of the notional value of its commodity futures and forward positions in order to seek protection against significant declines in the net asset value of the Fund’s shares due to declines in the Fund’s commodity investments. The commodity put options will generally have terms of approximately one year, but may have terms of up to three years. The Fund may purchase OTC commodity put options and non-U.S. exchange-traded put options that are typically “European-style.” As a holder of a commodity put option, the Fund, in exchange for payment of a premium, has the right to receive from the seller of the commodity put option, if the current price is lower than the put exercise price, the difference between the put exercise price and the current price of the underlying commodity futures or forward contract on or before a specified date. Because the put options purchased by the Fund will be “out-of-the-money,” the Fund’s portfolio will not be fully protected against, and will bear the loss associated with, a market decline down to the exercise price of the option.

Collateral Subadvisor.    The manager has selected NAM to invest the Fund’s collateral in short-term, high grade debt securities. NAM, 333 West Wacker Drive, Chicago, Illinois, 60606, a registered investment adviser, is a wholly owned subsidiary of Nuveen Investments. Founded in 1898, Nuveen Investments and its affiliates had approximately $150 billion in assets under management as of March 31, 2010, of which approximately $69.7 billion was managed by NAM. Regarding this approximately $69.7 billion of assets under management, approximately $35.1 billion, $17.4 billion, $16.0 billion and $1.3 billion represent assets relating to closed-end municipal bond funds, open-end municipal bond funds, retail municipal managed accounts and institutional municipal managed accounts, respectively. The Fund’s collateral will be invested in short-term, high grade debt securities, including obligations issued or guaranteed by the U.S. government, its agencies and instrumentalities, and corporate obligations. Such securities are common investments for NAM in several of its investment strategies.

Mr. Douglas M. Baker (age 36) is a Senior Vice President and Portfolio Manager for NAM. Mr. Baker joined NAM in March 2006 as a Vice President and Derivatives Analyst. Mr. Baker’s responsibilities include portfolio management duties for the Nuveen Preferred Securities Fund (ticker: NPSRX), as well as preferred security separately managed account strategies. In addition, Mr. Baker manages the derivative overlay program for NAM which includes, among other things, negotiating derivatives documentation, constructing derivative strategies for NAM portfolio managers, and executing exchange-traded and over-the-counter derivative-related trades. Prior to joining NAM, Mr. Baker spent three years at Lehman Brothers in institutional fixed income and derivatives sales, and prior to that he spent approximately five years at Bank of America in corporate and commercial banking. Mr. Baker earned his BS in finance with honors from the University of Illinois and his MBA in finance and economics with honors from the University of Chicago Graduate School of Business.

Investment Strategy and Process.    The collateral subadvisor will invest the Fund’s collateral not otherwise held in a margin account by the commodity broker using a short-term, near-cash, fixed-income strategy. The collateral subadvisor will emphasize current income, liquidity and preservation of capital. As a result, the Fund anticipates that it will maintain significant collateral that will be invested in short-term debt securities with maturities up to two years that, at the time of investment, are of high grade quality, including obligations issued or guaranteed by the U.S. government, its agencies and instrumentalities and corporate obligations. A debt instrument is considered of high grade quality if it is rated AA or better by at least one of the NRSROs that rate such instrument (even if rated lower by another), or it is unrated by any NRSRO but judged to be of comparable quality by NAM.

Additional Information Related to NCAM, NAM and Nuveen Investments.    In addition to its reliance on Gresham, the Fund is dependent upon services and resources provided by its manager and collateral subadvisor (NCAM and NAM) and their parent Nuveen Investments. On November 13, 2007, Nuveen Investments was acquired by an investor group led by Madison Dearborn Partners, LLC, a private equity firm based in Chicago, Illinois (previously defined as the “MDP Acquisition”). The investor group led by Madison Dearborn Partners, LLC includes affiliates of [                    ], which has since been acquired by [                    ]. As a result of the MDP Acquisition, [                    ] currently owns a 32% non-voting equity stake in Nuveen Investments, owns a $30 million position in the $250 million revolving loan facility of Nuveen Investments and holds two of ten seats on the board of directors of Nuveen Investments. Nuveen Investments significantly increased its level of debt in connection with the MDP Acquisition. As of March 31, 2010, Nuveen Investments had outstanding approximately $3.9 billion in aggregate principal amount of indebtedness, with approximately $403.1 million of available cash on hand. Nuveen Investments believes that monies generated from operations and cash on hand will be adequate to fund debt service requirements, capital expenditures and working capital requirements for the foreseeable future; however, Nuveen Investments’ ability to continue to fund these items may be affected by general economic, financial, competitive, legislative, legal and regulatory factors and by its ability to refinance outstanding indebtedness with scheduled maturities beginning in 2013. The risks, uncertainties and other factors related to Nuveen Investments’ business, the effects of which may cause its assets under management, earnings, revenues, and/or profit margins to decline, are described in its filings with the SEC, which are publicly available.

Management Fees

The Fund has agreed to pay an annual fee based on its average daily net assets, for the services and facilities provided by the manager, payable on a monthly basis, according to the following schedule:

Average Daily Net Assets	Management Fee
Up to $500 million	1.250%
$500 million to $1 billion	1.225%
$1 billion to $1.5 billion	1.200%
$1.5 billion to $2 billion	1.175%
$2 billion and over	1.150%

Pursuant to an agreement between the manager and the commodity subadvisor, the commodity subadvisor will receive from the manager a fee of ..35% based on the Fund’s average daily net assets, payable on a monthly basis.

Pursuant to an agreement between the manager and the collateral subadvisor, the collateral subadvisor will receive from the manager a fee based on the Fund’s average daily net assets, payable on a monthly basis as follows:

Average Daily Net Assets	Management Fee
Up to $500 million	.3000%
$500 million to $1 billion	.2875%
$1 billion to $1.5 billion	.2750%
$1.5 billion to $2 billion	.2625%
$2 billion and over	.2500%

“Average daily net assets” means the total assets of the Fund, minus the sum of its accrued liabilities.

In addition to the fee of the manager, the Fund pays all other costs and expenses of its operations, including custody fees, transfer agent expenses, legal fees, expenses of independent auditors, expenses of preparing, printing and distributing shareholder reports, notices, proxy statements, reports to governmental agencies, and taxes, if any.

The manager’s agreements with each of the subadvisors may be terminated at any time, without penalty, by either the manager or a subadvisor upon 120 days written notice. Each of the agreements provides that the subadvisor will not be liable to the Fund in connection with the performance of its duties, and the Fund will indemnify the subadvisor for losses and costs arising out of its status as a subadvisor to the Fund, except, in each case, for a loss resulting from the subadvisor’s willful misfeasance, bad faith or gross negligence or reckless disregard of its duties and obligations under the agreement. The subadvisor will indemnify the Fund and the manager for losses and costs attributable to such willful misfeasance, bad faith or gross negligence or willful disregard.

If the manager determines it is in the best interests of shareholders to select additional CTAs or replace a subadvisor, the manager will consider certain information with respect to each new CTA, including the following:

•	general information including the identity of its affiliates and key personnel;

•	investment strategy and risk management of the CTA;

•	the CTA’s financial condition;

•	relevant performance history and the quality of services provided;

•	fees and expenses; and

•	capacity to take on new business.

None of the foregoing agreements, or any extensions or replacements of such agreements, are subject to the approval of the Fund’s Trustees or shareholders. As a result, the manager may amend, extend or replace any such agreement in its sole discretion, and therefore may increase the fees of the manager and either subadvisor without any Trustee or shareholder approval.

Regulatory and Litigation

In connection with an inquiry by FINRA into the activities of Nuveen, a registered broker-dealer affiliate of NAM that is involved in the offering of the Fund’s shares, in marketing and distributing preferred shares of certain closed-end funds managed by NAM, FINRA staff members have notified Nuveen that they have made a preliminary determination to recommend that disciplinary action be brought against Nuveen. The potential charges recommended by the FINRA staff in such action would allege that certain closed-end fund preferred share marketing materials provided by Nuveen were false and misleading from 2006 to 2008, and also would allege failures by Nuveen relating to its supervisory system with respect to the marketing of such preferred shares. The FINRA staff has provided Nuveen an opportunity to make a written submission to FINRA to aid FINRA’s consideration of whether to revise and/or go forward with the staff’s preliminary determination to recommend disciplinary action. Nuveen is preparing such a submission responding to the potential allegations and asserting its defenses. Nuveen anticipates continuing to discuss these matters with the FINRA staff.

GRESHAM PERFORMANCE RECORD

Before the formation of Gresham, Dr. Jarecki and Mr. Spencer directed one proprietary account, a family trust, from January 1987 through the present. Gresham was formed in 1994 to continue the management of this account. Gresham began managing other client accounts in September 2004 and continues to manage client accounts, including client accounts managed pursuant to several strategies unrelated to TAP®, as described below. The capsule performance table on the following page reflects the actual performance of Gresham’s client accounts traded pursuant to TAP® but does not include performance based on the use of the options strategy. The performance information relating to Gresham’s proprietary account using TAP® is set forth in the Supplemental Performance Record Information in Part Two.

Certain agreed-upon procedures were applied to the capsule performance table on the following page by independent accountants, Michael J. Liccar & Co., CPAs (“Liccar”) of Chicago, Illinois. The procedures applied to the capsule were performed on a test basis and included the following: testing the mathematical accuracy of the capsule and its supporting schedules; testing the adequacy of the overall format and disclosures contained in the capsule; and the application of certain detailed testing of client performance to supporting documentation which, to a large extent, was arranged to be obtained directly from the respective clearing brokers, depositories and fund administrators of the client accounts. The scope of Liccar’s work was limited to the procedures noted in their report and did not include all procedures considered necessary under U.S. generally accepted auditing standards for the purpose of expressing an opinion on the capsule and the related Notes.

The results set forth in the accompanying performance records may not be representative of the results that may be achieved by Gresham in the future, in part because past results are not necessarily indicative of future results. Also, Gresham has not previously employed TAP PLUSSM for any client accounts and the historical performance record for TAP® does not represent the investment performance for TAP PLUSSM. Additionally, the risk assumed and, consequently, the potential for profit experienced by a particular account at different times, and by different accounts at the same time, vary significantly according to market conditions and other factors described under the heading “Conflicts of Interest.”

Future investment performance also will be affected by the increasing amount of funds managed by the commodity subadvisor. For example in certain commodity investments, the commodity subadvisor may be unable to acquire positions as large as its strategy might otherwise dictate, because the sizes of these positions are limited by legal regulations. Also, “skid” or “slippage” (the difference between ideal and actual trade execution prices, and the transaction cost resulting therefrom) may increase with the execution of larger orders. Finally, fewer commodity investments may be sufficiently liquid to trade, reducing diversification and opportunities to profit.

For all of the above reasons, no investor should expect the same performance as that of any other account traded previously, simultaneously or subsequently by Gresham, its principals, or the composite presented herein, as past performance is not necessarily indicative of future results.

Composite Performance Capsule for Gresham’s Tangible Asset Program (TAP®)

Name of CTA:	Gresham Investment Management LLC
Name of Trading Program:	Tangible Asset Program (TAP®)
Inception of Trading by CTA:	Jan 1, 1994
Inception of Trading in Offered Program:	September 2, 2004
Number of accounts currently traded pursuant to the program as of 04/30/2010:	8
Total client assets[1] traded pursuant to the program as of 04/30/2010:	$ 3,811,306,243
Largest monthly drawdown[2]:	-24.50% (October 2008)
Largest peak-to-valley drawdown[3]:	-57.16% from June 2008 - February 2009
Number of profitable accounts that are open:	5
Number of profitable accounts that are closed:	3
Range of returns experienced by profitable open accounts:	51.18% to 17.56%
Returns experienced by profitable closed accounts:	33.03% to 10.71%
Number of losing accounts that are open:	3
Number of losing accounts that are closed:	3
Range of returns experienced by losing open accounts:	-34.01% to -10.82%
Returns experienced by losing closed accounts:	-38.72% to -26.59%

Notes to Composite Performance Capsule

1	Total client assets do not include assets managed by Gresham for its Chairman, Dr. Henry Jarecki.
2	Largest monthly drawdown is the largest single month loss sustained during the last five years and year-to-date.
3	Peak-to-valley draw-down is the percentage decline between the portfolio’s highest value during a particular time frame and its lowest subsequent value during the same time frame.

Composite Performance Data for TAP®

Past Performance is not Necessarily Indicative of Future Results

Pursuant to applicable rules of the CFTC, the performance data for TAP® is presented for the most recent five calendar years and year-to-date. The Composite Performance Capsule and the Rates of Total Return apply only to TAP® and not TAP PLUSSM.

Rates of Total Return (Net)

	2005	2006	2007	2008	2009	2010
Jan	4.31%	2.83%	-0.41%	2.65%	-5.64%	-6.61%
Feb	6.54%	-6.70%	4.60%	10.93%	-4.42%	3.71%
Mar	3.41%	1.72%	2.45%	-3.89%	4.85%	1.11%
Apr	-5.46%	6.85%	2.42%	3.94%	1.34%	2.63%
May	-0.49%	1.59%	-1.31%	3.78%	14.07%
Jun	2.01%	0.17%	0.88%	7.90%	-0.94%
Jul	4.36%	3.58%	4.21%	-9.86%	4.01%
Aug	6.86%	-4.15%	-3.55%	-7.17%	0.26%
Sep	2.64%	-6.65%	7.24%	-11.63%	-0.41%
Oct	-4.05%	1.92%	4.43%	-24.50%	4.94%
Nov	0.57%	4.05%	-3.27%	-10.37%	4.19%
Dec	3.30%	-5.39%	3.54%	-5.09%	1.07%
Year	25.84%	-1.34%	22.68%	-39.50%	24.29%	0.50%

Notes to the Rates of Total Return Table:

1)	The rates of total return are net of all fees and expenses. Fees and expenses include commissions and fees, administration fees, legal fees, audit fees and management fees.
2)	The composite performance for TAP does not include a family office account beneficially owned by Dr. Jarecki, one of the principals of the commodity subadvisor.

Other Gresham Trading Programs

All of Gresham’s trading programs deliver commodities exposure via long-only, fully collateralized investment in commodity futures and swaps. Gresham attempts to maximize risk adjusted returns through discretionary and opportunistic rolling of futures contracts. In addition, Gresham seeks to minimize external risks by investing primarily in exchange traded futures contracts and collateralizing those investments with high-quality, short-term debt obligations. Gresham’s trading programs not related to TAP® are described below, followed by a summary of their performance.

ETAP is a trading program that utilizes Gresham’s proprietary strategy called Term Structure Monetization strategy and differs from the other Gresham trading programs in its use of TAP® weightings. Gresham’s Term Structure Monetization strategy opportunistically trades between all futures contracts with less than 24 month terms in pursuit of higher returns relative to the benchmark. Gresham offers ETAP on a management fee plus incentive fee basis. Gresham began trading client assets in March 2008 in the ETAP trading program and currently has approximately $655 million of assets under management as of June 30, 2010.

A PLUS is a trading program that utilizes Gresham’s Term Structure Monetization strategy (described above) and differs from the other Gresham trading programs in its use of DJ-UBS index weightings. Gresham offers A PLUS on a management fee plus incentive fee basis. Gresham began trading client assets in October 2007 in the A PLUS trading program. It has grown to be the second largest single Gresham trading program with approximately $1,705 million of assets under management as of June 30, 2010.

G PLUS is a trading program that utilizes Gresham’s Term Structure Monetization strategy (described above) and differs from the other Gresham trading programs in its use of S&P GSCI index weightings. Gresham offers G PLUS on a management fee plus incentive fee basis. Gresham began trading the G PLUS program in October 20071 and currently has approximately $651 million of assets under management as of June 30, 2010.

EJ is a trading program that utilizes Gresham’s Term Structure Monetization strategy (described above) and differs from the other Gresham trading programs in its use of J.P. Morgan Commodity Curve index weightings. Gresham offers EJ on a management fee plus incentive fee basis. Gresham began trading client assets in April 2010 in the EJ trading program and currently has approximately $62 million of assets under management in that program as of June 30, 2010.

A is a trading program based on the Dow Jones-UBS Commodity index weightings. The A strategy seeks to outperform the benchmark while generating less tracking error than the Gresham A Plus strategy by applying discretionary rolling with contract terms that are similar to the DJ-UBS index. Gresham offers the A program on a management fee only basis. Gresham began trading client assets in February 2010 in the A trading program and currently has approximately $12 million of assets under management as of June 30, 2010.2

QIF is a trading program that utilizes Gresham’s Term Structure Monetization strategy (described above) and differs from the other Gresham trading programs in its application of equal weights to Energy; Industrial Metals; Precious Metals; and Agricultural commodities. Gresham began trading client assets in September 2009 in the QIF trading program and currently has approximately $78 million of assets under management as of June 30, 2010.

SPGSCI index replication is a Gresham trading program that seeks to replicate the S&P GSCI Commodity Index. SPGSCI seeks to achieve the returns of the S&P GSCI index. Gresham offers this program on a management fee only basis. Gresham began trading client assets in this program in June 2009 and currently has approximately $357 million of assets under management in that program as of June 30, 2010.

DJ-UBS index replication is a Gresham trading program that seeks to replicate the Dow Jones-UBS Commodity Index. DJ-UBS index replication seeks to achieve the returns of the Dow Jones-UBS Commodity Index. Gresham offers this program on a management fee only basis. In this program, Gresham began trading client assets in September 2009 and currently has approximately $93 million of assets under management as of June 30, 2010.

1	Inception of the Gresham G PLUS Master Fund was October 2007. The fund was seeded by affiliates of Gresham Investment Management. Gresham began trading client assets in the G PLUS trading program in December of 2007.
2	As of June 2010, affiliates of Gresham Investment Management account for the entirety of A strategy assets via investments in the Gresham A Commodities Fund, LLC.

Program Name	ETAP	A PLUS		G PLUS		EJ	A	QIF	SPGSCI Rep.	DJUBS Rep.
Inception of Program[1]	February 2007	October 2007		October 2007		April 2010	February 2010	September 2009	June 2009	September 2009
Number of Open Accounts	5	7		4		1	1	1	1	1
Profitable	2	4		1		0	0	0	0	0
Unprofitable	3	3		3		1	0	0	0	1
Performance of Open Accounts[2]
Profitable	2.30% to 3.82%	0.80% to 14.73%		15.30% to 15.30%
Unprofitable	-41.80% to -25.66%	-18.81 to -7.08	% %	-48.44 to -28.80	% %	-6.05%	-2.39%	-1.74%	-19.16%	-4.62%
Number of Closed Accounts	1	0		0		0	0	0	0	1
Profitable	0	0		0		0	0	0	0	1
Unprofitable	1	0		0		0	0	0	0	0
Performance of Closed Accounts[2]
Profitable										9.02%
Unprofitable	-38.11%
Assets (USD Millions)	$655	$1,705		$651		$62	$12	$78	$357	$93
Largest Monthly Drawdown	-23.20%	-21.06%		-27.55%		-7.94%	-7.18%	-13.39%	-19.91%	-7.28%
Largest Peak-to-Valley Drawdown	-54.90%	-52.48%		-64.94%		-8.65%	-7.18%	-19.66%	-27.51%	-9.99%
Compound Annual Rate of Return[3]	-2.52%	-7.30%		-11.62%					-17.83%
Annual Returns
2004
2005
2006
2007	23.27%	7.57%		14.43%
2008	-35.48%	-31.13%		-40.82%
2009	24.15%	20.21%		15.07%				12.94%	7.52%	12.61%
2010	-7.20%	-8.83%		-8.63%		-6.05%	-2.39%	-13.00%	-24.81%	-9.72%
Monthly Returns
2/28/2007	4.17%
3/31/2007	2.11%
4/30/2007	2.69%
5/31/2007	-0.67%
6/30/2007	1.17%
7/31/2007	2.50%
8/31/2007	-3.54%
9/30/2007	7.12%
10/31/2007	5.02%	5.16%		11.84%
11/30/2007	-2.78%	-2.22%		-2.83%
12/31/2007	3.84%	4.61%		5.30%
1/31/2008	4.23%	5.54%		1.47%
2/29/2008	10.33%	12.09%		11.13%
3/31/2008	-4.17%	-6.04%		-1.32%
4/30/2008	4.17%	3.99%		8.11%
5/31/2008	3.89%	3.53%		9.66%
6/30/2008	9.02%	9.49%		10.32%
7/31/2008	-9.92%	-10.72%		-11.42%
8/31/2008	-6.33%	-6.78%		-6.39%
9/30/2008	-11.55%	-11.16%		-12.27%
10/31/2008	-23.20%	-21.06%		-27.55%
11/30/2008	-8.53%	-6.41%		-13.12%
12/31/2008	-5.34%	-3.77%		-11.20%
1/31/2009	-5.86%	-6.01%		-9.19%
2/28/2009	-3.46%	-3.82%		-5.06%
3/31/2009	5.54%	4.23%		5.77%
4/30/2009	1.35%	1.38%		-0.37%
5/31/2009	11.22%	11.59%		14.49%
6/30/2009	-0.77%	-1.81%		1.17%					-0.49%
7/31/2009	4.12%	3.89%		2.32%					1.77%
8/31/2009	0.58%	-0.26%		-1.92%					-2.00%
9/30/2009	-0.51%	1.11%		-0.69%				0.16%	2.31%	3.22%
10/31/2009	4.60%	3.54%		6.17%				8.81%	6.30%	3.26%
11/30/2009	4.94%	4.20%		3.30%				6.41%	3.33%	3.64%
12/31/2009	1.20%	1.62%		0.04%				-2.61%	-3.59%	1.95%
1/31/2010	-6.30%	-6.97%		-7.45%				-3.85%	-11.02%	-7.28%
2/28/2010	3.46%	3.25%		4.36%			3.55%	-5.10%	3.63%	3.67%
3/31/2010	0.42%	-0.64%		1.69%			-1.05%	1.30%	1.01%	-1.29%
4/30/2010	3.32%	2.81%		5.46%		2.85%	2.38%	3.05%	1.21%	1.92%
5/31/2010	-7.56%	-6.73%		-11.40%		-7.94%	-7.18%	-13.39%	-19.91%	-6.92%
6/30/2010	-0.19%	-0.38%		-0.45%		-0.77%	0.25%	5.46%	-0.42%	0.30%

1.	For G PLUS and A, affiliates of Gresham Investment Management were the sole investors at the inception of the program.
2.	Cumulative total returns, net of all fees and commissions. Performance data is preliminary and subject to change.
3.	Displayed only for programs with 12 or more months of trading history.

THE COMMODITY BROKER

BCI will serve as the Fund’s clearing broker to execute and clear the Fund’s futures and equity transactions and provide other brokerage-related services. BCI is a registered securities broker-dealer and futures commission merchant. BCI is wholly owned by Barclays Bank PLC, which is authorized and regulated by the UK Financial Services Authority. BCI is headquartered at 745 7th Ave., New York, NY, 10019.

BCI is involved in a number of judicial and arbitration matters arising in connection with the conduct of its business. BCI’s management believes, based on currently available information, that the results of such proceedings will not have a significant adverse effect on BCI’s financial condition.

On September 15, 2009 motions were filed in the United States Bankruptcy Court for the Southern District of New York by Lehman Brothers Holdings Inc. (“LBHI”), the Securities Investor Protection Act Trustee for Lehman Brothers Inc. (the “Lehman Trustee”) and the Official Committee of Unsecured Creditors of Lehman Brothers Holdings Inc. (the “Committee”). All three motions challenge certain aspects of the transaction pursuant to which BCI and other companies in the Barclays Group acquired most of the assets of Lehman Brothers Inc. (“LBI”) in September 2008 and the court order approving such sale. The claimants seek an order voiding the transfer of certain assets to BCI; requiring BCI to return to the LBI estate alleged excess value BCI received; and declaring that BCI is not entitled to certain assets that it claims pursuant to the sale documents and order approving the sale. On November 16, 2009, LBHI, the Lehman Trustee and the Committee filed separate complaints in the Bankruptcy Court asserting claims against BCI based on the same underlying allegations as the pending motions and seeking relief similar to that which is requested in the motions. On January 29, 2010 BCI filed its response to the motions. BCI is vigorously defending its position. On January 29, 2010, BCI also filed a motion seeking delivery of certain assets that LBHI and LBI have failed to deliver as required by the sale documents and the court order approving the sale. It is not possible to estimate any possible loss to BCI in relation to these matters or any effect that these matters might have upon operating results in any particular financial period.

Neither BCI nor any affiliate, officer, director or employee thereof have passed on the merits of this prospectus or offering, or give any guarantee as to the performance or any other aspect of the Fund.

CONFLICTS OF INTEREST

Conflicts Relating to the Manager

There are present and potential future conflicts of interest in the Fund’s structure and operation you should consider before you purchase shares. The manager will use this notice of conflicts as a defense against any claim or in any proceeding.

NAM, the collateral subadvisor, is an affiliate of the manager. As a result of this affiliation, the fee paid by the manager to the collateral subadvisor has not been established by “arm’s-length” negotiation, and the manager has less of an incentive to replace the collateral subadvisor.

The manager has sole current authority to manage the investments and operations of the Fund, and may act to create a conflict with shareholders’ best interests. The manager has not established formal procedures to resolve potential conflicts of interest resulting from, or that may result from, its sole authority to manage the investments and operations of the Fund. These potential conflicts may adversely affect both shareholders of the Fund and the manager. For instance, although the manager intends to cause the Fund to make monthly distributions to shareholders, it has the discretion to withhold distributions, which could have the effect of increasing its management fees. Your lack of voting control and the provisions of the Trust Agreement mean that you will have almost no ability to influence matters such as amendment of the Trust Agreement, change in the Fund’s basic investment policy, the expenses incurred by the Fund, dissolution of the Fund, or the sale or distribution of the Fund’s assets.

Conflicts Relating to the Commodity Subadvisor

Situations may arise where the Fund could be disadvantaged because of activities conducted by the commodity subadvisor for other clients or for the commodity subadvisor, its principals, affiliates or employees. Such situations may be based on, among other factors, legal restrictions on the combined size of commodity positions (commonly referred to as “position limits”) that may be taken for all accounts managed by the commodity subadvisor and its principals; the difficulty of liquidating an investment for more than one account where the market cannot absorb the sale of the combined positions; or the determination that a particular investment is warranted only if hedged with an option and there is limited availability of such options. It is possible that investment decisions of the commodity subadvisor may be modified and that positions held by the Fund may have to be liquidated to avoid exceeding such position limits potentially resulting in substantial loss. See “Speculative Position Limits” on page 89 of this prospectus. Instances also may arise where the commodity subadvisor determines that an investment opportunity is suitable for more than one account but the market is too illiquid to enable each such client to participate to the extent advisable. In the above situations, or in other situations in which conflicts arise, the commodity subadvisor will endeavor to allocate investment opportunities fairly.

The commodity subadvisor in the future may engage in substantial trading for its own account or manage accounts that pay higher advisory fees than the Fund, which may provide the commodity subadvisor with a financial incentive to favor such other accounts over the Fund. In addition, the commodity subadvisor may enter into trades on behalf of some clients which are different from, or opposite to, trades for other clients. Accordingly, other accounts of the commodity subadvisor may compete with the Fund for appropriate investment opportunities and the performance in some clients’ accounts may be materially different than the performance in other clients’ accounts or in the commodity subadvisor’s own account.

Commodity contract orders for a client account may, but are not required to, be combined with orders for other accounts managed by the commodity subadvisor, including other client accounts and proprietary accounts. When orders are combined and it is not possible to receive the same execution price, the commodity subadvisor utilizes average pricing when allocating executed orders among accounts where possible, and a client account will be charged or credited with the average price. The effect of the average price may operate on some occasions to the disadvantage of the Fund. Where it is not possible to use average pricing, the commodity subadvisor will allocate executed orders in accordance with a systematic methodology that is designed to assure equitable treatment of all accounts over time. The effect of using this methodology may on some occasions disadvantage the Fund. Alternatively, if the commodity subadvisor chooses to liquidate positions held on behalf of the Fund to an extent greater than other accounts under the commodity subadvisor’s management, the result to the Fund would be further reduction in the potential for profit and/or more substantial losses should the exit of the positions be at unfavorable prices.

Conflicts Relating to the Manager and the Commodity Subadvisor

The manager and the commodity subadvisor, respectively, intend to operate other domestic and foreign commodity pools in the future. The manager and the commodity subadvisor and their principals therefore may be subject to conflicting demands in respect of their obligations to accounts managed and commodity pools operated by them. The manager and the commodity subadvisor and their principals will endeavor to treat each commodity pool and managed account fairly and will not intentionally favor one account or commodity pool over any other.

Principals, affiliates, and employees of the manager and the commodity subadvisor may trade for their own accounts. This could involve a conflict of interest in that such trades may be different from, or opposite to, those of clients. It is possible that the proprietary positions taken by the manager or commodity subadvisor’s principals, affiliates, and employees may not be held for the same period of time or may be in different markets than positions taken by the commodity subadvisor on behalf of one or more clients’ accounts. Accordingly, no assurance is given that the proprietary investment results of the principals, affiliates, and employees of the manager or commodity subadvisor will be the same as the performance in any client’s account. Furthermore, the commodity subadvisor’s principals, affiliates and employees may express views that are inconsistent with, or contrary to, the trading strategies undertaken on behalf of one or more clients. The records of the proprietary accounts of the principals, affiliates, and employees of the manager and the commodity subadvisor will not be available for review or inspection by clients. It is the commodity subadvisor’s fiduciary responsibility, however, to trade all client accounts in the best interests of the clients. Although principals, affiliates, and employees of the manager or commodity subadvisor may trade for their own account, they will not be permitted to take positions recommended for client accounts ahead of, or on a more favorable basis than, client accounts. However, as stated, situations may arise where the Fund could be disadvantaged because of such investment activity. Because each client’s fee arrangement may be different, a potential conflict may arise in the allocation of the commodity subadvisor’s time and resources among clients paying differing fees.

Gresham maintains internal policies and procedures relating to personal investment activities of its principals, affiliates and employees. The policies and procedures provide that these individuals may not take the same positions as are recommended for client accounts prior to, or on a more favorable basis than, client accounts on a given trading day. Moreover, Gresham requires that transactions in an implementation strategy for its principals, affiliates and employees be effected, to the extent practicable, contemporaneously with any transactions for the same contracts that are being effected in the same implementation strategy by Gresham for any of its advisory clients. Any other transactions by Gresham’s principals, affiliates of employees taking the same positions in the same contracts on the same day as are being traded for clients must be effected at the close of the markets. There is a limited exception to this rule permitting trades generated electronically by predetermined programs to be effected at times dictated by such programs.

The Commodity Broker

Participants in the futures market typically maintain relationships with two types of commodity brokers: executing brokers and clearing brokers. The executing broker is the one who executes the transactions on the exchange, and the clearing broker is the one who clears the transactions and maintains custody of the customer’s funds deposited as margin and its positions. The Fund intends to use BCI as its clearing broker and the executing broker on various commodity transactions by the Fund and BCI may also act as a dealer or counterparty on forward contracts entered into by the Fund. The Fund may also place orders with different executing brokers. The executing broker may act as an executing broker for its own account, accounts of affiliates or accounts in which it or one of its affiliates has a financial interest. The compensation received by the executing broker from such accounts may be more or less than the compensation received for brokerage, forward trading and dealer services provided to the Fund. In addition, various accounts traded through the executing broker (and over which its personnel may have discretionary trading authority) may take positions in the futures markets opposite to those of the Fund or may compete with the Fund for the same positions. The executing broker may have a conflict of interest in its execution of trades for the Fund and for other customers. The commodity subadvisor will, however, not retain any executing broker for the Fund which the commodity subadvisor has reason to believe would knowingly or deliberately favor any proprietary account or other customer account over the Fund with respect to the execution of commodity interest positions.

The executing broker will benefit from executing orders for other clients, whereas the Fund may be harmed to the extent that the executing broker has fewer resources to allocate to the Fund’s accounts due to the existence of such other clients.

Certain officers or employees of the commodity brokers may be members of U.S. commodities exchanges and/or serve on the governing bodies and standing committees of such exchanges, their clearing houses and/or various other industry organizations. In such capacities, these officers or employees may have a fiduciary duty to the exchanges, their clearing houses and/or such various other industry organizations which could compel such employees to act in the best interests of these entities, perhaps to the detriment of the Fund.

INVESTMENT POLICIES OF THE FUND

Liquidity

The Fund invests only in commodity futures and forward contracts that are traded in sufficient volume to permit, in the manager’s opinion, ease of taking and liquidating positions in these financial interests. Sufficient volume includes only those futures and forward contracts that trade at least 300,000 contracts per year.

Borrowings

The Fund does not intend to utilize leverage. However, the Fund may borrow for temporary or emergency purposes in an amount up to 5% of the value of the Fund’s net assets should the need arise. Such short-term borrowings would mature in less than 60 days from the date of borrowing. Any temporary or emergency borrowings would be used to provide the Fund with added potential flexibility in managing its liquidity needs.

Portfolio Restrictions

Commodity Call and Put Options.    The Fund expects to write call options and may purchase commodity put options on commodity futures and forward contracts, subject to the following restrictions. The Fund may only:

•	write exchange-traded commodity call options with respect to its underlying commodity futures and forward contracts or commodity indices;

•	purchase exchange-traded or OTC put options, provided that immediately after any such purchase not more than 5% of the Fund’s total assets would be invested in OTC commodity put options;

•

purchase commodity put options, provided that after any such purchase the Fund would not have more than 100% of the notional value of its total assets (taken at current value) subject to such put options; and

•	enter into closing sale or purchase transactions with respect to OTC commodity put or call options.

General.    No single commodity position in the portfolio will exceed 30% of the Fund’s net assets.

Margin Requirements

Original or initial margin is the minimum amount of funds that must be deposited by the Fund with the commodity broker to initiate and maintain an open position in futures contracts. Maintenance margin is the amount (generally less than the original margin) to which an account may decline before additional margin must be delivered. Additional margin that must be delivered is called “variation” margin. A margin deposit is like a cash performance bond. It helps assure the performance of the futures contracts purchased or sold by the Fund. Futures contracts are customarily bought and sold on margin that represents a very small percentage (ranging upward from less than 2%) of the aggregate purchase or sales price of the contract. Because of such low margin requirements, price fluctuations occurring in the futures markets may create profits and losses that, in relation to the amount invested, are greater than are customary in other forms of investment or speculation. The amount of margin required in connection with a particular futures contract is set by the exchange on which the contract is traded and may be modified by the exchange during the term of the contract.

Brokerage firms, such as the Fund’s clearing brokers, carrying accounts in commodity contracts may not accept lower, and generally require higher, amounts of margin as a matter of policy to further protect themselves. The clearing brokers may require the Fund to make margin deposits equal to exchange minimum levels for all commodity contracts. This level of margin required may be altered in the clearing brokers’ discretion.

Investing in the OTC markets where no clearing facility is provided generally does not require exchange-style margin but may require collateral and other forms of credit support.

When the Fund purchases an option, there is no margin requirement; however, the option premiums must be paid in full. When the Fund sells an option, on the other hand, the Fund is required to deposit margin in an amount determined by the margin requirements established for the underlying interest and, in addition, an amount substantially equal to the current premium for the option. The margin requirements imposed on the writing of options, although adjusted to reflect the probability that “out-of-the-money” options will not be exercised, can in fact be higher than those imposed in dealing in the futures markets directly. Complicated margin requirements apply to spreads and conversions, which are complex investment strategies in which a trader acquires a mixture of options positions and futures positions in the underlying interest.

Margin requirements are computed each day by the Fund’s clearing broker. When the market value of a particular open commodity position changes to a point where the margin on deposit does not satisfy maintenance margin requirements, a margin call is made by the broker. If the margin call is not met within a reasonable time, which may be a period of less than 24 hours, the broker may close out the position. With respect to the Fund’s investing, the Fund (and not its investors personally) is subject to margin calls.

DESCRIPTION OF FUND SHARES

Fund Shares

The shares represent units of fractional undivided beneficial interest in and ownership of the Fund. For a description of the rights and privileges of shareholders under the Trust Agreement, see “Trust Agreement.”

Transfer Agent and Registrar

State Street will serve as the Fund’s transfer, shareholder services and distribution paying agent. The Fund will be responsible for the transfer agency fees in the amount of .04% of the Fund’s total assets per year.

State Street will also serve as the Fund’s custodian. The custodian performs custodial, fund accounting and portfolio accounting services. BCI, the Fund’s clearing broker, also may serve as custodian for all or a portion of the Fund’s assets.

All fees charged by the transfer agent for transfers and withdrawals of shares are borne by the Fund, except that fees similar to those customarily paid by shareholders for surety bond premiums to replace lost or stolen certificates, taxes or other governmental charges, special charges for services requested by a shareholder and other similar fees or charges are borne by the affected shareholder. There is no charge to shareholders for disbursements of Fund distributions of available cash. The Fund will indemnify the transfer agent and its agents from certain liabilities.

The transfer agent may at any time resign, by notice to the Fund, or be removed by the Fund. Such resignation or removal will become effective upon the appointment by the manager of a successor transfer agent and registrar and its acceptance of such appointment. If no successor has been appointed and has accepted such appointment within 30 days after notice of such resignation or removal, the manager is authorized to act as the transfer agent and registrar until a successor is appointed.

Limited Voting Rights

NCAM manages the Fund’s day-to-day operations and strategic direction. Except as described under “Trust Agreement—Withdrawal of the Manager,” neither the individual Trustees nor the shareholders will have any right to elect or remove the manager.

Transfer of Shares

After completion of this offering, shares will trade on the NYSE Amex under the ticker symbol listed in this prospectus. Shares can be bought and sold throughout the trading day like other publicly traded securities. When buying or selling shares through a broker, most investors will incur customary brokerage commissions and charges.

DISTRIBUTIONS

Commencing with the first distribution, the Fund will declare and pay monthly distributions to its shareholders based on the past and projected performance of the Fund. The Fund expects to declare its initial distribution approximately 45 days, and to pay that distribution approximately 60 days, after the completion of this offering, depending on market conditions. The Fund expects to have invested the proceeds of this offering prior to that time, and does not expect to use the proceeds of this offering to make distributions. Among other factors, the Fund will seek to establish a distribution rate that roughly corresponds to NCAM’s projections of the total return that could reasonably be expected to be generated by the Fund over an extended period of time. Each monthly distribution will not be solely dependent on the amount of income realized by the Fund, and such distributions may from time to time represent a return of capital. NCAM, in making such projections, may consider long-term historical returns and a variety of other factors. The Fund’s ability to make distributions will depend on a number of factors, including, most importantly, the long-term total returns generated by the Fund’s commodity investments and the gains generated through the Fund’s options strategy. As market conditions and portfolio performance change, the rate of distributions on the shares and the Fund’s distribution policy could change. The Fund expects to receive substantially all of its current income and gains from the following sources:

•	realized and unrealized net capital gains (both short-term and long-term) from commodity futures and forward contracts;

•	realized and unrealized net capital gains (both short-term and long-term) from the options strategy; and

•	interest income and/or capital gains received on collateral invested in high quality short-term debt instruments, government securities and cash equivalents.

Since the Fund expects to be classified as a partnership for tax purposes, shareholders will be allocated their pro-rata share of the Fund’s income, gains, losses, deductions and credits for purposes of computing their tax liability. The Fund anticipates it will make regular monthly distributions intended in part to provide shareholders with cash with which to fund potential tax liabilities on their proportionate share of income and gains earned by the Fund, although there can be no assurance that distributions for any period will correspond to such potential tax liabilities or share of income and gains for such period.

The Fund’s actual financial performance will likely vary significantly from month-to-month and from year-to-year, and there may be periods, perhaps of extended durations of up to several years, when the distribution rate will exceed the Fund’s actual total returns. The Fund’s projected or actual distribution rate is not a prediction of what the Fund’s actual total returns will be over any specific future period. In addition, the Fund does not anticipate that it will borrow to obtain the cash necessary to make its distributions; however, in the event that the Fund’s distribution rate exceeds its actual returns, the Fund may be required to liquidate investments in order to make such a distribution at times or at prices that it would not otherwise do so and that may be disadvantageous to the Fund and its shareholders. As portfolio and market conditions change, the rate of distributions on the shares and the Fund’s distribution policy could change. The Fund reserves the right to change its distribution policy and the basis for establishing the rate of its monthly distributions, or may temporarily suspend or reduce distributions without a change in policy, at any time and may do so without prior notice to shareholders.

To permit the Fund to maintain a more stable monthly distribution, the Fund may initially distribute less than the entire amount of net realized capital gains and interest income earned in a particular period. Any such undistributed amount would be available to supplement future distributions. As a result, the distributions paid by the Fund for any particular monthly period may be more or less than the amount of net realized capital gains and interest income actually earned by the Fund during the period. Such undistributed amounts of realized capital gains and interest income will be included in the Fund’s net asset value and, correspondingly, distributions from such undistributed amounts will be deducted from the Fund’s net asset value.

To the extent that the total return of the Fund’s overall strategy exceeds the distribution rate for an extended period, the Fund may be in a position to increase the distribution rate or distribute supplemental amounts to shareholders. Conversely, if the total return of the Fund’s overall strategy is less than the distribution rate for an extended period of time, the Fund will effectively be drawing upon its net asset value to meet payments prescribed by its distribution policy. The Fund will pay fees and expenses that must be offset by investment gains and interest income in order to avoid depletion of the Fund’s assets. Due to such fees and expenses, distributions paid by the Fund over time are likely to be less than the amount of net realized capital gains and interest income actually earned by the Fund.

For U.S. federal income tax purposes, a shareholder’s share of the Fund’s income, gain, loss, deduction and other items will be equal to such shareholder’s proportionate interest in the items allocated by the Fund, regardless of the amount of cash distributed. See “Federal Income Tax Considerations—U.S. Shareholders—Allocation of the Fund’s Profit and Losses.” In general, the Fund’s taxable income and losses will be determined monthly and will be allocated to the holders of Fund shares in proportion to the number of shares owned by each of them as of the close of the last trading day of the preceding month. See “Federal Income Tax Considerations—U.S. Shareholders/Monthly Allocation Convention.” Depending on the amount of distributions and on the allocations of tax items to shareholders, it is possible you may recognize taxable income without a corresponding receipt of cash. See “Federal Income Tax Considerations—U.S. Shareholders—Treatment of Fund Income.”

Distributions of cash by a partnership are generally not taxable to the distributee to the extent the amount of cash does not exceed the distributee’s tax basis in its partnership interest. Thus, any cash distributions made by the Fund will be taxable to a shareholder only to the extent such distributions exceed the Fund shareholder’s tax basis in the shares. See “Federal Income Tax Considerations—U.S. Shareholders—Tax Basis in Fund Shares.” Any cash distributions in excess of a shareholder’s tax basis generally will be considered to be gain from the sale or exchange of those shares. See “Federal Income Tax Considerations—U.S. Shareholders—Disposition of Shares.”

The Fund will file a partnership return with the IRS and will transmit a Schedule K-1 to each shareholder reporting the shareholder’s allocable portion of each of the Fund’s tax items. The Fund anticipates that shareholders will have access to their Schedule K-1 by the end of the first week of March in the following year. See “Federal Income Tax Considerations—U.S. Shareholders—Tax Reporting by the Fund.”

NET ASSET VALUE

Net asset value per share is computed by dividing the value of all assets of the Fund (including any accrued interest and dividends), less all liabilities (including accrued expenses and distributions declared but unpaid), by the total number of shares outstanding. Under the Fund’s intended operational procedures, the Fund’s net asset value will be calculated after the close of the NYSE Amex each day. The Fund does not expect that the NYSE Amex will publish an intra-day indicative value of the Fund and the shares.

The values of the Fund’s exchange-traded commodity futures and forward contracts and options on commodity futures and forward contracts are valued at the settlement price determined by the principal exchange on which they are traded. Market quotes for the Fund’s exchange-traded commodity futures and forward contracts and options on commodity futures and forward contracts may not be readily available if a contract cannot be liquidated due to the operation of daily limits or, due to extraordinary circumstances, the exchanges or markets on which the investments are traded do not open for trading the entire day and no other market prices are available. In addition, events may occur after the close of the relevant market, but prior to the determination of the Fund’s net asset value, that materially affect the values of the Fund’s investments. In such circumstances, the Fund may use an independent pricing service to value such investments. The manager will review the values as determined by the independent pricing service and discuss those valuations with the pricing service if appropriate based on pricing oversight guidelines established by the manager that it believes are consistent with industry standards.

The values of the Fund’s OTC commodity put options, if any, are valued by the commodity subadvisor pursuant to guidelines established by the manager so long as such guidelines are consistent with industry standards. These guidelines may include, among others, (1) taking the average of three quotes or market indications independently provided by three dealers or counterparty banks and (2) quotations, if available, on widely subscribed data systems. In addition, the Fund will use an independent pricing service to value any such OTC commodity put options.

In the event the Fund uses an independent pricing service to value any of its commodity futures and forward contracts, options on commodity futures and forward contracts and OTC commodity put options, the pricing service typically will value such commodity futures and forward contracts, options on futures and forward contracts and OTC commodity put options using a wide range of market data and other information and analysis, including reference to transactions in other comparable investments if available. The procedures of any independent pricing service provider will be reviewed by the manager on a periodic basis.

Generally, readily marketable securities traded in the OTC market are valued at the mean of the current bid and asked prices as reported by FINRA/NASDAQ Trade Reporting Facility™, the Pink OTC Markets, Inc. or such other comparable source as NCAM deems appropriate to reflect their fair market value. However, certain fixed-income securities may be valued on the basis of prices provided by a pricing service when such prices are believed to reflect the fair market value of such securities. The prices provided by a pricing service take into account institutional size trading in similar groups of securities and any developments related to specific securities. Where securities are traded on more than one exchange and also over-the-counter, the securities will generally be valued using the quotations that NCAM believes reflect most closely the value of such securities. In addition, if it is determined that market prices for a security are unavailable or inappropriate, NCAM, or its designee, may determine the fair value for the security.

USE OF PROCEEDS

The Fund will invest the net proceeds of the offering in accordance with the Fund’s investment objective as stated in this prospectus. The Fund initially will invest all of its assets in commodity futures and forward contracts and options on commodity futures and forward contracts, and short-term high grade debt securities constituting collateral assets. The manager has sole authority to determine the percentage of assets that will be:

•	held on deposit with the commodity broker or other custodian,

•	used for other investments, and

•	held in bank accounts to pay current obligations and as reserves.

The commodity subadvisor and the collateral subadvisor expect to deposit a portion of the Fund’s net assets with the commodity broker or other custodian as initial margin for investments. It is presently anticipated that the Fund will be able to invest substantially all of its net proceeds in accordance with its investment objective within approximately 30 business days after the completion of the offering. Pending such investment, it is anticipated that the proceeds will be invested in cash and obligations issued or guaranteed by the U.S. government, its agencies and instrumentalities.

The Fund uses only short-term securities to satisfy margin requirements. The manager expects that all entities that will hold or invest the Fund’s assets will be based in the U.S. and will be subject to U.S. regulations.

Approximately 25% of the Fund’s assets will normally be committed as margin for commodity futures and forward contracts (approximately half of which will be initial margin and the other half of which will be held to meet variation margin). All of the margin will be held at BCI in an interest-bearing cash account or invested in obligations, selected by the commodity subadvisor, issued or guaranteed by the U.S. government, its agencies or instrumentalities. The notional value of the Fund’s commodity contract positions at the time of investment will not exceed 100% of the liquidation value of the Fund’s assets. However, the percentage of assets committed as margin may be substantially more, or less, than 25% of the Fund’s assets. All interest income is used for the Fund’s benefit.

The clearing broker, government agency or any commodity exchange on which the Fund trades could increase margins applicable to the Fund to hold futures, forwards or options positions at any time.

UNDERWRITING

Subject to the terms and conditions stated in the underwriting agreement dated     , 2010, each underwriter named below for which [                                        ] and Nuveen Investments, LLC, are acting as representatives, has severally agreed to purchase, and the Fund has agreed to sell to such underwriter, the number of shares set forth opposite the name of such underwriter.

Underwriters	Number of Shares
[ ]
Nuveen Investments, LLC
Total

Commissions and Discounts

The underwriters propose to initially offer some of the shares directly to the public at the public offering price set forth on the cover page of this prospectus and some of the shares to certain dealers at the public offering price less a concession not in excess of $         per share. The underwriting discounts and commissions investors in the Fund will pay of $1.125 per share is equal to 4.5% of the initial offering price. The underwriters may allow, and the dealers may reallow, a discount not in excess of $         per share on sales to other dealers. After the initial public offering, the public offering price, concession and discount may be changed. Investors must pay for any shares purchased on or before             , 2010.

The following table shows the public offering price, underwriting discounts and commissions, estimated offering expenses and proceeds, after expenses, to the Fund. The information assumes either no exercise or full exercise by the underwriters of their overallotment option.

	Per Share	Without Option	With Option
Public offering price	$25.00	$	$
Underwriting discounts and commissions	$1.125	$	$
Proceeds to Fund	$23.875	$	$

The offering expenses are estimated at $1.86 million and are payable by the Fund in an amount up to $500,000, or $.05 per share assuming the Fund issues and sells 10 million shares (estimated $250 million offering size). Offering expenses paid by the Fund may include reimbursement to Nuveen or its affiliates for expenses incurred in connection with the offering. Nuveen has agreed to pay offering expenses of the Fund (other than underwriting discounts and commissions) that exceed $.05 per share and to pay all organizational expenses of the Fund.

Overallotment Option

The Fund has granted the underwriters an option to purchase up to          additional shares at the public offering price, less the underwriting discounts and commissions, within 45 days from the date of this prospectus solely to cover any overallotments. If the underwriters exercise this option, each will be obligated, subject to conditions contained in the underwriting agreement, to purchase a number of additional shares proportionate to that underwriter’s initial amount reflected in the preceding table.

Price Stabilization, Short Positions and Penalty Bids

Until the distribution of the shares is complete, SEC rules may limit underwriters and selling group members from bidding for and purchasing our shares. However, the representatives may engage in transactions that stabilize the price of our shares, such as bids or purchases to peg, fix or maintain that price.

If the underwriters create a short position in our shares in connection with the offering (i.e. , if they sell more shares than are listed on the cover of this prospectus), the representatives may reduce that short position by purchasing shares in the open market. The representatives may also elect to reduce any short position by exercising all or part of the overallotment option described above. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers in respect of shares sold in this offering for their account may be reclaimed by the syndicate if such shares are repurchased by the syndicate in stabilizing or covering transactions. Purchases of our shares to stabilize the price of the shares or to reduce a short position may cause the price of our shares to be higher than it might be in the absence of such purchases.

Neither the Fund nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our shares. In addition, neither the Fund nor any of the underwriters makes any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

The Fund has agreed not to offer or sell any additional shares for a period of 180 days after the date of the underwriting agreement without the prior written consent of the underwriters, except for the sale of the shares to the underwriters pursuant to the underwriting agreement.

The Fund anticipates that the underwriters may from time to time act as brokers or dealers in executing the Fund’s portfolio transactions, and may also act as placement agent for issuers whose securities the Fund purchases in direct placement transactions. The underwriters are active underwriters of, and dealers in, securities and act as market makers in a number of such securities, and therefore can be expected to engage in portfolio transactions with the Fund.

The shares will be sold to ensure that the NYSE Amex distribution standards (i.e., round lots, public shares and aggregate market value) will be met.

Other Relationships

NCAM (and not the Fund) has agreed to pay from its own assets to [                                                                          ] additional compensation for advice relating to the design and organization of the Fund as well as for services related to the sale and distribution of the shares in an amount equal to 1.25% of the total price to the public of the shares sold in this offering. The total amount of these additional compensation payments to [                                                                             ] will not exceed 1.25% of the total price to the public of the shares sold in this offering.

NCAM (and not the Fund) may also pay certain qualifying underwriters a sales incentive or structuring fee in connection with this offering. The total amounts of these payments paid to any qualifying underwriter, will not exceed 1.5% of the total price of the shares sold by that underwriter in this offering.

In addition, the sum total of all compensation to the Underwriters in connection with this offering of shares will not exceed in the aggregate 9.0% of the total price to the public of the shares sold in this offering.

Certain of the underwriters also have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with affiliates of the Fund, including the parent company of NAM, Nuveen Investments.

The Fund anticipates that [                    ] and other underwriters may from time to time act as brokers in connection with the execution of its portfolio transactions, and the Fund anticipates that underwriters may from time to time act as dealers in connection with the execution of portfolio transactions.

Nuveen, a registered broker-dealer affiliate of NAM that is involved in the offering of the Fund’s shares, has received notice of certain charges that may be brought against it by FINRA in connection with the marketing of preferred shares of certain closed-end funds managed by NAM. See “Management of the Fund—Regulatory and Litigation.”

The principal business address of [                                                                             ] is [                                                                          ]. The principal place of business of Nuveen Investments, LLC is 333 West Wacker Drive, Chicago, Illinois 60606. Nuveen, one of the representatives of the underwriters, is an affiliate of the manager and the collateral subadvisor.

ERISA CONSIDERATIONS

General

This section highlights certain considerations that arise under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the Internal Revenue Code of 1986, as amended (the “Code”), which a fiduciary of an “employee benefit plan” as defined in and subject to ERISA or of a “plan” as defined in Section 4975 of the Code who has investment discretion should consider before deciding to invest the plan’s assets in the Fund. “Employee benefit plans” and “plans” are referred to below as “Plans,” and fiduciaries with investment discretion are referred to below as “Plan Fiduciaries.” Plans include, for example, corporate pension and profit sharing plans, 401(k) plans, “simplified employee pension plans,” Keogh plans for self-employed persons and IRAs.

Special Investment Consideration

Each Plan Fiduciary must consider the facts and circumstances that are relevant to an investment in the Fund, including the role that an investment in the Fund would play in the Plan’s overall investment portfolio. Each Plan Fiduciary, before deciding to invest in the Fund, must be satisfied that the investment is prudent for the Plan, that the investments of the Plan are diversified so as to minimize the risk of large losses and that an investment in the Fund complies with the terms of the Plan.

The Fund Should Not Be Deemed to Hold “Plan Assets”

A regulation issued under ERISA (the “ERISA Regulation”) contains rules for determining when an investment by a Plan in an equity interest of a statutory trust will result in the underlying assets of the trust being assets of the Plan for purposes of ERISA and Section 4975 of the Code (i.e., “plan assets”). Those rules provide that assets of a statutory trust will not be plan assets of a Plan that purchases an equity interest in the trust if the equity interest purchased is a “publicly-offered security” (the “Publicly-Offered Security Exception”). If the underlying assets of a trust are considered to be assets of any Plan for purposes of ERISA or Section 4975 of the Code, the operations of such trust would be subject to and, in some cases, limited by, the provisions of ERISA and Section 4975 of the Code.

The Publicly-Offered Security Exception applies if the equity interest is a security that is:

(1) “freely transferable” (determined based on the applicable facts and circumstances);

(2) part of a class of securities that is “widely held” (meaning that the class of securities is owned by 100 or more investors independent of the issuer and of each other); and

(3) either (a) part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or (b) sold to the Plan as part of a public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”) and the class of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer in which the offering of such security occurred.

The manager believes that the conditions described above will be satisfied with respect to the shares. Therefore, the shares should constitute “publicly-offered securities” and the Fund’s underlying assets should not be considered to constitute plan assets of any Plan that purchases shares.

Ineligible Purchasers

In general, shares may not be purchased with the assets of a Plan if the manager, the commodity broker, the subadvisors or any of their affiliates or employees either:

(1) exercise any discretionary authority or discretionary control respecting management of the Plan;

(2) exercise any authority or control respecting management or disposition of the assets of the Plan;

(3) render investment advice for a fee or other compensation, direct or indirect, with respect to any moneys or other property of the Plan;

(4) have any authority or responsibility to render investment advice with respect to any moneys or other property of the Plan; or

(5) have any discretionary authority or discretionary responsibility in the administration of the Plan.

SELECTED FINANCIAL DATA

The following table sets forth selected financial data for the Fund. The selected financial data as of and for the six months ended June 30, 2010, and the financial data as of and for the years ended December 31, 2009 and 2008 have been derived from the audited financial statements included elsewhere in this prospectus. The selected financial data presented herein should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements, including the notes thereto, and other historical financial information included elsewhere in this prospectus. The selected financial data as of and for the years ended December 31, 2007 and 2006 and for the period from December 7, 2005 (date of organization) to December 31, 2005 has been derived from unaudited financial data which, in the opinion of management, presents fairly, in all material respects, the financial position of the Fund.

	June 30, 2010	December 31, 2009	December 31, 2008	December 31, 2007 (unaudited)	December 31, 2006 (unaudited)	December 31, 2005 (unaudited)*
Total assets	$1,003,055	$956,000	$859,000	$836,000	$748,000	$447,000
Total liabilities	$983,000	$956,000	$859,000	$836,000	$748,000	$447,000
Net assets	$20,055	$—	$—	$—	$—	$—
Shares outstanding	840	—	—	—	—	—
Net investment income	$—	$—	$—	$—	$—	$—
Net cash flows	$20,055	$—	$—	$—	$—	$—

*	For the period from December 7, 2005 (date of organization) to December 31, 2005.

MANAGEMENT’S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Market Perspectives

The Fund is new and does not have any operating history. The opportunities and challenges that the Fund expects to face are described briefly below.

Impact of Current Commodity Market Conditions. Significant declines in commodity prices at the end of 2008 resulted from the global slowdown which reduced demand for most commodities. Such a reduction in demand has in turn led to constrained supply in the commodity marketplace throughout much of 2009 and 2010. The recent global financial crisis has impacted certain commodities, such as energy and precious metals, more so than agricultural commodities used for food, such as livestock and wheat, due to demand inelasticity. As global credit conditions deteriorated throughout 2009, both large and small commodity producers experienced reduced capacity and production financing. As the global economy begins to recover, the Fund expects such recovery to lead to increased commodity demand.

Long-Term Outlook. The Fund’s long-term outlook for commodities is positive based on fundamental beliefs that commodity demand growth is structural and driven by rising world population together with the industrialization of and higher living standards in emerging markets. Commodities have been strongly positively correlated to inflation; and as such, the Fund expects investments in the commodities asset class to increase over time given concerns about rising levels of global inflation. Also, global infrastructure is a key factor that the Fund believes will be a positive long-term force in the commodity markets, as Gresham forecasts infrastructure spending to increase significantly over the next 20 years.

Near-Term Outlook. In the near-term, the Fund’s outlook for commodities is positive, as it expects commodity prices to benefit from improving global economic conditions and recent commodity supply reduction. As evidenced by the performance of commodity markets in the past 12 months, global economic conditions continued to improve driven by large government stimulus, low levels of global interest rates and emerging market growth. Emerging markets make a significant contribution to global growth where increased personal wealth, large foreign exchange reserves and growing populations help impact domestic demand for commodities. The Fund believes that commodities in the near-term will benefit from increased government spending on infrastructure projects. In addition to the direct effects of infrastructure projects on commodity prices and the salutary impact of higher GDP growth, the Fund believes that the economic stimulus packages will lead to higher inflation and a lower-valued U.S. dollar, both of which the Fund believes will benefit commodities in the near-term. If global economic conditions deteriorate once again as they did in 2008, the Fund would expect to see reduced commodity demand and subsequent declines in commodity prices.

Recent Changes to the TAP® Methodology. Gresham continues to refine its TAP® methodology to take advantage of the evolution of the commodity futures markets. To help determine TAP® weightings for the annual rebalance in December 2009, Gresham added a new third factor—global trade (import and export value)—in addition to global production and futures liquidity. Because many commodities are consumed near where they are produced, Gresham believes that global production alone is not sufficient for determining global economic relevance. Including a commodity’s import and export value sharpens the global focus of the Fund’s commodity portfolio. Factoring in global trade has increased exposure to the industrial metals, precious metals and foods and fibers groups and decreased the agricultural and livestock group weightings.

Impact of Recent CFTC Regulatory Changes. To provide greater flexibility to maintain relevant exposure to commodities that trade on multiple exchanges, Gresham has made a recent change to its commodity weightings methodology and will use its discretion to change commodity weightings between exchanges on equivalent contracts. Previously, Gresham based TAP® allocations for commodities that trade on multiple exchanges solely on contract liquidity. Gresham believes that greater flexibility to shift exposure across exchanges will allow

TAP® to maintain its relevant exposure to commodities that trade on multiple exchanges which otherwise may be limited by regulatory constraints. Gresham believes that the relative parity in the liquidity and the high correlation of futures on different exchanges should allow it to implement this change without any significant impact on overall results of the Fund.

With respect to ongoing developments in the regulatory landscape, Gresham believes that its recent TAP® weightings changes will help to provide beneficial stability for the TAP® program. Based on an analysis of the relative levels at which existing position limits for various commodity futures have been set, Gresham believes that future regulatory efforts will center on commodities that are produced and consumed domestically. The CFTC has recently announced a proposal to set aggregate position limits on contracts in certain energy commodities, irrespective of the exchange on which a contract is traded, which would adversely impact the effectiveness of the mitigating efforts of the commodity subadvisor. The proposal would adversely impact the ability of the commodity subadvisor to manage additional assets. Any position limits established by the CFTC or the exchanges may in the future restrict the full implementation of the Fund’s investment strategy and result in substantial losses on your investment.

Critical Accounting Policies

Preparation of the financial statements and related disclosures in compliance with accounting principles generally accepted in the U.S. requires the application of appropriate accounting rules and guidance, as well as the use of estimates. The Fund’s application of these policies involves judgments and actual results may differ from the estimates used.

The Fund’s critical accounting policies are set forth in the financial statements in this prospectus prepared in accordance with U.S. generally accepted accounting principles, which require the use of certain accounting policies that affect the amounts reported in these financial statements, including the following: the contracts in which the Fund invests are accounted for on a trade-date basis and marked-to-market on a daily basis. The difference between their cost and market value is recorded as “change in unrealized profit/loss” for open (unrealized) contracts, and recorded as “realized profit/loss” when open positions are closed out; the sum of these amounts constitutes the Fund’s investment revenues. Earned interest income revenue, as well as management fees, and brokerage commissions of the Fund are recorded on an accrual basis. The manager believes that all relevant accounting assumptions and policies have been considered.

Liquidity and Capital Resources

As of the date of this prospectus, the Fund has not begun investment activities. To date its only transactions have been preparation of this offering and a capital contribution of $20,055 to the Fund by the manager. Once the Fund begins investment activities, the Fund will implement its strategy by taking long positions in commodity futures and forward contracts with a portion of the Fund’s assets, writing call options pursuant to TAP PLUSSM and by investing the remaining assets of the Fund as collateral in cash equivalents, Treasury bills and other short term, high grade debt securities. The initial margin required to support a strategy based upon TAP PLUSSM currently does not exceed 12.5% of the Fund’s portfolio’s assets. The Fund expects it will post 25% (approximately two times the required initial margin) of its assets in a margin account with the clearing broker; the remaining 75% of its assets will be held by the Fund in a separate collateral pool and managed by the collateral subadvisor. The Fund believes the higher allocation to initial margin will provide a significant buffer to accommodate variations in the required margin posting that may result from market volatility, potential gains and losses on the contracts, and changes in margin rules, and will minimize the frequency of cash transfers from the Fund’s other collateral pool to meet variation margin requirements. Periodically, or whenever necessary because of changes in market conditions or margin rules, the Fund will true-up, or rebalance, the margin deposit held by the clearing broker so as to maintain approximately two times the required initial margin.

The Fund’s investments in commodity futures and forward contracts and options on commodity futures and forward contracts may be subject to periods of illiquidity because of market conditions, regulatory considerations and other reasons. For example, commodity exchanges limit fluctuations in certain commodity futures contract prices during a single day by regulations referred to as “daily limits.” During a single day, no trades may be executed at prices beyond the daily limit. Once the price of a futures contract for a particular commodity has increased or decreased by an amount equal to the daily limit, positions in the futures contract can neither be taken nor liquidated unless the traders are willing to effect trades at or within the limit. Commodity futures prices have occasionally moved the daily limit for several consecutive days with little or no trading. Such market conditions could prevent the Fund from promptly liquidating its commodity futures positions.

Since the Fund will invest in commodity futures and forward contracts, its capital will be at risk due to changes in the value of these contracts (market risk) and may be at risk due to the inability of the clearing house or counterparties to perform under the terms of the contracts (credit risk).

Market Risk

Investing in commodity futures and forward contracts will involve the Fund entering into contractual commitments to purchase or sell a particular commodity at a specified date and price. The market risk associated with the Fund’s commitments to purchase commodities will be limited to the gross or face amount of the contracts held.

The Fund’s exposure to market risk may be influenced by a number of factors including changes in international balances of payments and trade, currency devaluations and revaluations, changes in interest and foreign currency exchange rates, price volatility of commodity futures and forward contracts and market liquidity. The inherent uncertainty of the Fund’s investments as well as the development of drastic market occurrences could ultimately lead to a loss of all or substantially all of investors’ capital.

Credit Risk

If the Fund purchases OTC commodity put options, the Fund will be exposed to credit risk that the counterparty to the contract will not meet its obligations. In cases where the Fund purchases OTC commodity put options with a counterparty, the sole recourse of the Fund will be the financial resources of the counterparty to the transaction since there is no clearing house to assume the obligations of the counterparty.

The Fund may be exposed to credit risk from its investments in commodity futures and forward contracts and options on commodity futures and forward contracts resulting from the clearing house associated with a particular exchange failing to meet its obligations to the Fund. In general, clearing houses are backed by their corporate members who may be required to share in the financial burden resulting from the nonperformance of one of their members, which should significantly reduce this credit risk. In cases where the clearing house is not backed by the clearing members (i.e., as in some foreign exchanges), it may be backed by a consortium of banks or other financial institutions. There can be no assurance that any counterparty, clearing member or clearing house will meet its obligations to the Fund.

The Fund’s investment strategy will attempt to minimize these market risks and the commodity subadvisor will attempt to minimize the credit risks, by requiring the Fund to abide by various investment limitations and policies, which will include limiting margin accounts, investing only in liquid markets and permitting the use of stop-loss provisions. The commodity subadvisor will implement procedures which will include, but will not be limited to:

•	employing the options strategy to limit directional risk (although there is no guarantee that the Fund’s options strategy will be successful);

•	executing and clearing trades with creditworthy counterparties;

•	limiting the amount of margin or premium required for any one commodity or all commodities combined; and

•	generally limiting transactions to contracts which will be traded in sufficient volume to permit the taking and liquidating of positions.

The commodity broker, when acting as the Fund’s futures commission merchant in accepting orders for the purchase or sale of domestic futures contracts, will be required by CFTC regulations to separately account for and segregate as belonging to the Fund, all assets of the Fund relating to domestic futures investment. The commodity broker will not be allowed to commingle such assets with other assets of the commodity broker. In addition, CFTC regulations also will require the commodity broker when acting as the Fund’s futures commission merchant to hold in a separate account assets of the Fund related to foreign futures investment and not commingle such assets with others assets of the commodity broker.

Off-Balance Sheet Arrangements and Contractual Obligations

As of the date of this prospectus, the Fund has not utilized, nor does it expect to utilize in the future, special purpose entities to facilitate off-balance sheet financing arrangements and has no loan guarantee arrangements or off-balance sheet arrangements of any kind other than agreements entered into in the normal course of business, which may include indemnification provisions related to certain risks service providers undertake in performing services which are in the best interests of the Fund. While the Fund’s exposure under such indemnification provisions cannot be estimated, these general business indemnifications are not expected to have a material impact on the Fund’s financial position.

The Fund’s contractual obligations are with the manager, commodity brokers and, to the extent that the Fund enters into OTC transactions, dealers. Management fee payments made to the manager are calculated as a percentage of the Fund’s assets. Commission payments to the commodity broker are on a contract-by-contract, or round-turn basis and to forward contract dealers are usually based on a fee or percentage of the notional value of the contract. As such, the manager cannot anticipate the amount of payments that will be required under these arrangements for future periods as net asset values are not known until a future date. Additionally, these agreements may be terminated by either party for various reasons.

THE SECURITIES DEPOSITORY; BOOK-ENTRY-ONLY SYSTEM; GLOBAL SECURITY

The Depository Trust Company (“DTC”) acts as securities depository for the shares. DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of section 17A of the Exchange Act. DTC was created to hold securities of banks, brokers, dealers and trust companies, clearing corporations, and certain other organizations, some of whom own DTC (“DTC Participants”), and to facilitate the clearance and settlement of transactions in such securities among the DTC Participants through electronic book-entry changes. This eliminates the need for physical movement of securities certificates. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly (“Indirect Participants”). DTC has agreed to administer its book-entry system in accordance with its rules and by-laws and the requirements of law.

Individual certificates will not be issued for the shares. Instead, a global certificate is signed by the manager on the Fund’s behalf, registered in the name of Cede & Co., as nominee for DTC, and deposited with, or on behalf of, DTC. The global certificate evidences all of the shares outstanding at any time. The representations, undertakings and agreements made on the part of the Fund in the global certificate are made and intended for the purpose of binding only the Fund and not the manager individually.

Upon the settlement date of any transfer of shares, DTC credits or debits, on its book-entry registration and transfer system, the amount of the shares so transferred to the accounts of the appropriate DTC Participants.

Beneficial ownership of the shares is limited to DTC Participants, Indirect Participants and persons holding interests through DTC Participants and Indirect Participants. Owners of the shares are shown on, and the transfer of ownership is effected only through, records maintained by DTC (with respect to DTC Participants), the records of DTC Participants (with respect to Indirect Participants), and the records of Indirect Participants (with respect to shareholders that are not DTC Participants or Indirect Participants). Shareholders are expected to receive from or through the DTC Participant maintaining the account through which the shareholder has purchased its shares a written confirmation relating to such purchase.

Shareholders that are not DTC Participants may transfer the shares through DTC by instructing the DTC Participant or Indirect Participant through which the shareholders hold their shares to transfer the shares. Shareholders that are DTC Participants may transfer the shares by instructing DTC in accordance with the rules of DTC. Transfers are made in accordance with standard securities industry practice.

DTC may decide to discontinue providing its service with respect to the shares by giving notice to the manager. Under such circumstances, the manager will either find a replacement for DTC to perform its functions at a comparable cost or, if a replacement is unavailable, terminate the Fund.

The rights of the shareholders generally must be exercised by DTC Participants acting on their behalf in accordance with the rules and procedures of DTC. Because the shares can only be held in book-entry form through DTC and DTC Participants, investors must rely on DTC, DTC Participants and any other financial intermediary through which they hold the shares to receive the benefits and exercise the rights described in this section. Investors should consult with their broker or financial institution to find out about procedures and requirements for securities held in book-entry form through DTC.

TRUST AGREEMENT

The following summary describes in brief the material terms of the Trust Agreement, including the respective responsibilities of the Delaware Trustee, the individual Trustees and the manager, as well as certain matters with respect to the shares and the operation of the Fund. Prospective investors should carefully review the Trust Agreement filed as an exhibit to the registration statement of which this prospectus is a part and consult with their own advisors concerning the implications to such prospective subscribers of investing in a Delaware statutory trust. Capitalized terms used in this section and not otherwise defined shall have the meanings assigned to them under the Trust Agreement.

Authority of the Delaware Trustee

The Delaware Trustee serves as the trustee of the Fund located in the State of Delaware. The Delaware Trustee will accept service of legal process on the Fund in the State of Delaware and will make certain filings under the Delaware Statutory Trust Act. The Delaware Trustee does not owe any other duties to the Fund, the individual Trustees, the manager or the shareholders. The Delaware Trustee is permitted to resign upon at least 60 days notice to the Fund, provided that any such resignation will not be effective until a successor Delaware Trustee is appointed by the manager or the Delaware Court of Chancery. The Trust Agreement provides that the Delaware Trustee is compensated by the manager or an affiliate of the manager (including the Fund), and is indemnified by the Fund against any expenses it incurs relating to or arising out of the Fund’s formation, operation or termination, or the performance of its duties pursuant to the Trust Agreement, except to the extent that such expenses are held by a court of competent jurisdiction in a final, non-appealable proceeding to have resulted from the Delaware Trustee’s actual fraud or willful misconduct. The manager has the discretion to replace the Delaware Trustee. Neither the Delaware Trustee, either in its capacity as Delaware Trustee or in its individual capacity, nor any director, officer or controlling person of the Delaware Trustee is, or has any liability as, the issuer or a director, officer or controlling person of the issuer of the shares. The Delaware Trustee’s liability in connection with the issuance and sale of the shares is limited solely to the express obligations of the

Delaware Trustee set forth in the Trust Agreement. The Delaware Trustee has no duty to supervise or monitor the manager’s performance, nor does the Delaware Trustee have any liability for the manager’s acts or omissions.

Authority of the Individual Trustees

The individual Trustees, all of whom are unaffiliated with the manager, do not have any duties or responsibilities to manage the Fund, all of which the Trust Agreement vests in the manager, except those functions required under the listing standards of the NYSE Amex. Consequently, the individual Trustees do not have the sorts of wide-ranging duties and powers as the board of directors of an investment company. The Trust Agreement provides that the individual Trustees will be indemnified by the Fund against liabilities arising out of the performance of their duties pursuant to the Trust Agreement, except to the extent that any such liabilities result from actual fraud or willful misconduct by an individual Trustee. The Fund also expects to provide Directors’ and Officers’ Insurance coverage to the individual Trustees.

The individual Trustees together serve as the audit committee and nominating committee of the Fund, in accordance with the listing standards of the NYSE Amex and the applicable committee charter. They also have the authority to remove any individual Trustee who either ceases to be an “independent director” pursuant to the listing standards or is subject to statutory disqualification under Sections 8a(2) or 8a(3) of the CEA. The individual Trustees may fill any vacancy in the board of Trustees caused by death, resignation or removal until the next meeting of the shareholders at which individual Trustees are elected.

In addition, the individual Trustees have the authority under certain limited circumstances to remove the manager without penalty, upon 60 days prior written notice, only for cause. “Cause” consists of a statutory disqualification of the manager under Sections 8a(2) and 8a(3) of the CEA, suspension or revocation of the manager’s CPO or CTA registrations or the bankruptcy, insolvency, receivership or similar bankruptcy event with respect to the manager. If the manager is removed by the individual Trustees, if at the time there is no remaining manager, shareholders holding shares representing at least a majority (over 50%) of the issued and outstanding shares (not including shares held by the manager or its affiliates) may vote to elect a successor manager who must be duly licensed and qualified to carry on the Fund’s business.

Information concerning the individual Trustees, Robert P. Bremner, David J. Kundert, William J. Schneider, Carole E. Stone and Terence J. Toth, is set forth under “Management of the Fund—Trustees” on pages 31-32 of this prospectus.

Authority of the Manager

The manager is generally authorized by the Trust Agreement to perform all acts deemed necessary, proper, convenient or advisable to carry out the purposes of the Fund and to conduct the business of the Fund pursuant to the Trust Agreement. The manager has the power of attorney to take certain actions, including the execution and filing of documents, on the Fund’s behalf in accordance with the Trust Agreement. In addition, upon acquisition of the Fund’s shares, each shareholder will be deemed to have executed and delivered to the manager a power of attorney with respect to the execution and filing of Fund documents, including filings required by any law of any state or other jurisdiction or government agency or amendments to the Trust Agreement.

The Trust Agreement limits the authority of the manager as follows:

•

The manager may not borrow money from or loan money to itself or any shareholder except in connection with the repayment by a shareholder of any taxes paid on its behalf by the Fund pursuant to the terms of the Trust Agreement.

•

The manager may not create, incur, assume or permit to exist any lien, mortgage, pledge, conditional sales or other title retention agreement, encumbrance or other charge or security interest in respect of the Fund’s assets, except for tax liens not delinquent or being contested in good faith, deposits or pledges to secure obligations under workmen’s compensation, social security or similar laws or under unemployment insurance, deposits or pledges to secure contracts, surety or appeal bonds or other ordinary business obligations, mechanics or other like liens arising in the ordinary course of business or being contested in good faith, liens arising under ERISA, and deposits, security interests or liens to secure, mortgage, or collateralize investments made by the Fund in accordance with its investment objective.

•	The manager may not cause the Fund to be treated as an association taxable as a corporation for U.S. Federal income tax purposes.

•	The manager may not cause the Fund to borrow or enter into a financing arrangement in excess of 5% of the net assets of the Fund (calculated on the effective date of such borrowing or arrangement).

Withdrawal and Removal of the Manager

The manager may withdraw from the Fund voluntarily upon 90 days prior written notice to shareholders (which may be effected by press release or posting to the Fund’s website) and the Delaware Trustee. Unless there is a remaining manager at the time of the manager’s withdrawal, shareholders holding shares representing at least a majority (over 50%) of the outstanding shares (not including shares held by the manager or its affiliates) may vote to elect a successor manager who must be duly licensed and qualified to carry on the Fund’s business.

As described above under “– Authority of the Individual Trustees,” the manager may be removed by the individual Trustees under certain circumstances. In addition, the manager may be removed upon 90 days prior written notice if such removal is approved by shareholders holding more than 50% of the shares (excluding for this purpose shares held by the manager and its affiliates). The manager retains the authority to admit a non-affiliate additional manager during this 90-day period, subject to the approval of shareholders (excluding the manager and its affiliates) holding more than 50% of the shares.

Shareholder Meetings

The Fund expects to hold annual meetings of shareholders for the election of individual Trustees. Upon the written request of shareholders holding at least 20% of the shares of the Fund (not including shares held by the manager or its affiliates), the manager will call a meeting of the shareholders. Notice of such meeting shall be given within 30 days after receipt of such request, and the meeting shall be held not less than 30 and not more than 60 days after the date of mailing of such notice. The manager may also call a meeting upon not less than 30 and not more than 60 days notice prior to the meeting. Any such notice shall be accompanied by a description of the proposed action to be taken at the meeting, which shall be held at a reasonable time and place.

Indemnification of the Manager

The Trust Agreement provides that the manager and any of its affiliates performing services on the Fund’s behalf and acting within the scope of the manager’s authority will be indemnified by the Fund (including without limitation indemnification against negligence, gross negligence or breach of duty) from and against any losses, judgments, liabilities, expenses (including reasonable legal fees and expenses) and amounts paid in settlement of any claims and demands whatsoever sustained by it in connection with its activities for the Fund, except to the extent that such liability or loss results from actual fraud or willful misconduct by the manager. However, indemnification arising out of an alleged violation of Federal and state securities laws is limited as discussed below under “–Provisions of Law.”

Expenses incurred by the manager in defending a threatened or pending civil, administrative or criminal action, suit or proceeding shall be paid by the Fund in advance provided that the manager undertakes to repay such amounts upon a determination that the manager is not entitled to indemnification by a court of competent jurisdiction in a final, non-appealable proceeding.

Manager Expenses

Pursuant to an investment management agreement between the Fund and the manager, the Fund has agreed to pay an annual management fee for the services and facilities provided by the manager. The manager shall be reimbursed by the Fund for all amounts advanced by the manager on behalf of the Fund for which payment the Fund is responsible.

Limited Liability

A number of states do not have “statutory trust” statutes such as that under which the Fund has been formed in the State of Delaware. It is possible that a court in such a state could hold that, due to the absence of any statutory provision to the contrary in such jurisdiction, the shareholders, although entitled under Delaware law to the same limitation on personal liability as stockholders in a private corporation for profit organized under the laws of the State of Delaware, are not so entitled in such a state. To protect shareholders against any loss of limited liability, the Trust Agreement provides that every written note, bond, contract, instrument, certificate or undertaking issued or executed by the manager on behalf of the Fund shall give notice that it was executed on behalf of the Fund and is not binding on any shareholder personally. Furthermore, the Fund will indemnify its shareholders against any liability that such shareholders might incur solely because of their status as shareholders (excluding certain tax liabilities).

The shares are limited liability investments; investors may not lose more than the amount that they invest plus any profits recognized on their investment. However, shareholders could be required, as a matter of bankruptcy law, to return to the estate of the Fund any distribution they received at a time when the Fund was in fact insolvent or in violation of its Trust Agreement. In addition, although the manager is not aware of this provision ever having been invoked in the case of any public futures fund, shareholders agree in the Trust Agreement that they are liable and will indemnify the Fund for any loss, liability, damage, cost and expense incurred by the Fund, including attorneys’ and accountants’ fees as a result of:

•	obligations or liabilities of any shareholder (excluding the manager and its affiliates) unrelated to the Fund’s business, or

•	any taxes required to be paid by the Fund with respect to shareholders’ allocable share of income.

The foregoing repayment of distributions and indemnity provisions (other than the provision for shareholders’ liability for taxes imposed upon the Fund with respect to shareholders’ allocable share of income) are commonplace in statutory trusts and limited partnerships.

Expenses

See “Fees and Expenses” and “Management of the Fund—Management Fees.”

The Manager’s Fiduciary Responsibility and Remedies

Shareholders have legal rights under Delaware law and applicable Federal and State commodity and securities laws. However, as permitted under the Delaware Statutory Trust Act, the Trust Agreement provides that neither the manager nor its affiliates will have any duties (including fiduciary duties) to the Fund, the individual Trustees, the shareholders or any other person, other than the implied contractual covenant of good faith and fair dealing. In addition, the Trust Agreement eliminates any liability by the manager or its affiliates for breach of contract or breach of duties (including fiduciary duties) to the Fund, the individual Trustees, the shareholders or any other person, other than liability for any act or omission that constitutes a bad faith violation of the implied contractual covenant of good faith and fair dealing. Thus, in all dealings affecting the Fund, the manager has a fiduciary responsibility to you and other shareholders to exercise good faith and fairness in all dealings affecting the Fund.

If the manager exercises good faith and fair dealing, it will not be liable merely because you lost money or the manager otherwise did not meet the Fund’s investment objective. Additionally, there are substantial and inherent conflicts of interest in the Fund’s structure, which are inconsistent with the manager’s fiduciary duty.

In the event that you come to believe that the manager has violated its fiduciary duty, you may seek relief individually or on behalf of the Fund under applicable laws, including the laws of Delaware and the Federal commodity laws, to recover damages from or require an accounting by the manager. You also have the right, subject to applicable contractual, procedural and jurisdictional requirements, to bring class actions in a Federal court to enforce your rights and the rights of the other shareholders under Federal and State securities laws and the rules and regulations under those laws. Losses suffered by you as a result of a breach of the securities laws related to your purchase of shares may be recovered from the manager should the breach of those laws have been caused by the manager. Under certain circumstances, shareholders also have the right to institute a reparations proceeding before the CFTC against the manager, as a registered commodity pool operator and commodity trading advisor, and the commodity broker, as a registered futures commission merchant, as well as those of their respective employees who are required to be registered under the CEA and the rules and regulations promulgated thereunder. Private rights of action are conferred by the CEA for violations of that statute. Investors in commodities and in commodity pools may, therefore, invoke the protections provided thereunder.

The responsibility of the manager to you and other shareholders is a changing area of the law. If you have questions concerning the responsibilities of the manager, you should consult your legal counsel. The authority, duty and liability of the manager with respect to the operation of the Fund are governed by the Trust Agreement.

Provisions of Law

Provisions of Federal and State Securities Laws.    This offering is subject to Federal and State securities laws. If any indemnification of the individual Trustees or the manager or any person acting as broker or dealer for the Fund arises out of an alleged violation of such laws, it is subject to the following legal conditions.

No indemnification may be made in respect of any losses, liabilities or expenses arising from or out of an alleged violation of Federal or State securities laws unless: there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves the indemnification of such expenses (including litigation costs), or such claim has been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves the indemnification of such expenses (including litigation costs), or a court of competent jurisdiction approves a settlement of the claims against the particular indemnitee and finds that indemnification of the settlement and related costs should be made.

Provisions of the Securities Act of 1933.    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the individual Trustees or the manager or any person acting as broker or dealer to the Fund, the SEC believes that such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Termination Events

The Fund will dissolve at any time upon the happening of any of the following events:

•

The filing of a certificate of dissolution of the manager’s charter, the cancellation of the manager’s charter upon the expiration of 90 days after the date of notice to the manager of cancellation without a reinstatement of its charter, or upon the removal of the manager for cause, unless (i) at the time there is at least one remaining manager and that remaining manager carries on the business of the Fund or (ii) shareholders holding shares representing at least a majority (over 50%) of the outstanding shares (not including shares held by the manager and its affiliates) elect to continue the Fund’s business and to select, effective as of the date of such event, one or more successor managers. Any such election must occur within 90 days of such event and must provide for the election of a manager who is licensed and qualified to conduct the duties of a manager of the trust. If such an election is made, all shareholders of the Fund shall be bound thereby and continue as shareholders of the Fund.

•

The manager’s determination to terminate the Fund because the net assets of the Fund in relation to its operating expenses make it unreasonable or imprudent to continue the business of the Fund or because the net asset value of the Fund declines below $10,000,000.

•	The occurrence of any event which would make unlawful the continued existence of the Fund.

•

The suspension, revocation, statutory disqualification or termination of the manager’s registration as a CPO or membership as a CPO with the NFA (if, in either case, such registration is required at such time unless at that time there is at least one remaining manager whose registration or membership has not been suspended, revoked, disqualified or terminated or the shareholders have appointed a successor manager pursuant to the Trust Agreement).

•

The Fund experiences a bankruptcy event, which shall include: (i) the bankruptcy, insolvency or receivership of the Fund or the making of an assignment for the benefit of its creditors, (ii) the filing of a voluntary petition in bankruptcy, (iii) the commencement of any involuntary petition in bankruptcy against the Fund which shall not be dismissed within ninety (90) days of its commencement, (iv) the filing of a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, (v) the filing of an answer or other pleading admitting or failing to contest material allegations of a petition filed against it in any proceeding of such nature or (vi) the seeking, consenting to or acquiescing in the appointment of a trustee, receiver or liquidator for itself or for all or any substantial part of its properties.

•

The shareholders holding shares representing at least 66 2/3% of the issued and outstanding shares (which excludes the shares of the manager) vote to dissolve the Fund, notice of which is sent to the manager not less than 90 business days prior to the effective date of termination.

•	The Fund is required to be registered as an investment company under the Investment Company Act of 1940.

•	DTC is unable or unwilling to continue to perform its functions, and a comparable replacement is unavailable.

Books and Records

The manager will keep, and an independent registered public accounting firm selected by the audit committee in its sole discretion will annually audit, proper books of record and accounts of the Fund as required by the CEA and regulations promulgated thereunder and all other applicable rules and regulations. The books of account shall be kept at the Fund’s principal office located at 333 West Wacker Drive, Chicago, Illinois 60606 or at the offices of State Street and Computershare, Inc. located, respectively, at Avenue de Lafayette, LLC/5, Boston, Massachusetts 02111 and 250 Royall Street, Canton, Massachusetts 02021. Subject to such standards as may be established by the manager from time to time (including standards governing what information and documents are to be furnished at what time and location and at whose expense and with what required advance notice), the shareholders shall have the right to obtain from the Fund such information regarding the business and financial condition of the Fund as, in the sole discretion of the manager, is just and reasonable under applicable circumstances (including information required to be made available to shareholders under CFTC rules and regulations), upon reasonable demand for any purpose reasonably related to the shareholder’s interest as a shareholder of the Fund; provided that the manager shall have the right to keep confidential from the shareholders, for such period of time as the manager deems reasonable, any information that the manager reasonably believes to be in the nature of trade secrets or other information the disclosure of which the manager in good faith believes is not in the best interest of the Fund or could damage the Fund or its business or which the Fund is required by law or by agreement with a third party to keep confidential.

Statements, Filings, and Reports

At the end of each month and as of the end of each fiscal year, the manager will furnish for distribution to each person who is a shareholder such reports required by the CFTC and the NFA or any other applicable governmental authority or as the manager, in its sole discretion, determines to be necessary or appropriate. The manager is responsible for the registration and qualification of the shares and notification of the offering under the federal securities laws and any other securities and blue sky laws of the U.S. or any other jurisdiction as the manager may select. The manager will also prepare, or cause to be prepared, and file any periodic reports or updates required under the Exchange Act including quarterly reports on 10-Q and annual reports on 10-K. The registration, qualification and notification costs and the costs of the periodic reports prepared and filed by the manager will be an expense of the Fund.

The accounts of the Fund will be audited, as required by law and as may be directed by the manager, by an independent registered public accounting firm designated by the individual Trustees, acting as an audit committee. The cost of such audits will be an expense of the Fund. The manager will make such elections, file such tax returns, and prepare, disseminate and file such tax reports on behalf of the Fund, as it is advised by its counsel or accountants or as required by any applicable statute, rule or regulation.

Fiscal Year

The fiscal year of the Fund will be the calendar year.

Amendments to the Trust Agreement

The Trust Agreement may be modified or amended upon receipt of an opinion of independent legal counsel to the effect that the amendment is legal, valid and binding under the laws of the State of Delaware and will not adversely affect the limitations on liability of the shareholders as described therein. In addition, where any provision requires the approval or affirmative vote of shareholders, an amendment to such provision shall be effective only upon the written approval or affirmative vote of the minimum number of shareholders that would be required to take or authorize such action, or as may otherwise be required by applicable law. Except as otherwise provided, amendments to the Trust Agreement that impact the rights of shareholders in a materially adverse respect shall require a majority vote of shareholders (not including shares held by the manager or its affiliates).

Notwithstanding the foregoing, the manager may, without the approval of the shareholders, make such amendments to the Trust Agreement that (i) are necessary to add to the representations, duties or obligations of the manager or surrender any right or power granted to the manager herein, for the benefit of the shareholders, (ii) are necessary to cure any ambiguity, to correct or supplement any provision herein that may be inconsistent with any other provision herein or in the prospectus, or to make any other provisions with respect to matters or questions arising under the Trust Agreement or the prospectus that will not be inconsistent with the provisions of the Trust Agreement or the prospectus or (iii) the manager deems advisable, provided, however, that no amendment shall be adopted unless the adoption thereof (A) is not materially adverse to the interests of the shareholders; (B) is consistent with the power and authority vested to the manager pursuant to the terms of the Trust Agreement (subject to the limited powers and authority accorded to the Delaware Trustee and the individual Trustees); (C) except as otherwise provided below, does not affect the allocation of profits and losses among the shareholders (excluding the manager) or between the shareholders and the manager; and (D) does not adversely affect the limitations on liability of the shareholders, as described in the Trust Agreement, or the status of the Fund as a partnership for U.S. federal income tax purposes.

In addition and notwithstanding any provision to the contrary, the manager may, without the approval of the shareholders, amend the provisions of the Trust Agreement relating to the allocations of profits, losses, and distributions among the shareholders if the Fund is advised at any time by the Fund’s accountants or legal counsel that the allocations provided in the Trust Agreement are unlikely to be respected for U.S. federal income tax purposes, either because of the promulgation of new or revised treasury regulations under Section 704 of the Code or other developments in the law. The manager is empowered to amend such provisions to the minimum extent necessary in accordance with the advice of its accountants and counsel to effect the allocations and distributions provided in the Trust Agreement. New allocations made by the manager in reliance upon the advice of the accountants or counsel described above shall be deemed to be made pursuant to the obligation of the manager to the Fund and the shareholders, and no such new allocation shall give rise to any claim or cause of action by any shareholder.

No amendment shall be made to the Trust Agreement without the Delaware Trustee’s consent if it reasonably believes that such amendment adversely affects any of the Delaware Trustee’s rights, duties or liabilities.

Governing Law

The rights of the Delaware Trustee, the individual Trustees, the manager, the Fund and the shareholders under the Trust Agreement are governed by the laws of the State of Delaware; however, the Trust Agreement states that certain provisions of Delaware law shall not apply to the Fund.

LEGAL MATTERS

K&L Gates LLP, Washington, D.C. and Chicago, Illinois, is counsel to, and has advised, the Fund and the manager with respect to the preparation of this prospectus and will be passing upon certain legal matters for the Fund. K&L Gates LLP does not represent the Fund’s shareholders. The underwriters are represented by                                  ,             . K&L Gates LLP may rely as to certain matters of Delaware law on the opinion of Morris, Nichols, Arsht & Tunnell LLP, Wilmington, Delaware. You should seek investment, legal and tax advice from your own legal counsel and other professionals of your choice.

EXPERTS

The financial statements as of June 30, 2010, December 31, 2009 and December 31, 2008 and for the period from January 1, 2010 to June 30, 2010 and for each of the two years in the period ended December 31, 2009 included in this Prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

In addition, as described more fully on page 40, certain agreed-upon procedures were applied to capsule performance table by independent accountants, Michael J. Liccar & Co., CPAs (previously defined as “Liccar”) of Chicago, Illinois. The scope of Liccar’s work was limited to the procedures noted in their report and did not include all procedures considered necessary under U.S. generally accepted auditing standards for the purpose of expressing an opinion on the capsule and the related Notes.

RECENT FINANCIAL INFORMATION AND ANNUAL REPORTS

The Fund’s total portfolio holdings will be disclosed on its website at (http://www.nuveen.com) on each business day that the NYSE Amex is open for trading. The Fund’s website is publicly available at no charge. This website disclosure of portfolio holdings (as of the previous day’s close) will be made daily and will include, as applicable, the name and value of each commodity investment and the value of the collateral as represented by cash, cash equivalents and debt securities held in the Fund’s portfolio. The values of the Fund’s portfolio holdings will, in each case, be determined in accordance with the Fund’s valuation policies. The manager will also furnish you with annual reports as required by the rules and regulations of the SEC as well as with those reports required by the CFTC and the NFA, including, but not limited to, a monthly statement, quarterly and annual reports and an annual audited financial statement certified by an independent registered public accounting firm and any other reports required by any other governmental authority that has jurisdiction over the activities of the Fund. Fund shareholders also will be provided with appropriate information to permit them (on a timely basis) to file U.S. federal and state income tax returns with respect to their shares. Additional information about the Fund may be posted on the Fund’s website (http://www.nuveen.com) in the discretion of the manager or as required by regulatory authorities.

PRIVACY POLICY

The Fund, the manager and other Fund service providers may collect certain nonpublic personal information about investors from the information provided by investors in certain documents, as well as in the course of processing transaction requests. None of this information is disclosed except as necessary in the course of administering the Fund, and then only subject to customary undertakings of confidentiality. The Fund and the manager do not disclose nonpublic personal information about investors to anyone, except as required by law. The Fund and the manager restrict access to the nonpublic personal information they collect from investors to those employees who need access to this information to provide necessary and related products and services to investors. The Fund and the manager each maintain physical, electronic and procedural controls to safeguard this information. These standards are reasonably designed to (1) ensure the security and confidentiality of investors’ records and information, (2) protect against any anticipated threats or hazards to the security or integrity of investors’ records and information, and (3) protect against unauthorized access to or use of investors’ records or information that could result in substantial harm or inconvenience to any investor.

FEDERAL INCOME TAX CONSIDERATIONS

The following discussion describes the material U.S. federal (and certain state and local) income tax considerations associated with the purchase, ownership and disposition of shares as of the date hereof by U.S. shareholders (as defined below) and non-U.S. shareholders (as defined below). Except where noted, this discussion deals only with shares held as capital assets by shareholders who acquired shares upon their original issuance and does not address special shareholder situations, such as those of:

•	dealers in securities or currencies;

•	financial institutions;

•	regulated investment companies, other than to indicate that income from the Fund can be treated as income from a qualified publicly traded partnership (“PTP”) within the meaning of the Code;

•	real estate investment trusts;

•	tax-exempt organizations;

•	insurance companies;

•	persons holding shares as a part of a hedging, integrated or conversion transaction or a straddle;

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings; or

•	persons liable for alternative minimum tax.

Furthermore, the discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as of the date hereof, and such authorities may be repealed, revoked, modified or subject to differing interpretations, possibly on a retroactive basis, so as to result in U.S. federal income tax consequences different from those described below.

A “U.S. shareholder” of shares means a holder of shares that is, for U.S. federal income tax purposes:

•	an individual citizen or resident of the U.S.;

•	a corporation (or other entity taxable as a corporation) created or organized in or under the laws of the U.S. or any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if it (1) is subject to the primary supervision of a court within the U.S. and one or more U.S. persons have the authority to control all substantial decisions of such trust or (2) has a valid election in effect under applicable regulations to be treated as a U.S. person.

A “non-U.S. shareholder” of shares means a holder of shares that is not a U.S. shareholder.

If a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes holds shares, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding shares, we urge you to consult your own tax adviser.

If you are considering the purchase of shares, we urge you to consult your own tax adviser concerning the particular U.S. federal income tax consequences to you of the purchase, ownership and disposition of shares, as well as any consequences to you arising under the laws of any other taxing jurisdiction.

Status of the Fund

Under current law and assuming full compliance with the terms of the Trust Agreement (and other relevant documents) and based upon factual representations made by the Fund, in the opinion of K&L Gates LLP (“Tax Counsel”), the Fund will be taxed as a partnership that is not subject to corporate income tax for U.S. federal income tax purposes.

A partnership is not a taxable entity and incurs no U.S. federal income tax liability. Section 7704 of the Code provides that a PTP such as the Fund will, as a general rule, be taxed as a corporation. However, an exception exists with respect to PTPs of which 90% or more of the gross income during each taxable year consists of “qualifying income” within the meaning of Section 7704(d) of the Code (the “qualifying income exception”). Qualifying income includes dividends, interest, capital gains from the sale or other disposition of stocks and debt securities and, in the case of a partnership (such as the Fund) a principal activity of which is the buying and selling of commodities or options, futures or forwards with respect to commodities, income or gains from commodities or such options, futures, or forwards. The Fund anticipates that at least 90% of its gross income for each taxable year will constitute qualifying income within the meaning of Section 7704(d) of the Code.

There can be no assurance that the IRS will not assert that the Fund should be treated as a PTP taxable as a corporation. No ruling has been or will be sought from the IRS, and the IRS has made no determination, as to the status of the Fund for U.S. federal income tax purposes or whether the Fund’s operations generate “qualifying income” under Section 7704(d) of the Code. Whether the Fund will continue to meet the qualifying income exception is a matter that will be determined by the Fund’s operations and the facts existing at the time of future determinations. However, the Fund’s manager will use its best efforts to cause the operation of the Fund to be conducted in such manner as is necessary for the Fund to continue to meet the qualifying income exception.

If the Fund were taxable as a corporation in any taxable year, either as a result of a failure to meet the qualifying income exception described above or otherwise, its items of income, gain, loss and deduction would be reflected only on its tax return and would not flow through to the shareholders, and the Fund’s net income would be taxed to it at the income tax rates applicable to domestic corporations. In addition, any distribution made by the Fund would be treated as taxable dividend income, to the extent of the Fund’s current or accumulated earnings and profits, or, in the absence of current and accumulated earnings and profits, a nontaxable return of capital to the extent of each shareholder’s tax basis in its shares, or taxable capital gain, after the shareholder’s tax basis in its shares is reduced to zero. Taxation of the Fund as a corporation could result in a material reduction in a shareholder’s cash flow and after tax return and thus could result in a reduction of the value of the shares.

The discussion below is based on Tax Counsel’s opinion that the Fund will be classified as a partnership that is not subject to corporate income tax for U.S. federal income tax purposes.

U.S. Shareholders

Treatment of Fund Income

A partnership does not incur U.S. federal income tax liability. Instead, each partner of a partnership is required to take into account its share of tax items of the partnership. Accordingly, each shareholder will be required to include in income its allocable share of the Fund’s income, gain, loss, deduction and other items for the Fund’s taxable year ending with or within its taxable year. In computing a partner’s U.S. federal income tax liability, such items must be included, regardless of whether cash distributions are made by the partnership. Thus, shareholders may be required to include income without a corresponding current receipt of cash if the Fund generates taxable income but does not make cash distributions. The Fund’s taxable year will end on December 31 unless otherwise required by law. The Fund will use the accrual method of accounting.

Fund shareholders will take into account their share of ordinary income realized by the Fund from accruals of interest on debt securities held as collateral in the Fund portfolio. The Fund may hold debt instruments with “original issue discount,” in which case Fund shareholders would be required to include accrued amounts in taxable income on a current basis even though receipt of those amounts may occur in a subsequent year. The Fund may also acquire debt securities with “market discount.” Upon disposition of such obligations, gain would generally be required to be treated as interest income to the extent of the market discount and Fund shareholders would be required to include as ordinary income their share of such market discount that accrued during the period the obligations were held by the Fund.

The Code generally applies a “mark to market” system of taxing unrealized gains and losses on, and otherwise provides for special rules of taxation with respect to, “Section 1256 Contracts.” A Section 1256 Contract includes certain regulated futures contracts, certain non-equity options, and certain non-U.S. currency forward contracts. It is expected that the majority of the futures and forward contracts and options on futures and forward contracts held by the Fund will constitute Section 1256 Contracts. Section 1256 Contracts held by the Fund at the end of a taxable year of the Fund will be treated for U.S. federal income tax purposes as if they were sold by the Fund at their fair market value on the last business day of the taxable year. The net gain or loss, if any, resulting from these deemed sales (known as “marking to market”), together with any gain or loss resulting from any actual sales of Section 1256 Contracts (or other termination of the Fund’s obligations under such contracts), must be taken into account by the Fund in computing its taxable income for the year. If a Section 1256 Contract held by the Fund at the end of a taxable year is sold in the following year, the amount of any gain or loss realized on the sale will be adjusted to reflect the gain or loss previously taken into account under the mark to market rules.

Capital gains and losses from Section 1256 Contracts generally are characterized as long-term capital gains or losses to the extent of 60% of the gains or losses and as short-term capital gains or losses to the extent of 40% of the gains or losses. Gains and losses from certain non-U.S. currency transactions, however, will be treated as ordinary income and losses unless certain conditions are met. Thus, shareholders of the Fund will generally take into account their pro rata share of the long-term capital gains and losses and short-term capital gains and losses from Section 1256 Contracts held by the Fund. If a noncorporate taxpayer incurs a net capital loss for a year, the portion of the loss, if any, which consists of a net loss on Section 1256 Contracts may, at the election of the taxpayer, be carried back three years. A loss carried back to a year by a noncorporate taxpayer may be deducted only to the extent (1) the loss does not exceed the net gain on Section 1256 Contracts for the year and (2) the allowance of the carry-back does not increase or produce a net operating loss for the year.

With respect to options and contracts not subject to treatment as Section 1256 Contracts, the Fund will recognize gain or loss at the time those options or contracts are exercised or cancelled, as the case may be. Depending on the circumstances, loss may be deferred pursuant to special rules applicable to straddles if the Fund holds an offsetting gain position in the property underlying the expired put option. If property underlying a written call option or purchased put option is sold, the option premiums will be taken into account as an addition to, or offset against, the sale price of the transferred property, respectively.

In general, Section 1256 contracts are not subject to the straddle rules described above. Where the positions of a straddle are comprised of both Section 1256 and non-Section 1256 contracts, the Fund will be subject to the mixed straddle rules of the Code and the regulations promulgated thereunder. The appropriate tax treatment of any gains and losses from trading in mixed straddles will depend on what elections the Fund makes.

The Fund may elect to treat Section 1256 positions as non-Section 1256 positions, and the mixed straddle would be subject to the rules governing non-Section 1256 straddles. Alternatively, the Fund may identify the positions of a particular straddle as an “identified mixed straddle” under Section 1092(b)(2) of the Code and, thereby, net the capital gain or loss attributable to the offsetting positions. The net capital gain or loss is treated as 60% long-term and 40% short-term capital gain or loss if attributable to the Section 1256 positions, or all short-term capital gain or loss if attributable to the non-Section 1256 positions. Alternatively, the Fund may place the positions in a “mixed straddle” account which is marked-to-market daily. Under a special account cap, not more than 50% of net capital gain may be long-term capital gain, and not more than 40% of net capital loss may be short-term capital loss. If the Fund does not make any of the aforementioned three elections, any net loss attributable to either the Section 1256 or to the non-Section 1256 positions will be treated as 60% long-term and 40% short-term capital loss, while any net gain will be treated as 60% long-term and 40% short-term capital gain, or all short-term capital gain, depending upon whether the net gain was attributable to Section 1256 positions or non-Section 1256 positions.

For taxable years beginning after December 31, 2012, certain non-corporate shareholders will be subject to an increased rate of tax on some or all of their “net investment income,” which generally will include interest and net gain from the disposition of other property, including certain commodities. This tax will generally apply to the extent net investment income, when added to other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. Shareholders should consult their tax advisors regarding the applicability of this tax in respect of their shares.

Allocation of the Fund’s Profits and Losses

For U.S. federal income tax purposes, a shareholder’s share of the Fund’s income, gain, loss, deduction and other items will be equal to such shareholder’s proportionate interest in the items allocated by the Fund and will be determined by the Fund’s Trust Agreement, unless an allocation under the agreement does not have “substantial economic effect,” in which case the allocations will be determined in accordance with the “partners’ interests in the partnership.” The Fund believes that, subject to the discussion below, the allocations pursuant to the Fund’s Trust Agreement should be considered to have substantial economic effect.

If the allocations provided by the Fund’s Trust Agreement were successfully challenged by the IRS, the amount of income or loss allocated to the shareholders for U.S. federal income tax purposes under the agreement could be increased or reduced or the character of the income or loss could be modified.

As described in more detail below, the U.S tax rules that apply to partnerships are complex and their application is not always clear. Additionally, the rules generally were not written for, and in some respects are difficult to apply to, publicly traded partnerships. The Fund will apply certain assumptions and conventions intended to comply with the intent of the rules and to report income, gain, deduction, loss and credit to the Fund and, indirectly the shareholders in a manner that reflects the economic gains and losses, but these assumptions and conventions may not comply with all aspects of the applicable Treasury regulations. It is possible therefore that the IRS will successfully assert that assumptions made and/or conventions used do not satisfy the technical requirements of the Code or the Treasury regulations and will require that tax items be adjusted or reallocated in a manner that could adversely impact you.

Monthly Allocation Convention

In general, the Fund’s taxable income and losses will be determined monthly and will be allocated to the holders of Fund shares in proportion to the number of shares owned by each of them as of the close of the last trading day of the preceding month. As a result, a shareholder transferring its shares may be allocated income, gain, loss and deduction realized after the date of transfer. With respect to any Fund share that was not treated as outstanding as of the close of the last trading day of the preceding month, the first person that is treated as holding such Fund share (other than an underwriter or other person holding in a similar capacity) for U.S. federal income tax purposes will be treated as holding such Fund shares for this purpose as of the close of the last trading day of the preceding month. By investing in Fund shares, a shareholder agrees that, in the absence of an administrative determination or judicial ruling to the contrary, it will report income and loss under the monthly allocation convention described below.

Under the monthly allocation convention, whoever owns shares as of the close of the last trading day of a month will be treated as continuing to hold the shares until immediately before the close of the last trading day of the following month. As a result, a holder who has disposed of shares prior to the close of the last trading day of a month may be allocated income, gain, loss and deduction realized after the date of transfer.

The Code generally requires that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis. It is possible that transfers of shares could be considered to occur for U.S. federal income tax purposes when the transfer is completed without regard to the Fund’s monthly convention for allocating income and deductions. If this were to occur, the Fund’s allocation method might be deemed to violate that requirement. If such a contention were sustained, the holders’ respective tax liabilities would be adjusted to the possible detriment of certain holders. The manager is authorized to revise the Fund’s allocation methods in order to comply with applicable law or to allocate items of partnership income and deductions in a manner that reflects more accurately the shareholders’ interests in the Fund.

Section 754 Election

The Fund intends to make the election permitted by Section 754 of the Code. Such an election, once made, is irrevocable without the consent of the IRS. The making of this election will generally have the effect of requiring a purchaser of shares to adjust its proportionate share of the basis in the Fund’s assets, or the inside basis, pursuant to Section 743(b) of the Code to fair market value (as reflected in the purchase price of the purchaser’s shares), as if the purchaser had acquired a direct interest in the Fund’s assets. The Section 743(b) adjustment will be attributed solely to a purchaser of shares and will not be added to the bases of the Fund’s assets associated with any of the other shareholders. Depending on the relationship between a holder’s purchase price for shares and its unadjusted share of the Fund’s inside basis at the time of the purchase, the Section 754 election may be either advantageous or disadvantageous to the holder as compared to the amount of gain or loss a holder would be allocated absent the Section 754 election.

The calculations under Section 754 of the Code are complex, and there is little legal authority concerning the mechanics of the calculations, particularly in the context of publicly traded partnerships. Therefore, pursuant to the election under Code Section 754, the Fund will likely apply certain conventions in determining and allocating the Section 743 basis adjustments to help reduce the complexity of those calculations and the resulting administrative costs to the Fund. It is possible that the IRS will successfully assert that some or all of such conventions utilized by the Fund do not satisfy the technical requirements of the Code or the regulations and, thus, will require different basis adjustments to be made.

In order to make the basis adjustments pursuant to Section 754, the Fund will be required to obtain information regarding each holder’s secondary market transactions in shares. The Fund will seek such information from the record holders of shares, and, by purchasing shares, each shareholder will be deemed to have consented to the provision of such information by the record owner of such shareholder’s shares. Notwithstanding the foregoing, however, there can be no guarantee that the Fund will be able to obtain such information from record owners or other sources, or that the basis adjustments that the Fund will make based on the information it is able to obtain will be effective in eliminating the disparity between a holder’s outside basis in its Fund shares and its share of inside basis in the Fund’s assets.

Constructive Termination

The Fund will be considered to have terminated for tax purposes if there is a sale or exchange of 50% or more of the total Fund shares within a 12-month period. A constructive termination results in the closing of the Fund’s taxable year for the Fund for all holders of shares. In the case of a shareholder reporting on a taxable year other than a fiscal year ending December 31, the closing of the Fund’s taxable year may result in more than 12 months of its taxable income or loss being includable in the shareholder’s taxable income for the year of termination. The Fund would be required to make new tax elections after a termination. A termination could also result in penalties if the Fund were unable to determine that the termination had occurred.

Treatment of Cash Distributions

Distributions of cash by a partnership are generally not taxable to the distributee to the extent the amount of cash does not exceed the distributee’s tax basis in its partnership interest. Thus, any cash distributions made by the Fund will be taxable to a shareholder only to the extent such distributions exceed the Fund shareholder’s tax basis in the shares (see “—Tax Basis in Fund Shares” below). Any cash distributions in excess of a shareholder’s tax basis generally will be considered to be gain from the sale or exchange of those shares (see “—Disposition of Shares” below).

Disposition of Shares

If a shareholder transfers shares and such transfer is a sale or other taxable disposition, the shareholder will generally be required to recognize gain or loss measured by the difference between the amount realized on the sale and the shareholder’s adjusted tax basis in Fund shares sold. The amount realized will include the shareholder’s share of the Fund’s liabilities, as well as any proceeds from the sale. The gain or loss recognized will generally be taxable as capital gain or loss. Capital gain of non-corporate shareholders is eligible to be taxed at reduced rates where the Fund shares sold are held for more than one year. The maximum rate of tax on such capital gain is scheduled to increase from 15% to 20% for tax years beginning after December 31, 2010. Capital gain of corporate shareholders is taxed at the same rate as ordinary income. Any capital loss recognized by a shareholder on a sale of shares will generally be deductible only against capital gains, except that a non-corporate shareholder may also use such losses to offset up to $3,000 per year ($1,500 in the case of a married taxpayer filing a separate return) of ordinary income.

Tax Basis in Fund Shares

A shareholder’s initial tax basis in Fund shares will equal the sum of (a) the amount of cash paid by such shareholder for its shares and (b) such shareholder’s share of the Fund’s liabilities. A shareholder’s tax basis in its shares will be increased by (a) the shareholder’s share of the Fund’s taxable income, including capital gain, (b) the shareholder’s share of the Fund’s income, if any, that is exempt from tax and (c) any increase in the shareholder’s share of the Fund’s liabilities. A shareholder’s tax basis in its shares will be decreased (but not below zero) by (a) the amount of any cash distributed (or deemed distributed) to the shareholder, (b) the shareholder’s share of the Fund’s losses and deductions, (c) the shareholder’s share of the Fund’s expenditures that are neither deductible nor properly chargeable to its capital account and (d) any decrease in the shareholder’s share of the Fund’s liabilities.

Limitations on Interest Deductions

The deductibility of a non-corporate shareholder’s “investment interest expense” is generally limited to the amount of that shareholder’s “net investment income.” Investment interest expense would generally include interest expense incurred by the Fund, if any, and investment interest expense incurred by the shareholder on any margin account borrowing or other loan incurred to purchase or carry Fund shares. Net investment income includes gross income from property held for investment and amounts treated as portfolio income, such as dividends and interest, under the passive activity rules, less deductible expenses, other than interest, directly connected with the production of investment income. For this purpose, any long-term capital gain or qualifying dividend income that is taxable at long-term capital gains rates is excluded from net investment income unless the shareholder elects to pay tax on such capital gain or dividend income at ordinary income rates.

Organization, Syndication and Other Expenses

In general, expenses incurred that are considered “miscellaneous itemized deductions” may be deducted by a shareholder that is an individual, estate or trust only to the extent that they exceed 2% of the adjusted gross income of such shareholder. The Code imposes additional limitations (which are being phased out between 2006 and 2010) on the amount of certain itemized deductions allowable to individuals, by reducing the otherwise allowable portion of such deductions by an amount equal to the lesser of:

•	3% of the individual’s adjusted gross income in excess of certain threshold amounts; or

•	80% of the amount of certain itemized deductions otherwise allowable for the taxable year.

For tax years beginning after December 31, 2009 and before January 1, 2011, the overall limitation on miscellaneous itemized deductions shall not apply. However, these expenses are also not deductible in determining the alternative minimum tax liability of a shareholder. The Fund will review its operations annually to determine whether management fees and other expenses related to its activity in commodities should be accounted for as deductible ordinary and necessary business expenses or as miscellaneous itemized deductions. However, the Fund’s determination is not conclusive. If the IRS successfully challenged the Fund’s treatment of such items as deductible ordinary and necessary business expenses, a shareholder’s ability to deduct its allocable share of such items would be reduced accordingly.

Under Section 709(b) of the Code, amounts paid or incurred to organize a partnership may, at the election of the partnership, be treated as deferred expenses, which are allowed as a deduction ratably over a period of not less than 180 months. The Fund has not yet determined whether it will make such an election. Expenditures in connection with the issuance and marketing of shares (so called “syndication fees”) are not eligible for the 180-month amortization provision and are not deductible.

Passive Activity Income and Loss

Individuals are subject to certain “passive activity” rules under Section 469 of the Code. Under these rules, losses from a passive activity generally may not be used to offset income derived from any source other than passive activities. Losses that cannot be currently used under this rule may generally be carried forward. Upon an individual’s disposition of an interest in the passive activity, the individual’s unused passive losses may generally be used to offset other (i.e., non passive) income. Under temporary regulations, income or loss from the Fund’s investments generally will not constitute income or losses from a passive activity. Therefore, income or gains from the Fund’s investments will not be available to offset a shareholder’s passive activity losses or passive activity income from other sources.

Tax Reporting by the Fund

Information returns will be filed with the IRS, as required, with respect to income, gain, loss, deduction and other items derived from the Fund’s shares. The Fund will file a partnership return with the IRS and will transmit a Schedule K-1 to each shareholder reporting their allocable portion of such tax items. The Fund anticipates that shareholders will have access to their Schedule K-1 by the end of the first week of March in the following year. Each shareholder by investing in shares agrees to allow brokers and nominees to report to the Fund its name and address and such other information as may be reasonably requested by the Fund for purposes of complying with its tax reporting obligations.

Treatment of Securities Lending Transactions Involving Shares

A shareholder whose shares are loaned to a “short seller” to cover a short sale of shares may be considered as having disposed of those shares. If so, such shareholder would no longer be a beneficial owner of a pro rata portion of the Fund shares with respect to those shares during the period of the loan and may recognize gain or loss from the disposition. As a result, during the period of the loan, (1) any of the Fund’s income, gain, loss, deduction or other items with respect to those shares would not be reported by the shareholder, and (2) any cash distributions received by the shareholder as to those shares could be fully taxable, likely as ordinary income. Accordingly, shareholders who desire to avoid the risk of income recognition from a loan of their shares to a short seller are urged to modify any applicable brokerage account agreements to prohibit their brokers from lending their shares.

Audits and Adjustments to Tax Liability

Any challenge by the IRS to the tax treatment by a partnership of any item must be conducted at the partnership, rather than at the partner, level. A partnership ordinarily designates a “tax matters partner” (as defined under Section 6231 of the Code) as the person to receive notices and to act on its behalf in the conduct of such a challenge or audit by the IRS.

Pursuant to the Fund’s Trust Agreement, the manager has been appointed the “tax matters partner” of the Fund under the Code. The tax matters partner, which is required by the Fund’s Trust Agreement to notify all shareholders of any U.S. federal income tax audit of the Fund, will have the authority under the Trust Agreement to conduct any IRS audits of the Fund’s tax returns or other tax related administrative or judicial proceedings and to settle or further contest any issues in such proceedings. The decision in any proceeding initiated by the tax matters partner will be binding on all U.S. shareholders. As the tax matters partner, the manager will have the right on behalf of all holders of Fund shares to extend the statute of limitations relating to the shareholders’ U.S. federal income tax liabilities with respect to Fund items.

A U.S. federal income tax audit of the Fund’s information return may result in an audit of the returns of the shareholders, which, in turn, could result in adjustments of items of a shareholder that are unrelated to the Fund as well as to the Fund related items. In particular, there can be no assurance that the IRS, upon an audit of an information return of the Fund or of an income tax return of a shareholder, might not take a position that differs from the treatment thereof by the Fund. A shareholder would be liable for interest on any deficiencies that resulted from any adjustments. Potential shareholders should also recognize that they might be forced to incur substantial legal and accounting costs in resisting any challenge by the IRS to items in their individual returns, even if the challenge by the IRS should prove unsuccessful.

Foreign Tax Credits

Subject to generally applicable limitations, shareholders will be able to claim foreign tax credits with respect to certain foreign income taxes paid or incurred by the Fund, withheld on payments made to it or paid by it on behalf of Fund shareholders. If a shareholder elects to claim foreign tax credit, it must include in its gross income, for U.S. federal income tax purposes, both its share of the Fund’s items of income and gain and also its share of the amount which is deemed to be the shareholder’s portion of foreign income taxes paid with respect to, or withheld from, interest or other income derived by the Fund. Shareholders may then subtract from their U.S. federal income tax the amount of such taxes withheld, or else treat such foreign taxes as deductions from gross income; however, as in the case of investors receiving income directly from foreign sources, the above described tax credit or deduction is subject to certain limitations. Even if the shareholder is unable to claim a credit, it must include all amounts described above in income. Shareholders are urged to consult their tax advisers regarding this election and its consequences to them.

Reportable Transactions

There are circumstances under which certain transactions must be disclosed to the IRS in a disclosure statement attached to a taxpayer’s U.S. federal income tax return (a copy of such statement must also be sent to the IRS Office of Tax Shelter Analysis). In addition, the Code imposes a requirement on certain “material advisers” to maintain a list of persons participating in such transactions, which list must be furnished to the IRS upon written request. These provisions can apply to transactions not conventionally considered to involve abusive tax planning. Consequently, it is possible that such disclosure could be required by the Fund or the shareholders if, for example, (1) a shareholder incurs a loss (in each case, in excess of a threshold computed without regard to offsetting gains or other income or limitations) from the disposition (including by way of withdrawal) of shares, or (2) the Fund’s activities result in certain book/tax differences. The tax shelter disclosure rules could also apply in other circumstances. Furthermore, the Fund’s material advisers could be required to maintain a list of persons investing directly or indirectly in the Fund pursuant to the Code. While the tax shelter disclosure rules generally do not apply to a loss recognized on the disposition of an asset in which the taxpayer has a qualifying basis (generally a basis equal to the amount of cash paid by the taxpayer for such asset), such rules will apply to a taxpayer recognizing a loss with respect to interests in a pass-through entity (such as shares in the Fund) even if its basis in such interests is equal to the amount of cash it paid. In addition, significant penalties may be imposed in connection with a failure to comply with these reporting requirements. Shareholders are urged to consult their tax advisers regarding the tax shelter disclosure rules and their possible application to them.

Non-U.S. Shareholders

Except as described below, the Fund anticipates that a non-U.S. shareholder will not be subject to U.S. federal income tax on such shareholder’s distributive share of the Fund’s income, provided that such income is not considered to be income of the shareholder that is effectively connected with the conduct of a trade or business within the U.S. In the case of an individual non-U.S. shareholder, such shareholder will be subject to U.S. federal income tax on gains on the sale of shares in the Fund or such shareholder’s distributive share of gains if such shareholder is present in the U.S. for 183 days or more during a taxable year and certain other conditions are met.

If the income from the Fund is “effectively connected” with a U.S. trade or business carried on by a non-U.S. shareholder (and, if certain income tax treaties apply, is attributable to a U.S. permanent establishment), then such shareholder’s share of any income and any gains realized upon the sale or exchange of shares will be subject to U.S. federal income tax at the graduated rates applicable to U.S. citizens and residents and domestic corporations. Non-U.S. shareholders that are corporations may also be subject to a 30% U.S. branch profits tax (or lower treaty rate, if applicable) on their effectively connected earnings and profits that are not timely reinvested in a U.S. trade or business.

With respect to derivative transactions, based on current law it is uncertain whether entering into derivative transactions may cause the Fund, and therefore any non-U.S. shareholders, to be treated as engaged in a trade or business within the U.S. However, the Treasury Department has issued proposed regulations which, if finalized in their current form, would provide that foreign limited partners should not be deemed to be engaged in a U.S. trade or business solely by virtue of an investment in the Fund even if the Fund enters into derivative transactions. These regulations are proposed to be effective for taxable years beginning 30 days after the date final regulations are published in the Federal Register but also allow the Fund to elect to apply the final regulations retroactively once they are finalized.

To the extent any interest income allocated to a non-U.S. shareholder is considered “portfolio interest,” neither the allocation of such interest income to the non-U.S. shareholder nor a subsequent distribution of such interest income to the non-U.S. shareholder will be subject to withholding, provided that the non-U.S. shareholder is not otherwise engaged in a trade or business in the U.S. and provides the Fund with a timely and properly completed and executed IRS Form W-8BEN or other applicable form. In general, “portfolio interest” is interest paid on debt obligations issued in registered form, unless the “recipient” owns 10% or more of the voting power of the issuer. Interest income earned by the Fund on its margin account and/or the debt securities managed by the collateral subadvisor and allocated to such a foreign shareholder, as well as interest earned by such a shareholder on escrow deposits will, as a general rule, likewise not be subject to the U.S. federal income tax or withholding, but may be subject to tax in other jurisdictions to which such foreign shareholder is connected.

New Legislation. Legislation enacted on March 18, 2010, significantly changes the reporting requirements of certain non-U.S. persons. Under this legislation, unless such non-U.S. persons comply with reporting requirements concerning their direct and indirect U.S. owners, a 30% withholding tax would be imposed on certain payments, including payments of U.S.-source interest and gross proceeds from the sale of debt that can produce U.S.-source interest that are paid to certain non-U.S. financial institutions, investment funds and other non-U.S. persons. This legislation is generally effective for payments made after December 31, 2012, subject to certain grandfather rules. Non-U.S. shareholders are encouraged to consult with their tax advisors regarding the possible implications of the legislation on their investment in shares of the Fund.

Non-U.S. shareholders will be subject to U.S. federal estate tax on the value of U.S. situs property owned at the time of their death. It is unclear whether partnership interests (such as the interests in the Fund) will be considered U.S. situs property. Accordingly, non-U.S. shareholders may be subject to U.S. federal estate tax on all or part of the value of the shares owned at the time of their death.

Non U.S. shareholders are advised to consult their own tax advisers with respect to the particular tax consequences to them of an investment in the shares.

Regulated Investment Companies

Changes made to the Code in 2004 allow regulated investment companies (“RICs”) to invest up to 25% of their assets in qualified PTPs and to treat amounts received as qualifying income under asset diversification and income source tests applicable to entities seeking to qualify for the special tax treatment available to RICs under the Code. The Fund anticipates that it will be a qualified PTP and that at all times such RIC investors may treat their respective shares of its income as qualifying income under these rules. The Fund anticipates that it will qualify as a qualified PTP for any taxable year in which it realizes sufficient gross income from its commodities futures transactions. However, qualification of the Fund as a qualified PTP depends on performance of the Fund for the particular tax year and there is no assurance that it will qualify in a given year or that future results will conform to prior experience. Additionally, there is, to date, no regulatory guidance on the application of these rules, and it is possible that future guidance may adversely affect qualification of the Fund as a qualified PTP. RIC investors are urged to monitor their investment in the Fund and consult with a tax advisor concerning the impact of such an investment on their compliance with the income source and asset diversification requirements applicable to RICs.

Tax-Exempt Organizations

An organization that is otherwise exempt from U.S. federal income tax is nonetheless subject to taxation with respect to its “unrelated business taxable income,” or UBTI, to the extent that its UBTI from all sources exceeds $1,000 in any taxable year. Except as noted below with respect to certain categories of exempt income, UBTI generally includes income or gain derived (either directly or through a partnership) from a trade or business, the conduct of which is substantially unrelated to the exercise or performance of the organization’s exempt purpose or function.

UBTI generally does not include passive investment income, such as dividends, interest and capital gains, whether realized by the organization directly or indirectly through a partnership (such as the Fund) in which it is a partner. This type of income is exempt, subject to the discussion of “unrelated debt financed income” below, even if it is realized from securities trading activity that constitutes a trade or business.

UBTI includes not only trade or business income or gain as described above, but also “unrelated debt financed income.” This latter type of income generally consists of (1) income derived by an exempt organization (directly or through a partnership) from income-producing property with respect to which there is “acquisition indebtedness” at any time during the taxable year and (2) gains derived by an exempt organization (directly or through a partnership) from the disposition of property with respect to which there is acquisition indebtedness at any time during the twelve-month period ending with the date of the disposition.

All of the income realized by the Fund is expected to be short-term or long-term capital gain income, interest income or other passive investment income of the type specifically exempt from UBTI as discussed above. The Fund has no current intention of borrowing funds for the purpose of acquiring or holding any investments or otherwise incurring “acquisition indebtedness” with respect to such investments. Therefore, in the absence of such borrowing a tax-exempt entity purchasing shares of the Fund would not incur any UBTI by reason of its investment in the shares or upon sale of such shares provided that such tax-exempt entity does not borrow funds for the purpose of investing in the shares.

The Fund may borrow for temporary or emergency purposes. To the extent the Fund recognizes gain from property with respect to which there is “acquisition indebtedness,” the portion of the gain that will be treated as UBTI will be equal to the amount of the gain times a fraction, the numerator of which is the highest amount of the “acquisition indebtedness” with respect to the property during the twelve month period ending with the date of disposition, and the denominator of which is the “average amount of the adjusted basis” of the property during the period such property is held by the Fund during the taxable year. In determining the unrelated debt financed income of the Fund, an allocable portion of deductions directly connected with the Fund’s debt financed property will be taken into account. In making such a determination, for instance, a portion of losses from debt financed securities (determined in the manner described above for evaluating the portion of any gain that would be treated as UBTI) would offset gains treated as UBTI. A charitable remainder trust is subject to a 100% federal excise tax on any UBTI that it earns. In view of the potential for UBTI, shares in the Fund may not be a suitable investment for a charitable remainder trust. Tax exempt investors are urged to consult their own tax advisors concerning UBTI.

Certain State and Local Taxation Matters

Prospective shareholders should consider, in addition to the U.S. federal income tax consequences described, potential state and local tax considerations in investing in the shares.

State and local laws often differ from U.S. federal income tax laws with respect to the treatment of specific items of income, gain, loss, deduction and credit. A shareholder’s distributive share of the taxable income or loss of the Fund generally will be required to be included in determining its reportable income for state and local tax purposes in the jurisdiction in which the shareholder is a resident. The Fund may conduct business in one or more jurisdictions that will subject a shareholder to tax (and require a shareholder to file an income tax return with the jurisdiction with respect to the shareholder’s share of the income derived from that business). A prospective shareholder should consult its tax adviser with respect to the availability of a credit for such tax in the jurisdiction in which the shareholder is resident.

Backup Withholding

Pursuant to special “backup withholding” rules, the Fund is required in certain circumstances to withhold on certain payments paid to shareholders of Fund shares who do not furnish the Fund with their correct taxpayer identification number (in the case of individuals, their social security number) and certain certifications, or who are otherwise subject to backup withholding. Backup withholding is not an additional tax. Any amounts withheld from payments made to you may be refunded or credited against your U.S. federal income tax liability, if any, provided that the required information is furnished to the IRS.

Shareholders should be aware that certain aspects of the U.S. federal, state and local income tax treatment regarding the purchase, ownership and disposition of shares are not clear under existing law. Thus, shareholders are urged to consult their own tax advisers to determine the tax consequences of ownership of the shares in their particular circumstances, including the application of U.S. federal, state, local and foreign tax laws.

PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISORS BEFORE DECIDING WHETHER TO INVEST.

WHERE YOU CAN FIND MORE INFORMATION

The manager has filed on behalf of the Fund a registration statement on Form S-1 with the SEC under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement (including the exhibits to the registration statement), parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information about the Fund or the shares, please refer to the registration statement, which you may inspect, without charge, at the public reference facilities of the SEC at the below address or online at www.sec.gov, or obtain at prescribed rates from the public reference facilities of the SEC at the below address. Information about the Fund and the shares, including the Fund’s monthly account statements, its daily portfolio holdings, net asset value and share price, can also be obtained from the Fund’s website, which is www.nuveen.com. The Fund’s website address is only provided here as a convenience to you and the information contained on or connected to the website is not part of this prospectus or the registration statement of which this prospectus is part. The Fund is subject to the informational requirements of the Exchange Act and the manager and the Fund will each, on behalf of the Fund, file certain reports and other information with the SEC (including annual and quarterly reports) and with the CFTC (including monthly shareholder statements). The reports and other information filed with the SEC can be inspected at the public reference facilities of the SEC located at 100 F Street, N.E., Washington, D.C. 20549 and online at www.sec.gov. You may also obtain copies of such material from the public reference facilities of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates. You may obtain more information concerning the operation of the public reference facilities of the SEC by calling the SEC at 1-800-SEC-0330 or visiting online at www.sec.gov.

PART TWO: STATEMENT OF ADDITIONAL INFORMATION

Dated                      [    ], 2010

Nuveen Diversified Commodity Fund

GENERAL INFORMATION	85
The Commodity Markets	85
Debt Securities	91
ADDITIONAL BACKGROUND INFORMATION	92
GLOSSARY OF DEFINED TERMS	103
FINANCIAL STATEMENTS	107

(This prospectus is in two parts: a disclosure document and a statement of additional information. These parts, both dated                      [    ], 2010, are bound together, and both contain important information)

GENERAL INFORMATION

The Commodity Markets

General.    The CEA governs the regulation of commodity interest transactions, markets and intermediaries. In December 2000, the CEA was amended by the Commodity Futures Modernization Act of 2000, or CFMA, which substantially revised the regulatory framework governing certain commodity interest transactions and the markets on which they trade. The CEA, as amended by the CFMA, now provides for varying degrees of regulation of commodity interest transactions depending upon the variables of the transaction. In general, these variables include (1) the type of instrument being traded (e.g., contracts for future delivery or options contracts), (2) the type of commodity underlying the instrument (distinctions are made between instruments based on agricultural commodities, energy and metals commodities and financial commodities), (3) the nature of the parties to the transaction (retail, eligible contract participant, or eligible commercial entity), (4) whether the transaction is entered into on a principal-to-principal or intermediated basis, (5) the type of market on which the transaction occurs, and (6) whether the transaction is subject to clearing through a clearing organization. Information regarding commodity interest transactions, markets and intermediaries, and their associated regulatory environment, is provided below.

Futures Contracts.    A futures contract is a standardized contract traded on, or subject to the rules of, an exchange that calls for the future delivery of a specified quantity and type of a commodity at a specified time and place. Futures contracts are traded on a wide variety of commodities, bond, stock index, interest rate, currency, energy and metals markets. The size and terms of futures contracts on a particular commodity traded on the same or linked exchange are identical and are not subject to any negotiation, other than with respect to price and quantity between the buyer and seller.

The contractual obligations of a buyer or seller may be satisfied by taking or making physical delivery of an approved grade of commodity or by making an offsetting sale or purchase of an identical futures contract on the same or linked exchange before the designated date of delivery. The difference between the price at which the futures contract is purchased or sold and the price paid for the offsetting sale or purchase, after allowance for brokerage commissions, constitutes the profit or loss to the trader. Some futures contracts settle in cash (reflecting the difference between the contract purchase or sale price and the contract settlement price) rather than by delivery of the underlying commodity.

In market terminology, a trader who purchases a futures contract is long in the market and a trader who sells a futures contract is short in the market. Before a trader closes out his long or short position by an offsetting sale or purchase, his outstanding contracts are known as open trades or open positions. The aggregate amount of long open positions held by traders in a particular contract is referred to as the open interest in such contract.

Forward Contracts.    A forward contract is a contractual obligation to purchase or sell a specified quantity of a commodity at or before a specified date in the future at a specified price and, therefore, is economically similar to a futures contract. Although most forward contracts are generally not traded on exchanges, the Fund intends to invest in exchange-traded forward contracts. Forward contracts for a given commodity are generally available in a range of sizes and maturities and are subject to individual negotiation between the parties involved. Moreover, generally there is no direct means of offsetting or closing out a forward contract by taking an offsetting position as one would a futures contract on a U.S. exchange. If a trader desires to close out a forward contract position, he generally will establish an opposite position in the contract but will settle and recognize the profit or loss on both positions simultaneously on the prompt date, or the delivery date. Thus, unlike in the futures contract market where a trader who has offset positions will recognize profit or loss immediately, in the forward market a trader with a position that has been offset at a profit will generally not receive such profit until the prompt date, and likewise a trader with a position that has been offset at a loss will generally not have to pay money until the prompt date. In recent years, however, the terms of forward contracts have become more standardized, and in some instances such contracts now provide a right of offset or cash settlement as an alternative to making or taking delivery of the underlying commodity.

Options on Futures Contracts.    Options on commodity futures contracts are standardized contracts traded on an exchange. An option on a futures contract gives the buyer of the option the right, but not the obligation, to take a position at a specified price (the exercise price) in the underlying futures contract on or before a specified date. The buyer of a call option acquires the right, but not the obligation, to purchase or take a long position in the underlying futures contract, and the buyer of a put option acquires the right, but not the obligation, to sell or take a short position in the underlying futures contract.

The seller, or writer, of an option is obligated to take a position in the underlying contract at a specified price on or before a specified date opposite to the option buyer if the option is exercised. Thus, the writer of a call option must stand ready to take a short position in the underlying contract at the exercise price if the buyer should exercise the option. The seller of a put option, on the other hand, must stand ready to take a long position in the underlying contract at the exercise price.

A call option is said to be “in-the-money” if the exercise price is below current market levels and “out-of-the-money” if the exercise price is above current market levels. Conversely, a put option is said to be “in-the-money” if the exercise price is above the current market levels and “out-of-the-money” if the exercise price is below current market levels.

Options have limited life spans, usually tied to the delivery or settlement date of the underlying contract. The purchase price of an option is referred to as its premium, which consists of its intrinsic value plus its time value if any. As an option nears its expiration date, the time value shrinks and the market and intrinsic values move into parity. An option that is “out-of-the-money” at the time it expires becomes worthless. On certain exchanges, “in-the-money” options are automatically exercised on their expiration date, but on others, unexercised options simply become worthless after their expiration date.

Regardless of how much the market swings, the most an option buyer can lose is the option premium. The option buyer deposits his premium with his broker, and the money goes to the option seller. Option sellers, on the other hand, face risks similar to participants in the futures markets. For example, since the seller of a call option on futures is assigned a short futures position if the option is exercised, his risk is the same as someone who initially sold a futures contract. Because no one can predict exactly how the market will move, the option seller posts margin to demonstrate his ability to meet any potential contractual obligations.

Options on Forward Contracts.    Options on commodity forward contracts operate in a manner similar to options on commodity futures contracts. An option on a forward contract gives the buyer of the option the right, but not the obligation, to take a position at a specified price in the underlying forward contract. However, similar to forward contracts, options on forward contracts are individually negotiated contracts between counterparties and are typically traded in the over-the-counter market. Similar to exchange-traded forwards, some options on forwards trade on exchanges. The Fund intends to utilize exchange-traded options on forward contracts.

Options on forward contracts and physical commodities possess many of the same characteristics of forward contracts with respect to offsetting positions and credit risk that are described above.

Participants.    The two broad classes of persons who trade commodities are hedgers and speculators (or investors). Hedgers include financial institutions that manage or deal in interest rate-sensitive instruments, foreign currencies or stock portfolios, and commercial market participants, such as farmers and manufacturers, that market or process commodities. Hedging is a protective procedure designed to lock in profits that could otherwise be lost due to an adverse movement in the underlying commodity, for example, the adverse price movement between the time a merchandiser or processor enters into a contract to buy or sell a raw or processed commodity at a certain price and the time he must perform the contract. In such a case, at the time the hedger contracts to buy the commodity at a future date and price he will simultaneously buy a futures or forward contract for the necessary equivalent quantity of the commodity. At the time for performance of the contract, the hedger may accept delivery under his futures contract or he may buy the actual commodity and close out his position by making an offsetting sale of a futures contract.

The commodity interest markets enable the hedger to shift the risk of price fluctuations. The usual objective of the hedger is to protect the profit that he expects to earn from farming, merchandising, or processing operations rather than to profit from his trading. However, at times the impetus for a hedge transaction may result in part from speculative objectives.

Unlike the hedger, the speculator generally expects neither to make nor take delivery of the underlying commodity. Instead, the speculator risks his capital with the hope of making profits from price fluctuations in the commodities. The speculator is, in effect, the risk bearer who assumes the risks that the hedger seeks to avoid. Speculators rarely make or take delivery of the underlying commodity; rather they attempt to close out their positions prior to the delivery date. Because the speculator may take either a long or short position in commodities, it is possible for him to make profits or incur losses regardless of whether prices go up or down.

Futures Exchanges and Clearing Organizations.    Futures exchanges provide centralized market facilities in which multiple persons have the ability to execute or trade contracts by accepting bids and offers from multiple participants. Futures exchanges may provide for execution of trades at a physical location utilizing trading pits and/or may provide for trading to be done electronically through computerized matching of bids and offers pursuant to various algorithms. Members of a particular exchange and the trades executed on such exchanges are subject to the rules of that exchange. Futures exchanges and clearing organizations are given reasonable latitude in promulgating rules and regulations to control and regulate their members. Examples of regulations by exchanges and clearing organizations include the establishment of initial margin levels, rules regarding trading practices, contract specifications, speculative position limits, daily price fluctuation limits, and dispute resolution procedures.

Clearing organizations provide services designed to mutualize or transfer the credit risk arising from the trading of contracts on an exchange or other electronic trading facility. Once trades made between members of an exchange or electronic trading facility have been confirmed, the clearing organization becomes substituted for the clearing member acting on behalf of each buyer and each seller of contracts traded on the exchange or trading platform and in effect becomes the other party to the trade. Thereafter, each clearing member party to the trade looks only to the clearing organization for performance. The clearing organization generally establishes some sort of security or guarantee fund to which all clearing members of the exchange must contribute; this fund acts as an emergency buffer that enables the clearing organization, at least to a large degree, to meet its obligations with regard to the other side of an insolvent clearing member’s contracts. The clearing organizations do not deal with customers, but only with their member firms and the guarantee of performance for open positions provided by the clearing organization does not run to customers. Furthermore, the clearing organization requires margin deposits and continuously marks positions to market to provide some assurance that their members will be able to fulfill their contractual obligations. Thus, a central function of the clearing organization is to ensure the integrity of trades, and members effecting transactions on an exchange need not concern themselves with the solvency of the party on the opposite side of the trade; their only remaining concerns are the respective solvencies of their own clearing broker and the clearing organization.

U.S. Futures Exchanges.    Futures exchanges in the U.S. are subject to varying degrees of regulation by the CFTC based on their designation as one of the following: a designated contract market, a derivatives transaction execution facility, an exempt board of trade or an electronic trading facility.

A designated contract market is the most highly regulated exchange. Designated contract markets may offer products to retail customers on an unrestricted basis. To be designated as a contract market, the exchange must demonstrate that it satisfies specified general criteria for designation, such as having the ability to prevent market manipulation, rules and procedures to ensure fair and equitable trading, position limits, dispute resolution procedures, minimization of conflicts of interest and protection of market participants. Among the principal designated contract markets in the U.S. are the Chicago Board of Trade (“CBOT”), the Chicago Mercantile Exchange (“CME”) and the New York Mercantile Exchange (“NYMEX”). Each of the designated contract markets in the U.S. must provide for the clearance and settlement of transactions with a CFTC-registered derivatives clearing organization.

A derivatives transaction execution facility, or DTEF, is a new type of exchange that is subject to fewer regulatory requirements than a designated contract market but is subject to both commodity interest and participant limitations. DTEFs limit access to eligible traders that qualify as either eligible contract participants or eligible commercial entities for futures and option contracts on commodities that have a nearly inexhaustible deliverable supply, are highly unlikely to be susceptible to the threat of manipulation, or have no cash market, security futures products, and futures and option contracts on commodities that the CFTC may determine, on a case-by-case basis, are highly unlikely to be susceptible to the threat of manipulation. In addition, certain commodities excluded or exempt from the CEA may be traded on a DTEF. There is no requirement that a DTEF use a clearing organization, except with respect to trading in security futures contracts, in which case the clearing organization must be a securities clearing agency. However, if futures contracts and options on futures contracts on a DTEF are cleared, then it must be through a CFTC-registered derivatives clearing organization, except that some excluded or exempt commodities traded on a DTEF may be cleared through a clearing organization other than one registered with the CFTC.

An exempt board of trade is also a new category of trading market. An exempt board of trade is substantially unregulated, subject only to CFTC anti-fraud and anti-manipulation authority. An exempt board of trade is permitted to trade futures contracts and options on futures contracts provided that the underlying commodity is not a security or securities index and has an inexhaustible deliverable supply or no cash market. All traders on an exempt board of trade must qualify as eligible contract participants. Contracts deemed eligible to be traded on an exempt board of trade include contracts on interest rates, exchange rates, currencies, credit risks or measures, debt instruments, measures of inflation, or other macroeconomic indices or measures. There is no requirement that an exempt board of trade use a clearing organization. However, if contracts on an exempt board of trade are cleared, then it must be through a CFTC-registered derivatives clearing organization. A board of trade electing to operate as an exempt board of trade must file a written notification with the CFTC.

An electronic trading facility is a new form of exchange that operates by means of an electronic or telecommunications network and maintains an automated audit trail of bids, offers, and the matching of orders or the execution of transactions on the electronic trading facility. The CEA does not apply to, and the CFTC has no jurisdiction over, transactions on an electronic trading facility in certain excluded commodities that are entered into between principals that qualify as eligible contract participants, subject only to CFTC anti-fraud and anti-manipulation authority. In general, excluded commodities include interest rates, currencies, securities, securities indices or other financial, economic or commercial indices or measures.

The manager intends to monitor the development of and opportunities and risks presented by the less-regulated exchanges and exempt boards and may, in the future, allocate a percentage of the Fund’s assets to trading in products on these platforms. Provided the Fund maintains assets exceeding $5 million, the Fund would qualify as an eligible contract participant and thus would be able to trade on such exchanges.

Non-U.S. Futures Exchanges.    Non-U.S. futures exchanges differ in certain respects from their U.S. counterparts. Importantly, non-U.S. futures exchanges are not subject to regulation by the CFTC, but rather are regulated by their home country regulator. In contrast to U.S. designated contract markets, some non-U.S. exchanges are principals’ markets, where trades remain the liability of the traders involved, and the exchange or an affiliated clearing organization, if any, does not become substituted for any party. Due to the absence of a clearing system, such exchanges are significantly more susceptible to disruptions. Further, participants in such markets must often satisfy themselves as to the individual creditworthiness of each entity with which they enter into a trade. Trading on non-U.S. exchanges is often in the currency of the exchange’s home jurisdiction. However, the Fund plans to trade commodity futures and forward contracts that are denominated in U.S. dollars. Trading on non-U.S. exchanges may differ from trading on U.S. exchanges in a variety of ways and, accordingly, may subject the Fund to additional risks.

Speculative Position Limits.    The CFTC and U.S. designated contract markets have established limits, referred to as speculative position limits or position limits, on the maximum net long or net short speculative position that any person or group of persons under common trading control (other than a hedger, which the Fund is not) may hold, own or control in many commodities. Among the purposes of speculative position limits is to prevent a corner or squeeze on a market or undue influence on prices by any single trader or group of traders. The position limits established by the CFTC apply to certain agricultural commodity positions, such as grains (oats, barley, and flaxseed), soybeans, corn, wheat, cotton, eggs, rye, and potatoes. The CFTC has recently proposed speculative limits for futures and options in crude oil, gasoline, heating oil and natural gas. These limits may, if adopted, restrict the full implementation of the TAP® program. See “Risk Factors—Changing Regulatory Environment” and “Risk Factors—Speculative position limits and trading limits may reduce profitability.” In addition, U.S. exchanges may set position limits for all commodity interest investments traded on that exchange. Certain clearing organizations also set limits on the total net positions that may be held by a clearing broker. In general, no position limits are in effect in forward or other over-the-counter contract trading or in trading on non-U.S. futures exchanges, although the principals with which the Fund and the clearing brokers may trade in such markets may impose such limits as a matter of credit policy. For purposes of determining position limits, the Fund’s commodity investments will not be attributable to investors in their own commodity trading.

Daily Price Limits.    Most U.S. futures exchanges (but generally not non-U.S. exchanges or, in the case of forward or over-the-counter contracts, banks or dealers) may limit the amount of fluctuation in some futures contracts or options on futures contract prices during a single trading day. Exchange rules specify what are referred to as daily price fluctuation limits or more commonly, daily limits. The daily limits establish the maximum amount that the price of a futures or options on futures contract may vary either up or down from the previous day’s settlement price. Once the daily limit has been reached in a particular futures or options on futures contract, no trades may be made at a price beyond the limit. Positions in the futures or options contract may then be taken or liquidated, if at all, only at inordinate expense or if traders are willing to effect trades at or within the limit during the period for trading on such day. Because the daily limit rule governs price movement only for a particular trading day, it does not limit losses and may in fact substantially increase losses because it may prevent the liquidation of unfavorable positions. Futures contract prices have occasionally moved the daily limit for several consecutive trading days, thus preventing prompt liquidation of positions and subjecting the trader to substantial losses for those days.

Commodity Prices.    Commodity prices are volatile and, although ultimately determined by the interaction of supply and demand, are subject to many other influences, including the psychology of the marketplace and speculative assessments of future world and economic events. Political climate, interest rates, treaties, balance of payments, exchange controls and other governmental interventions as well as numerous other variables affect the commodity markets, and even with comparatively complete information it is impossible for any trader to reliably predict commodity prices.

Regulation.    Futures exchanges in the U.S. are subject to varying degrees of regulation under the CEA depending on whether such exchange is a designated contract market, DTEF, exempt board of trade or electronic trading facility. Derivatives clearing organizations are also subject to the CEA and CFTC regulation. The CFTC is the governmental agency charged with responsibility for regulation of futures exchanges and commodity interest trading conducted on those exchanges. The CFTC’s function is to implement the CEA’s objectives of preventing price manipulation and excessive speculation and promoting orderly and efficient commodity interest markets. In addition, the various exchanges and clearing organizations themselves exercise regulatory and supervisory authority over their member firms.

The CFTC possesses exclusive jurisdiction to regulate the activities of commodity pool operators and commodity trading advisors and has adopted regulations with respect to the activities of those persons and/or entities. Under the CEA, a registered commodity pool operator, such as the manager, is required to make annual filings with the CFTC describing its organization, capital structure, management and controlling persons. In addition, the CEA authorizes the CFTC to require and review books and records of, and documents prepared by, registered commodity pool operators. Pursuant to this authority, the CFTC requires commodity pool operators to keep accurate, current and orderly records for each pool that they operate. The CFTC may suspend the registration of a commodity pool operator (1) if the CFTC finds that the operator’s trading practices tend to disrupt orderly market conditions, (2) if any controlling person of the operator is subject to an order of the CFTC denying such person trading privileges on any exchange, and (3) in certain other circumstances. Suspension, restriction or termination of the manager’s registration as a commodity pool operator would prevent it, until that registration were to be reinstated, from managing the Fund, and might result in the termination of the Fund. The Fund is not required to be registered with the CFTC in any capacity.

The CEA gives the CFTC similar authority with respect to the activities of commodity trading advisors. If a trading advisor’s registration were to be terminated, restricted or suspended, the trading advisor would be unable, until the registration were to be reinstated, to render trading advice to the Fund.

The CEA requires all futures commission merchants, such as the Fund’s clearing brokers, to meet and maintain specified fitness and financial requirements, to segregate customer funds from proprietary funds and account separately for all customers’ funds and positions, and to maintain specified books and records open to inspection by the staff of the CFTC. The CFTC has similar authority over introducing brokers, or persons who solicit or accept orders for commodity interest trades but who do not accept margin deposits for the execution of trades. The CEA authorizes the CFTC to regulate trading by futures commission merchants and by their officers and directors, permits the CFTC to require action by exchanges in the event of market emergencies, and establishes an administrative procedure under which customers may institute complaints for damages arising from alleged violations of the CEA. The CEA also gives the states powers to enforce its provisions and the regulations of the CFTC.

The Fund’s investors are afforded prescribed rights for reparations under the CEA. Investors may also be able to maintain a private right of action for violations of the CEA. The CFTC has adopted rules implementing the reparation provisions of the CEA, which provide that any person may file a complaint for a reparations award with the CFTC for violation of the CEA against a floor broker, a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, and their respective associated persons.

Pursuant to authority granted in the CEA, the NFA has been formed and registered with the CFTC as a futures association. At the present time, the NFA is the only self-regulatory organization for commodity interest professionals, other than futures exchanges. The CFTC has delegated to the NFA responsibility for the registration of commodity trading advisors, commodity pool operators, futures commission merchants, introducing brokers, and their respective associated persons and floor brokers. The manager, the commodity subadvisor, and the Fund’s commodity brokers are members of the NFA. As such, they are subject to NFA standards relating to fair trade practices, financial condition and consumer protection. The Fund is not required to become a member of the NFA. As the self-regulatory body of the commodity interest industry, the NFA promulgates rules governing the conduct of professionals and disciplines those professionals that do not comply with these rules. The NFA also arbitrates disputes between members and their customers and conducts registration and fitness screening of applicants for membership and audits of its existing members.

The regulations of the CFTC and the NFA prohibit any representation by a person registered with the CFTC, or by any member of the NFA, that registration with the CFTC, or membership in the NFA, in any respect indicates that the CFTC or the NFA, as the case may be, has approved or endorsed that person or that person’s trading program or objectives. The registrations and memberships of the parties described in this summary must not be considered as constituting any such approval or endorsement. Likewise, no futures exchange has given or will give any similar approval or endorsement.

The regulation of commodity interest trading in the U.S. and other countries is an evolving area of the law. The various statements made in this summary are subject to modification by legislative action and changes in the rules and regulations of the CFTC, the NFA, the futures exchanges, clearing organizations and other regulatory bodies.

The function of the CFTC is to implement the objectives of the CEA of preventing price manipulation and other disruptions to market integrity, avoiding systemic risk, preventing fraud and promoting innovation, competition and financial integrity of transactions. As mentioned above, CEA regulation, among other things, provides that the trading of commodity interest contracts generally must be upon exchanges designated as contract markets or DTEFs and that all trading on those exchanges must be done by or through exchange members. Under the CFMA, commodity interest trading in some commodities between sophisticated persons may take place on a trading facility not regulated by the CFTC. As a general matter, trading in forward contracts or options on forward contracts or commodities between eligible contract participants is not within the jurisdiction of the CFTC and may therefore be effectively unregulated. The commodity subadvisor and the collateral subadvisor may engage in those transactions on behalf of the Fund in reliance on this exclusion from regulation.

In general, the CFTC does not regulate the interbank and forward foreign currency markets with respect to transactions in contracts between certain sophisticated counterparties, such as the Fund, or between certain regulated institutions and retail investors. Although U.S. banks are regulated in various ways by the Federal Reserve Board, the Comptroller of the Currency and other U.S. federal and state banking officials, banking authorities do not regulate the forward markets.

While the U.S. government does not currently impose any restrictions on the movements of currencies, it could choose to do so. The imposition or relaxation of exchange controls in various jurisdictions could significantly affect the market for that and other jurisdictions’ currencies. Trading in the interbank market also exposes the Fund to a risk of default since failure of a bank with which the Fund had entered into a forward contract would likely result in a default and thus possibly substantial losses to the Fund.

The CFTC is prohibited by statute from regulating trading on non-U.S. futures exchanges and markets. The CFTC, however, has adopted regulations relating to the marketing of non-U.S. futures contracts in the U.S. These regulations permit certain contracts traded on non-U.S. exchanges to be offered and sold in the U.S., subject to certain exceptions, and in accordance with various requirements.

Debt Securities

Obligations Issued by the U.S. Government, its Agencies and Instrumentalities.    Obligations issued or guaranteed by the U.S. government, its agencies and instrumentalities include bills, notes and bonds issued by the U.S. Treasury, as well as certain “stripped” or “zero coupon” U.S. Treasury obligations representing future interest or principal payments on U.S. Treasury notes or bonds. Stripped securities are sold at a discount to their “face value” and may exhibit greater price volatility than interest-bearing securities since investors receive no payment until maturity. Obligations of certain agencies and instrumentalities of the U.S. government are supported by the full faith and credit of the U.S. Treasury; others are supported by the right of the issuer to borrow from the U.S. Treasury; others are supported by the discretionary authority of the U.S. government to purchase the agency’s obligations; still others, though issued by an instrumentality chartered by the U.S. government, are supported only by the credit of the instrumentality. The U.S. government may choose not to provide financial support to U.S. government-sponsored agencies or instrumentalities if it is not legally obligated to do so. Even where a security is backed by the full faith and credit of the U.S. Treasury, it does not guarantee the market price of that security, only the payment of principal and/or interest.

ADDITIONAL BACKGROUND INFORMATION

Introduction: The charts, tabulations and accompanying information on the following pages present certain background information regarding an overview of the commodity futures markets, commodities as compared with traditional asset classes, descriptions of the TAP® and TAP PLUSSM strategies and the historical performance of TAP PLUSSM since 2005, and the hypothetical analysis of TAP PLUSSM since 2005. As defined in Part I, TAP® refers to Gresham’s proprietary Tangible Asset Program®. The Fund’s strategy, which integrates TAP® and writing commodity call options, is referred to as TAP PLUSSM.

The Investment Case for Commodities: Gresham and NCAM believe the additional background information set forth in this Part II of the prospectus generally supports the case for considering investments in commodity futures and an investment in the Fund. NCAM and Gresham believe that the key considerations are as follows:

•	Diversified commodity futures strategies have offered competitive returns when compared with U.S. equities, foreign equities and U.S. bonds.

•	Commodity investment returns have demonstrated low correlations with the investment returns of other asset classes, including U.S. equities, foreign equities and U.S. bonds.

•	Diversified long-only commodity strategies may provide a more consistent hedge against inflation than U.S. equities, foreign equities and U.S. bonds.

•	The Fund offers the opportunity to invest directly in an actively managed, diversified commodity portfolio.

•	The Fund will employ TAP PLUSSM, an actively managed, diversified unleveraged strategy.

•	TAP® has outperformed certain leading commodity benchmarks, including the Dow Jones-UBS Commodity Index and the S&P GSCI Commodity Index, since 2005.

Part II Outline and Exhibits: Part II is organized into the following sections: (1) an overview of the commodity futures markets; (2) a rationale for commodities as a distinct asset class; (3) an exhibit (“Exhibit 1”) illustrating competitive total return characteristics of commodities over the last 25 years as compared with U.S. equities, foreign equities and U.S. bonds; (4) an exhibit (“Exhibit 2”) illustrating how the investment returns of commodities have historically demonstrated low correlations with the investment returns of U.S. equities, foreign equities and U.S. bonds; (5) an exhibit (“Exhibit 3”) illustrating how commodities have historically provided diversification benefits (including improved risk-adjusted returns and lower portfolio volatility) relative to a hypothetical portfolio of U.S. equities and U.S. bonds; (6) an exhibit (“Exhibit 4”) which shows that commodities may provide a more consistent hedge against inflation as measured by the Consumer Price Index (“CPI”) than U.S. equities, foreign equities or U.S. bonds; (7) an exhibit (“Exhibit 5”) illustrating how TAP® offers exposure to an actively managed, diversified commodity portfolio; (8) an overview of the TAP PLUSSM investment strategy and its potential to enhance risk-adjusted total return characteristics and reduce portfolio volatility; and (9) an exhibit (“Exhibit 6”) showing how TAP® has outperformed certain leading commodity benchmarks since 2005.

Exhibits 1 through 4 compare the historical performance and correlation of commodities with traditional asset classes, as represented by major market benchmarks. Commodities are represented by the Dow Jones-UBS Commodity Index® (“DJ-UBSCI”) and the S&P GSCI Commodity Index (“GSCI”). U.S. equities are represented by the S&P 500 ® Index (“S&P 500”) and foreign equities are represented by the MSCI EAFE ® Index (“MSCI EAFE”). U.S. bonds are represented by the Barclays Capital U.S. Aggregate Bond Index (“Barclays Aggregate Bond Index”).

Exhibit 1 references the time period from January 1985 through May 2010 while Exhibits 2 through 4 reference the time period from June 2000 through May 2010. Gresham and NCAM believe the time period for Exhibit 1 is a fair representation of a long-term investment horizon, which includes a series of major market cycles in diverse global commodity and financial markets. The time period for Exhibits 2 through 4 illustrates the commodity markets over the last 10 years.

Exhibit 5 illustrates how TAP® offers exposure to an actively managed, diversified commodity portfolio. The TAP commodity weights as of June 30, 2010, have a broad exposure to the six principal commodity groups, which include energy, industrial metals, agricultural, livestock, precious metals and foods and fibers. Gresham’s process constrains the weightings of each commodity group such that no group may constitute more than 35% of TAP®.

Exhibit 6 illustrates how TAP® has outperformed certain leading commodity benchmarks, specifically the DJ-UBSCI and the GSCI, from January 2005 to April 2010. The time period selected in Exhibit 6 corresponds to the applicable rules of the CFTC, for which performance data is presented for the most recent five calendar years and year-to-date. Furthermore, an independent review of TAP® performance from January 2005 to April 2010 was conducted by Michael J. Liccar & Co., a full service public accounting firm which specializes exclusively in the securities/futures industry. See “Gresham Performance Record” in Part I of the prospectus for additional information.

Research on Global Commodity Markets: Various academic studies and papers by independent market participants, including the Strategic Asset Allocation and Commodities Study prepared by Ibbotson Associates (2006) and the Yale International Center for Finance Working Paper: Facts and Fantasies about Commodity Futures (2005), have researched and evaluated commodity investment strategies over extended periods, some dating as far back as 1957. These academic studies and papers have attributed certain characteristics to investments in diversified commodity strategies, including among others: the potential for commodity returns that are “equity-like”, or competitive with equities and bonds; low correlations of returns as compared with the returns of equities and bonds; the potential to add diversification benefits to investment portfolios concentrated in equities and bonds; and high correlation of returns to inflation and the potential to hedge the impact of inflation on portfolios. However, the findings of these studies and papers are based upon historical information which should not be used to anticipate future performance characteristics or results.

Additional Information: The summaries of historical performance of various unmanaged indices and TAP® may not be indicative of future results that may be achieved by investments in commodities, equities or bonds, or investments in TAP® or TAP PLUSSM.

Please refer to the definitions on pages 101 through 102 for an explanation of the technical terms used in this section and an explanation of the indices and measures of total return, volatility and risk included in the charts and tabulations.

The Commodity Futures Markets

Commodities are real assets which are most often used as inputs in the production of other goods and services. In 2009, the gross production value of tradable physical commodities exceeded $2.5 trillion, according to Standard & Poor’s Corporation (“Standard & Poor’s”). One way to gain direct exposure to commodities is by investing in commodity futures and forward contracts, which are contracts to buy or sell specific amounts of a commodity at a known price and at a specific point in the future. Commodity futures and forward contracts are generally traded on regulated futures exchanges. According to the Futures Industry Association as of June 30, 2010, the principal commodity groups—energy, industrial metals, livestock, agriculturals, precious metals and foods and fibers—included more than 100 different U.S. dollar-denominated futures contracts that are actively traded on tangible commodities. Such exchange-traded contracts have price transparency and intra-day liquidity.

According to the Commodity Futures Trading Commission website as of June 30, 2010, a primary function of the commodity futures market is to enable commodity producers, merchants, manufacturers, governments and other consumers to manage the costs and risks associated with producing and using commodities. The majority of commodity futures trading is generated by market participants seeking to (i) facilitate the production, storage and distribution of physical commodities (i.e., farmers), (ii) hedge commodity prices in anticipation of future purchase or delivery of commodities (i.e., consumer packaged good companies) and (iii) by other participants who actively trade based on market direction, timing and volatility (i.e., hedge funds).

Gresham and NCAM believe the commodity futures markets have considerable depth and liquidity. According to Standard & Poor’s, over $37.6 trillion of commodity futures contracts traded world-wide in 2009, as represented by the commodity futures contracts held in the S&P GCSI Commodity Index.

Commodities Represent a Distinct Asset Class

Gresham and NCAM believe that commodities are real assets. Commodity prices and financial asset prices may respond differently to economic and financial market conditions. The potential investment returns from commodity futures are derived from price movements in the underlying physical commodities, the term structure of futures contracts (i.e., roll yield, which is the return generated when a futures contract converges to the spot price), the operation of the futures market and earnings on collateral used to support futures trading. Diverse factors contribute to how commodity prices respond to market events such as supply disruptions and constraints on storage and physical delivery.

Commodities Have Exhibited Competitive Total Return Characteristics

Gresham and NCAM believe that global commodity markets provide an opportunity for long-term investors to achieve competitive total returns over time relative to other asset classes. Exhibit 1 illustrates the annualized 1-, 5-, 10-, 15- and 25-year performance of commodities, U.S. equities, foreign equities, and U.S. bonds, as represented by major market benchmarks.

Exhibit 1

Annualized Historical Performance of Various Asset Classes

	1 year	5 years	10 years	15 years	25 years
DJ-UBSCI (Commodities)	0.47%	-1.05%	4.62%	5.29%	N/A
S&P GSCI (Commodities)	-5.29%	-7.16%	1.55%	3.93%	6.79%
S&P 500 (U.S. Equities)	20.99%	0.31%	-0.82%	6.78%	9.84%
MSCI EAFE Index (Foreign Equities)	6.84%	1.83%	1.07%	4.09%	9.03%
Barclays Capital U.S. Aggregate (U.S. Bonds)	8.42%	5.33%	6.52%	6.34%	7.80%

Source: Nuveen Investments, LLC. ZEPHYR StyleADVISOR.

The annualized performance analysis above was produced by Nuveen using monthly index data provided by ZEPHYR StyleADVISOR and is shown from January 1, 1985 to May 31, 2010. Commodities are represented by the DJ-UBSCI and GSCI; U.S. equities are represented by the S&P 500; foreign equities are represented by the

MSCI EAFE; and U.S. bonds are represented by the Barclays Aggregate Bond Index. Indices are unmanaged, and do not show actual investment returns. An index is a hypothetical measure of performance based on the fluctuations in the value of the securities that make up a particular market. Payment of management or brokerage fees or other fees and expenses would lower an index’s performance. Index returns are for illustrative purposes only and do not represent actual Fund performance. You cannot invest directly in an index. Past performance of these indices have varied considerably over different periods. See pages 101-102 for definitions of the indices represented in this Exhibit.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Commodities Have Demonstrated Low Correlations with Other Asset Classes

The investment returns of commodities have demonstrated low correlations with the investment returns of other asset classes such as U.S. equities, foreign equities and U.S. bonds. Correlation is a statistical measure of how investment returns move over time in relation to one another. NCAM and Gresham believe that commodities tend to have a low correlation to other asset classes because the factors driving commodity prices are fundamentally different. Commodity prices are generally driven by supply and demand fundamentals—prices must adjust in order for the market to balance. Exhibit 2 illustrates the low correlation of commodities relative to foreign equities, U.S. equities and U.S. bonds over the last 10 years. Gresham and NCAM believe that because commodities have demonstrated low correlations with these asset classes, exposure to commodities may enhance portfolio diversification.

Exhibit 2

Correlation Comparison: Commodities vs. Other Asset Classes

Last 10 Years: June 2000 to May 2010

Source: Nuveen Investments, LLC. ZEPHYR StyleADVISOR.

Correlation calculations were produced by Nuveen using monthly index data provided by ZEPHYR StyleADVISOR and are shown from June 1, 2000 to May 31, 2010. Commodities are represented by the DJ-UBSCI; U.S. equities are represented by the S&P 500; foreign equities are represented by the MSCI EAFE; and U.S. bonds are represented by the Barclays Aggregate Bond Index. Indices are unmanaged, and do not show actual investment returns. An index is a hypothetical measure of performance based on the fluctuations in the value of the securities that make up a particular market. Payment of management or brokerage fees or taxes would lower an index’s performance. Index returns are for illustrative purposes only and do not represent actual Fund performance. You cannot invest directly in an index. Past performance of these asset classes (as represented by major market benchmarks) have varied considerably over different periods. See pages 101-102 for definitions of the indices represented in this Exhibit. See page 101 for a fuller description of correlation.

PAST CORRELATIONS ARE NOT NECESSARILY INDICATIVE OF FUTURE CORRELATIONS.

Commodities Have Provided Portfolio Diversification Benefits

Gresham and NCAM believe that commodities as an asset class are often under represented in an investor’s portfolio. Maintaining consistent exposure to commodities over time may potentially add diversification benefits to a portfolio that is otherwise composed of U.S. equities and U.S. bonds.

Gresham and NCAM believe that such potential diversification benefits may include improved risk-adjusted returns and lower portfolio volatility over time. Exhibit 3 illustrates three hypothetical portfolios (a 60\40 U.S. Equity/U.S. Bond mix, 5% commodity allocation, and 10% commodity allocation) from June 2000 to May 2010. The annualized returns are comparable for all three hypothetical portfolios—2.41%, 2.74% and 3.07%, respectively. However, the hypothetical portfolios with either 5% or 10% commodity allocation have better risk-adjusted returns (as measured by the Sharpe ratio) and lower portfolio volatility or risk (as measured by standard deviation). The Sharpe ratio is a statistical measure of the risk-adjusted return of a portfolio—the ratio represents the return gained per unit of risk taken. A higher Sharpe ratio is associated with superior risk-adjusted return performance. The hypothetical portfolios show that the portfolios with commodity allocation have higher Sharpe ratios as compared with the Sharpe ratio of a U.S. equity and U.S. bond portfolio. Standard deviation is a statistical measure of the volatility of returns of a portfolio, calculated as the average deviation of portfolio returns (plus or minus) from the mean portfolio return over a certain period of time. The lower the standard deviation, the lower the portfolio risk. The hypothetical portfolios show that those portfolios with commodity allocation have lower standard deviation as compared with the standard deviation of a U.S. equity and U.S. bond portfolio.

HYPOTHETICAL PERFORMANCE RESULTS HAVE MANY INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW. NO REPRESENTATION IS BEING MADE THAT ANY ACCOUNT WILL OR IS LIKELY TO ACHIEVE PROFITS OR LOSSES SIMILAR TO THOSE SHOWN. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL PERFORMANCE RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY ANY PARTICULAR TRADING PROGRAM.

ONE OF THE LIMITATIONS OF HYPOTHETICAL PERFORMANCE RESULTS IS THAT THEY ARE GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. IN ADDITION, HYPOTHETICAL TRADING DOES NOT INVOLVE FINANCIAL RISK, AND NO HYPOTHETICAL TRADING RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THE ABILITY TO WITHSTAND LOSSES OR TO ADHERE TO A PARTICULAR TRADING PROGRAM IN SPITE OF TRADING LOSSES ARE MATERIAL POINTS WHICH CAN ALSO ADVERSELY AFFECT ACTUAL TRADING RESULTS.

THERE ARE NUMEROUS OTHER FACTORS RELATED TO THE MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF ANY SPECIFIC TRADING PROGRAM WHICH CANNOT BE FULLY ACCOUNTED FOR IN THE PREPARATION OF HYPOTHETICAL PERFORMANCE RESULTS AND ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL TRADING RESULTS. ACTUAL FUTURE RESULTS OR RETURNS WILL DIFFER FROM THOSE INDICATED OR IMPLIED BELOW, AND THOSE DIFFERENCES COULD BE MATERIAL AND ADVERSE TO INVESTORS. THE FUND MAY HAVE LOSSES OVER ANY PARTICULAR PERIOD AND INVESTORS COULD LOSE THEIR ENTIRE INVESTMENT. SEE “RISK FACTORS” IN PART I OF THE PROSPECTUS. INVESTORS SHOULD READ AND CONSIDER THE RISKS CAREFULLY BEFORE MAKING AN INVESTMENT IN THE FUND.

Exhibit 3

Impact of Adding Commodities to a Hypothetical U.S. Equity and U.S. Bond Portfolio from June 2000 to May 2010

Commodities May Lower Volatility and Improve a Portfolio’s Risk-Adjusted Returns

Hypothetical Statistics

	Avg. Annual Return	Volatility (Standard Deviation)	Risk-Adjusted Return (Sharpe Ratio)
U.S. Equity/U.S. Bond Portfolio	2.41%	9.70%	-0.02
5% Commodity Allocation	2.74%	9.24%	0.02
10% Commodity Allocation	3.07%	8.88%	0.05

Source: Nuveen Investments, LLC. ZEPHYR StyleADVISOR.

The hypothetical portfolio construction was produced by Nuveen using monthly index data provided by ZEPHYR StyleADVISOR. The hypothetical portfolios are shown from June 2000 to May 31, 2010. An allocation to U.S. equities is represented by the S&P 500; an allocation to U.S. bonds is represented by the Barclays Aggregate Bond Index; and an allocation to commodities is represented by the DJ-UBSCI. Indices are unmanaged, and do not show actual investment returns. An index is a hypothetical measure of performance based on the fluctuations in the value of the securities that make up a particular market. Payment of management or brokerage fees or taxes would lower an index’s performance. Index returns are for illustrative purposes only and do not represent actual Fund performance. You cannot invest directly in an index. Past performance of these asset classes (as represented by major market benchmarks) have varied considerably over different periods. See pages 101-102 for definitions of the indices represented in this Exhibit. See page 102 for fuller descriptions of the Sharpe ratio and standard deviation.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Commodities May Provide a More Consistent Hedge Against Inflation than U.S. Equities, Foreign Equities and U.S. Bonds

As illustrated in Exhibit 4, investment returns earned on a diversified commodities portfolio have shown greater positive correlation with inflation (as measured by the CPI) than have traditional asset classes such as U.S. equities, foreign equities and U.S. bonds over the last 10 years. The CPI is a statistical measure of a weighted average of prices of a specified set of goods and services purchased by wage earners in urban areas, and is often used as a measure of inflation. Based on Exhibit 4, commodities have a strong positive correlation to inflation. Conversely, U.S. equities and foreign equities have a low correlation to inflation and U.S. bonds have a negative correlation to inflation. The higher positive correlation of commodity returns to inflation indicates that commodities have provided a more consistent hedge against inflation since June 2000.

Exhibit 4

Correlation Comparison: CPI vs. Commodities, U.S Equities, Foreign Equities and U.S Bonds, from

Last 10 Years: June 2000 to May 2010

Source: Gresham Investment Management LLC; Bloomberg L.P.

The correlation calculation was produced by Gresham Investment Management LLC using quarterly CPI and index data from Bloomberg L.P. and is shown from June 1, 2000 to May 31, 2010. Commodities are represented by the DJ-UBSCI. U.S. equities are represented by the S&P 500; foreign equities are represented by the MSCI EAFE; and U.S. bonds are represented by the Barclays Aggregate Bond Index. Indices are unmanaged, and do not show actual investment returns. An index is a hypothetical measure of performance based on the fluctuations in the value of the securities that make up a particular market. Payment of management or brokerage fees or other fees and expenses would lower an index’s performance. Index returns are for illustrative purposes only and do not represent actual Fund performance. You cannot invest directly in an index. Past correlations of these asset classes (as represented by major market benchmarks) have varied considerably over different periods. See pages 101-102 for definitions of the indices represented in this Exhibit. See page 101 for a fuller description of correlation.

PAST CORRELATIONS ARE NOT NECESSARILY INDICATIVE OF FUTURE CORRELATIONS.

Exposure to an Actively Managed, Diversified Commodity Portfolio

In pursuing its investment objective, the Fund will invest directly in a diversified portfolio of commodity futures and forward contracts to obtain broad exposure to all principal groups in the global commodity markets. The Fund’s commodity subadvisor, Gresham, will provide exposure to commodities through its proprietary Tangible Asset Program (TAP®), an actively managed, fully collateralized long-only, rules-based commodity investment strategy. The TAP® investment strategy has been managed in a proprietary family account since 1987. TAP® was first offered to outside clients beginning in September 2004, and Gresham continues to offer this investment strategy, among others, to outside clients.

At the beginning of each year, Gresham expects to select up to five commodities from each of the six principal commodity groups and assign portfolio weightings to each based on three inputs: (i) systematic calculations of the values of global production; (ii) total U.S. dollar trading volume on commodity futures and forwards exchanges; and (iii) global import/export trade values. The specific commodities in which the Fund will invest, and the relative target weighting of those commodities, will be determined annually by Gresham.

Gresham’s process constrains the weightings of each commodity group such that no group may constitute more than 35% of TAP®. In addition, each commodity may be rebalanced to its target weighting if its actual weighting deviates from its target substantially (currently, by more than 10%). Gresham’s rebalancing procedures are based on its proprietary rules and criteria.

A fundamental principle of Gresham’s TAP® strategy is that, at all times, the Fund intends that its commodity futures positions will be fully collateralized. The Fund’s investments in commodity futures and forward contracts and options on commodity futures and forward contracts generally will not require significant outlays of capital. To support its commodity investments, the Fund anticipates that it will maintain significant collateral that will be invested in short-term debt securities. For additional information regarding the TAP® strategy, please see “The Fund’s Investments” in Part I of the prospectus.

Exhibit 5 provides the commodity weights for TAP® as of June 30, 2010. TAP® commodity weights will vary over time.

Exhibit 5

TAP® Commodity Group Weights

Energy	%	Industrial Metals	%	Agriculturals	%	Precious Metals	%	Livestock	%	Foods and Fibers	%
Crude Oil	23.3	Copper	8.4	Soybeans	5.3	Gold	8.9	Live Cattle	6.1	Sugar	2.7
Heating Oil	3.5	Aluminum	5.4	Wheat	3.7	Silver	3.0	Lean Hogs	2.4	Coffee	2.6
Gas Oil	1.2	Nickel	2.3	Corn	3.3	Platinum	1.1	Feeder Cattle	1.1	Cotton	2.4
Natural Gas	3.3	Zinc	1.2	Soybean Meal	2.2	Palladium	0.4			Cocoa	1.0
Gasoline	3.5	Lead	0.7	Soybean Oil	1.2
TOTAL	34.8	TOTAL	18.0	TOTAL	15.7	TOTAL	13.4	TOTAL	9.6	TOTAL	8.7

Source: Gresham Investment Management LLC.

The Fund’s Investment Strategy

In addition to a fully collateralized and actively managed TAP® strategy, the Fund will employ an integrated program of writing commodity call options (the “options strategy”) designed to enhance the Fund’s risk-adjusted total return. The Fund’s strategy, which integrates TAP® and writing commodity call options, is referred to as TAP PLUSSM. While Gresham has previously managed assets pursuant to TAP®, it has never employed TAP PLUSSM when managing assets for outside clients.

NCAM and Gresham believe that the Fund’s options strategy can provide the potential for current gains from option premiums, which may meaningfully reduce return volatility. The goal is to enhance the Fund’s risk-adjusted returns relative to the returns of broad-based commodity indices over extended periods of time. In up markets, the Fund will forego potential appreciation in the value of the underlying contracts to the extent the price of those contracts exceeds the exercise price of options written by the Fund plus the premium collected by writing the call options. There can be no assurance that the Fund’s options strategy will be successful. The Fund’s risk-adjusted returns over any particular period may be positive or negative.

The chart below more fully describes the Fund’s investment strategy, incorporating its three main elements—an actively managed commodity strategy, collateral investments and an actively managed options strategy. The Fund’s commodity and options strategy will be managed by Gresham, and the Fund’s collateral will be managed by Nuveen Asset Management.

Investment Strategy Overview—TAP PLUSSM: The Fund’s strategy, which integrates TAP® and writing commodity call options, is referred to as TAP PLUSSM.

Tangible Asset Program (TAP®)		PLUS

Actively Managed Commodity Strategy	Collateral Investments	Actively Managed Options Strategy

The Fund will use a rules-based investment strategy to gain exposure to the six principal commodity groups:

•    Energy

•    Industrial metals

•    Livestock

•    Agriculturals

•    Precious metals

•    Foods and fibers

Subadvisor: Gresham

A fundamental principle of Gresham’s TAP® strategy is that, at all times, the Fund intends that its commodity futures positions will be fully collateralized. Approximately 25% of the Fund’s assets will be initially committed as “initial” and “variation” margin and the remainder of approximately 75% will be invested in high grade debt securities. To support its commodity investments, the Fund anticipates that it will maintain significant collateral that will be invested in short-term debt securities with maturities of up to two years that, at the time of investment, are of high grade quality.

Subadvisor: NAM

The Fund will write (sell) exchange-traded commodity call options that may be up to 20% “out-of-the-money” on a continual basis on up to approximately 50% of the notional value of each of its commodity futures and forward contract positions that have sufficient option trading volume and liquidity. Generally, the Fund expects to write short-term commodity call options with terms of one to three months but may write commodity call options with terms up to one year.

Subadvisor: Gresham

TAP® Has Outperformed Certain Leading Commodity Benchmarks

Exhibit 6 illustrates the performance of TAP® as compared with the performance of the DJ-UBSCI and the GSCI. For every time period shown, TAP® outperforms at least one of the commodity benchmarks. TAP® outperforms both commodity benchmarks on a cumulative basis for the full analysis period from January 2005 to April 2010. TAP®, the DJ-UBSCI and the GSCI had average annual returns of 1.44%, 1.22% and -2.48%, respectively, from January 2005 to April 2010.

Exhibit 6

Comparative Performance Data for TAP®, the DJ-UBSCI and the GSCI from January 2005 to April 2010

	YTD	6 months	1 year	3 years	5 years	Analysis Period
TAP®	0.16%	5.30%	29.00%	-6.48%	-0.07%	1.44%
DJ-UBSCI	-3.18%	2.21%	21.98%	-6.64%	0.22%	1.22%
GSCI	1.86%	4.30%	30.56%	-7.86%	-4.64%	-2.48%

The performance data above (not annualized if less than one year) was produced by Nuveen using monthly total return data for TAP® provided by Gresham and reviewed by Michael J. Liccar & Co. and monthly index data provided by ZEPHYR StyleADVISOR. The analysis is shown from January 2005 to April 2010 pursuant to CFTC reporting rules. Commodities are represented by the DJ-UBSCI and GSCI. TAP® is shown net of the fees and expenses that will be applicable to the Fund (approximately 1.59%), while the commodity benchmarks (which are unmanaged and cannot accommodate direct investment) are shown gross of fees and expenses. The performance of such indices would be lower when compared with TAP® if the fees and expenses applicable to the Fund were reflected in the returns of the indices. Past performance of TAP® and these indices have varied considerably over different periods. See below for definitions of the indices represented in this Exhibit.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RETURNS.

Definition of Terms Used in the Additional Background Information Section—Please note that indices do not take into account any fees and expenses of investing in the individual securities that they track, and that individuals cannot invest directly in any index. The trademarks listed in this document are the property of their respective owners.

Barclays Capital U.S. Aggregate Bond Index—Formerly, the Lehman Brothers U.S. Aggregate Bond Index. The index is unmanaged and considered generally representative of investment-grade fixed income securities issued within the U.S. The index represents fixed-income securities that are U.S. domestic, taxable, and dollar denominated. The index covers the U.S. investment-grade fixed-rate bond market, with index components for government and corporate securities, mortgage pass-through securities and asset-backed securities. Performance data of this index do not include reinvestment of interest.

Consumer Price Index (CPI)—Consumer Price Index for All Urban Consumers not seasonally adjusted. The CPI is a statistical measure of a weighted average of prices of a specified set of goods and services purchased by wage earners in urban areas. It is often used to provide a measure of inflation.

Correlation—Correlation is a statistical measure of how investment returns move over time in relation to one another. Correlation is computed by the correlation coefficient, which ranges between -1 (perfect negative correlation, returns moving in opposite directions) and +1 (perfect positive correlation, returns moving in the same direction). Perfect positive correlation implies that as one set of returns moves either upward or downward, the other set of returns will move in the same direction. Alternatively, perfect negative correlation implies that as one set of returns moves in either direction, the other set of returns will move in the opposite direction. A correlation of 0 implies that no relationship can be found between the movement of two sets of returns.

Dow Jones Industrial Average® (DJIA)—Dow Jones Industrial Average—A price-weighted average of 30 actively traded blue-chip stocks, primarily industrials, including stocks that trade on the New York Stock Exchange.

Dow Jones-UBS Commodity Index® (DJ-UBSCI)—Formerly, the Dow Jones AIG Commodity Index. The index was created in 1998. It tracks a hypothetical investment in a basket of commodity futures contracts in which expiring contracts are rolled forward to the next set of corresponding nearby commodity futures contracts. It assumes that for every notional dollar invested in futures, an actual dollar is invested in 3-month U.S. Treasury bills. The weights are based on two factors: liquidity and world production values, where liquidity is the dominant factor. The 19 commodities can be organized into the five groups: agriculture, livestock, energy, industrial metals, and precious metals. Like the GSCI, the rules governing the construction of the index are determined by an oversight committee and are published. Two such important rules are that the minimum allowable weight for any single commodity in the index is 2%, and the maximum for any sub-asset class is 33% at the time of the annual reconstitution.

MSCI EAFE Index®—The MSCI EAFE Index® is an unmanaged, free float-adjusted market-capitalization index that is designed to measure developed market equity performance, excluding the U.S. and Canada. Index weightings represent the relative capitalizations of the major overseas markets included in the index on a U.S. dollar adjusted basis. The index is calculated separately; without dividends, with gross dividends reinvested and estimated tax withheld, and with gross dividends reinvested, in both U.S. dollars and local currency. The MSCI EAFE Index consists of the following 21 developed market country indices: Australia, Austria, Belgium, Denmark, Finland, France, Germany, Greece, Hong Kong, Ireland, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland and the United Kingdom.

S&P 500® Index—An unmanaged index of U.S. companies with market capitalizations in excess of $4 billion. It consists of 500 stocks chosen for market size, liquidity, and industry group representation. It is a float-adjusted market value-weighted index (stock price times float-adjusted number of shares outstanding), with each stock’s weight in the index proportionate to its float-adjusted market value. Performance data of this index include reinvestment of all dividends and capital gain distributions.

S&P GSCI® Commodity Index (GSCI)—Formerly, the Goldman Sachs Commodity Index. The index was first published in 1991, but the rules-based methodology was coupled with historical price data to create a history that begins on January 2, 1970, giving it the longest history of the commercially available commodity indices. The index tracks a hypothetical investment in a world production-weighted basket of nearby commodity futures contracts in which expiring contracts are rolled forward to the next corresponding nearby commodity futures contracts. It assumes that for every notional dollar invested in futures, an actual dollar is invested in 3-month U.S. Treasury bills as collateral. The weights are primarily based on delayed rolling 5- year averages of production quantities. In 1970, the GSCI included five commodities. Currently, the index includes 24 commodities. The 24 commodities can be organized into five groups: agriculture, livestock, energy, industrial metals, and precious metals. The rules governing the construction of the index are determined by an eight member committee and are publicly available.

Sharpe Ratio—The Sharpe ratio is a statistical measure of the risk-adjusted return of a portfolio. The ratio represents the return gained per unit of risk taken. The Sharpe ratio can be used to compare the performance of managers. Managers with the same excess return for a period but different levels of risk will have Sharpe ratios that reflect the difference in the level of risk. The performance of the manager with the lower Sharpe ratio would be interpreted as exhibiting comparatively more risk for the desired return compared to the other manager. If the two managers had the same level of risk but different levels of excess return, the manager with the higher Sharpe ratio would be preferable because the manager achieved a higher return with the same level of risk as the other manager. The Sharpe ratio is most helpful when comparing managers with both different returns and different levels of risk. In this case, the Sharpe ratio provides a per-unit measure of the two managers that enables a comparison. The ratio is equal to the excess return divided by the standard deviation of the portfolio.

Standard Deviation—Standard deviation is a statistical measure of portfolio risk. Standard deviation is equal to the square root of the variance. It reflects the average deviation of the observations from their sample mean. In the case of portfolio performance, the standard deviation describes the average deviation of the portfolio returns from the mean portfolio return over a certain period of time. standard deviation measures the typical width of this range of returns. The wider the typical range of returns, the higher the standard deviation of returns, and the higher the portfolio risk.

GLOSSARY OF DEFINED TERMS

In this prospectus, each of the following terms have the meanings set forth after such term:

Book Entry System:    The Federal Reserve Treasury Book Entry System for U.S. and federal agency securities.

CEA:    Commodity Exchange Act. An act passed in 1936 by the U.S. Government that provides federal regulation of all futures trading activities. This act replaced the Grain Futures Act of 1922. In 2000, the CEA was amended by the Commodity Futures Modernization Act or CFMA.

CFMA:    Commodity Futures Modernization Act of 2000. An act that substantially revised the regulatory framework governing certain commodity interest transactions and the markets on which they trade.

CFTC:    Commodity Futures Trading Commission, an independent agency with the mandate to regulate commodity futures and options in the United States.

Clearing Broker:    The entity responsible for assuring that futures and option trades are properly processed and recorded or “cleared” by the clearinghouse affiliated with the exchange on which the trades took place.

Clearing House:     Any clearing association, corporation or other entity that, with respect to a derivatives contract, enables each party to such contract to substitute, through novation, the credit of the clearing house for the credit of the parties, arranges or provides, on a multilateral basis, for the settlement or netting of obligations resulting from such contracts, or otherwise provides clearing services or arrangements that mutualize or transfer among participants in the clearing house the credit risk arising from such contracts.

Code:    The Internal Revenue Code of 1986, as amended.

Commodity Broker:    The entity responsible for holding the client’s funds deposited with it as margin for trades and, if the commodity broker is also a clearing commodity broker, for assuring that futures and options trades for a client are properly processed and recorded or “cleared” by the clearing house affiliated with the exchange on which the trades took place. In the U.S., commodity brokers are registered under the Commodity Exchange Act as futures commission merchants.

Commodity Pool:    An enterprise in which several investors contribute funds in order to trade commodity futures contracts or options on commodity futures contracts, collectively.

Commodity Pool Operator:    Any person engaged in a business which is of the nature of an investment trust, syndicate, or similar form of enterprise, and who, in connection therewith, solicits, accepts, or receives from others, funds, securities, or property, either directly or through capital contributions, the sale of stock or other forms of securities, or otherwise, for the purpose of investing in any commodity for future delivery or commodity option on or subject to the rules of any contract market.

Commodity Trading Advisor:    Any person who for compensation or profit engages in the business of advising others, either directly or through publications or writing, or electronic media, as to the value or the advisability of investing in any contract of sale of a commodity for future delivery or commodity option thereon made on or subject to the rules of any contract market.

DTC:    The Depository Trust Company. It is anticipated that DTC will act as the securities depository for the shares.

Forward Contract:    A supply contract between principals, not necessarily traded on an exchange, to buy or sell a specified quantity of a commodity at or before a specified date at a specified price.

Fund:    Nuveen Diversified Commodity Fund, a Delaware statutory trust.

Futures Contract:    A standardized contract traded on an exchange that calls for the future delivery or cash settlement of a specified quantity of a commodity at a specified time and place.

Gresham:    Gresham Investment Management, LLC, a Delaware limited liability company, registered as a commodity trading advisor and serving as the commodity subadvisor to the Fund.

Investor:    Beneficial owner of the shares.

Limited Liability Company (LLC):    A type of business ownership combining several features of corporation and partnership structures.

Manager (or NCAM):    Nuveen Commodities Asset Management, LLC, a Delaware limited liability company, which is registered as a Commodity Pool Operator and Commodity Trading Advisor, and which controls the investments and other decisions of the Fund.

Margin:    A good faith deposit to secure the performance under a futures contract.

Margin Call:    A demand for funds in addition to the initial good faith deposit required to maintain a customer’s account in compliance with the requirements of a particular commodity exchange or commodity broker.

NAM:    Nuveen Asset Management, LLC, a Delaware limited liability company, registered as an investment advisor and serving as the collateral subadvisor to the Fund.

Net Asset Value:    Net Asset Value of the Fund.

NFA:    National Futures Association, a self-regulatory membership organization that regulates the commodity industry of which NCAM is a member.

Notional Value:    The contract values of the long commodity futures and forward contracts that the Fund purchases. For instance, if the Fund purchases a futures contract for 100 troy ounces of gold on the Comex Division of the New York Mercantile Exchange in a particular delivery month at $1,000 per ounce, the notional value of that contract, or the Fund’s obligation to pay for delivery of the gold if the Fund stands for delivery, is $100,000.

Option on Futures:    The right, but not the obligation, to buy or sell a futures contract or forward contract at a specified price on or before a specified date.

Over-the-Counter (OTC) Contract:    A financial contract, whose value is designed to track the return on stocks, bonds, currencies, commodities, or some other benchmark, that is traded over-the-counter or off organized exchanges.

SEC:    United States Securities and Exchange Commission.

Secondary Market:    The stock exchanges and the over-the-counter market. Securities are first issued as a primary offering to the public. When the securities are traded from that first holder to another, the issues trade in the secondary markets.

Shares:    Unit of fractional undivided beneficial interest in and ownership of the Fund.

Subadvisors:    A collective term to refer to both the collateral subadvisor and the commodity subadvisor.

Treasuries:    Short-term securities issued by the U.S. Treasury.

Treasury Regulations:    Treasury Regulations promulgated under the Code.

Valuation Day:    Any day as of which the Fund calculates its net asset value.

You:    The owner of shares.

Report of Independent Registered Public Accounting Firm

To the Board of Trustees and Shareholders of Nuveen Diversified Commodity Fund:

In our opinion, the accompanying statements of financial condition and the related statements of operations, changes in shareholder’s capital, cash flows and the financial highlights present fairly, in all material respects, the financial position of Nuveen Diversified Commodity Fund (the “Fund”) at June 30, 2010, December 31, 2009 and December 31, 2008, and the results of its operations and its cash flows for the period January 1, 2010 through June 30, 2010 and for the years ended December 31, 2009 and 2008, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Fund’s management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers, LLP

Chicago, Illinois

July 16, 2010

FINANCIAL STATEMENTS

Nuveen Diversified Commodity Fund

Statements of Financial Condition

June 30, 2010, December 31, 2009 and December 31, 2008

	June 30, 2010	December 31, 2009	December 31, 2008
Assets:
Cash	$20,055	$—	$—
Offering costs	500,000	500,000	500,000
Receivable from Advisor (Note 1)	483,000	456,000	359,000

Total assets	$1,003,055	$956,000	$859,000

Liabilities:
Accrued offering costs	$500,000	$500,000	$500,000
Payable for organization expenses	483,000	456,000	359,000

Total liabilities	983,000	956,000	859,000

Commitments and Contingencies (Note 3)	—	—	—

Shareholder’s Capital:
Shares, $.01 par value; unlimited number of shares authorized, 840 shares outstanding	8	—	—
Paid-in surplus	20,047	—	—

Total Shareholder’s Capital	20,055	—	—

Total Liabilities and Shareholder’s Capital	$1,003,055	$956,000	$859,000

Net assets	$20,055	$—	$—
Shares outstanding	840	—	—

Net asset value per share outstanding ($20,055 divided by 840 shares outstanding)	$23.875	$—	$—

See accompanying notes to financial statements

Nuveen Diversified Commodity Fund

Statements of Operations

For the Period Beginning January 1, 2010 and Ended June 30, 2010 and the Years Ended December 31, 2009 and 2008

	Period Ending June 30, 2010	Year Ending 2009	Year Ending 2008
Investment income	$—	$—	$—

Expenses:
Organization expenses	27,000	97,000	23,000
Expense reimbursement	(27,000)	(97,000)	(23,000)

Total expenses	—	—	—

Net investment income	—	—	—

Net income	$—	$—	$—

See accompanying notes to financial statements

Nuveen Diversified Commodity Fund

Statements of Changes in Shareholder’s Capital

For the Period Beginning January 1, 2010 and Ended June 30, 2010 and the Years Ended December 31, 2009 and 2008

	Period Ending June 30, 2010	Year Ending 2009	Year Ending 2008
Shareholder’s capital, beginning of period	$—	$—	$—
Issuance of Shares	20,055	—	—
Net increase in shareholder’s capital resulting from operations	—	—	—

Shareholder’s capital, end of period	$20,055	$—	$—

Shares, beginning of period	—	—	—
Issuance of shares	840	—	—

Shares, end of period	840	—	—

See accompanying notes to financial statements

Nuveen Diversified Commodity Fund

Statements of Cash Flows

For the Period Beginning January 1, 2010 and Ended June 30, 2010 and the Years Ended December 31, 2009 and 2008

	Period Ending June 30, 2010	Year Ending 2009	Year Ending 2008
Cash flows from operating activities
Net Income	$—	$—	$—
Adjustments to reconcile net income to net cash used in operating activies:
(Increase) Decrease in receivable from adviser	(27,000)	(97,000)	(23,000)
Increase (Decrease) in payable for organization expenses	27,000	97,000	23,000

Net cash used in operating activities	—	—	—

Cash flows from financing activities
Proceed from issuance of shares	20,055	—	—

Net cash provided by financing activities	20,055	—	—

Net increase in cash and cash equivalents	20,055	—	—
Cash at beginning of period	—	—	—

Cash at End of Period	$20,055	$—	$—

See accompanying notes to financial statements

(1) The Fund

Nuveen Diversified Commodity Fund (the “Fund”) was organized as a Delaware statutory trust on December 7, 2005 to operate as a commodity pool. The Fund has been inactive since its date of organization except for matters relating to its organization and registration. On May 11, 2010, the Fund issued 840 shares to Nuveen Commodities Asset Management, LLC, the Fund’s investment advisor (“NCAM” or the “Manager”), a registered commodity pool operator and commodity trading advisor with the Commodity Futures Trading Commission (the “CFTC”), and a wholly owned subsidiary of Nuveen Investments, Inc. (“Nuveen”).

The Fund will seek to generate attractive risk-adjusted total returns compared to investments in passively managed commodity indices. The Fund will seek to achieve its investment objectives by investing in a diversified basket of commodity futures and forwards contracts utilizing an actively managed, fully collateralized, rules-based commodity investment strategy and an options strategy designed to moderate the overall risk and return characteristics of the Fund’s commodity investments. The Fund’s collateral will be invested in short-term debt securities with maturities of up to two years that, at the time of investment, are of high grade quality.

(2) Significant Accounting Policies

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of increases and decreases in net assets from operations during the reporting period. Actual results may differ from those estimates.

Cash and Cash Equivalents

The Fund defines cash and cash equivalents to be highly liquid investments with original maturities of three months or less.

(3) Commitments and Contingencies

Under the Fund’s organizational documents, its Officers and Trustees are indemnified against certain liabilities arising out of the performance of their duties to the Fund. In addition, in the normal course of business, the Fund enters into contracts that provide general indemnifications to other parties. The Fund’s maximum exposure under these arrangements is unknown as this would involve future claims that may be made against the Fund that have not yet occurred. However, the Fund expects the risk of loss pursuant to these contracts to be remote.

(4) Organization Expenses and Offering Costs

Nuveen Investments, LLC (the “Distributor”), a wholly owned subsidiary of Nuveen, has agreed to (i) reimburse all organization expenses of the Fund (approximately $483,000) and (ii) pay all offering costs (other than sales load) that exceed $.05 per share. Based on an estimated offering size of $250,000,000 (approximately 10,000,000 shares), the Fund would pay a maximum of $500,000 of offering costs and Nuveen would pay all offering costs in excess of $500,000 which is currently estimated to be $1,360,000. The Fund’s share of offering costs will be recorded as a reduction of the proceeds from the sale of the shares upon commencement of Fund operations.

(5) Investment Management Agreement

The Fund has agreed to pay an annual management fee based on its average daily net assets once it begins operations, for services and facilities provided by the Manager. The annual fee is payable monthly and shall be applied according to the following schedule:

Average Daily Net Assets(1)	Fee Rate
Up to $500 million	1.250%
$500 million to $1 billion	1.225
$1 billion to $1.5 billion	1.200
$1.5 billion to $2 billion	1.175
$2 billion and over	1.150

(1)	“Net Assets” means the total assets of the Fund, minus the sum of its accrued liabilities.

The management fee compensates the Manager for overall investment advisory and administrative services and general office facilities. The Manager has entered into Sub-Advisory Agreements with Gresham Investment Management LLC (“Gresham”) and Nuveen Asset Management (“NAM”), a subsidiary of Nuveen. Gresham will manage the Fund’s investments in commodity futures and forward contracts, and option contracts. NAM will manage the Fund’s investment in short-term, high grade debt securities. The Fund will not be charged directly for amounts incurred for sub-advisory services, as such amounts will be paid by the Manager.

The Fund pays no compensation directly to its officers, all of whom receive remuneration for their services to the Fund from the Manager or its affiliates.

(6) Income Taxes

The Fund will be classified as a partnership for United States federal income tax purposes. Accordingly, the Fund will not incur United States federal income tax liability; rather each owner of the Fund’s shares will be required to take into account its allocable share of the Fund’s income, gain, loss, deduction and other items for the Fund’s taxable year ending with or within its taxable year.

(7) Net Asset Value and Financial Highlights

The Fund is presenting the following net asset value and financial highlights related to its operations for a share outstanding for the period from January 1, 2010 through June 30, 2010.

Period Ended June 30, 2010
Net Asset Value
Initial offering price per share	$23.88
Net investment income	—
Net realized and unrealized gain (loss)	—

Net increase in net assets from operations	—
Distributions	—

Net asset value per share, end of period	$23.88

Ratio to average net assets(1):
Net investment income	0.00%
Expenses	0.00%
Total return, at net asset value(2)	0.00%

(1)	Percentages are annualized, unless otherwise noted.
(2)	Percentage is not annualized.

Until                     , 2010 (25 days after the date of this prospectus), all dealers that buy, sell or trade the shares, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

[            ] Shares

Nuveen Diversified Commodity Fund

             Common Shares

P R O S P E C T U S

[                 ,] 2010

Nuveen Investments, LLC

PART II

Information Not Required in the Prospectus

Item 13.	Other Expenses of Issuance and Distribution

Set forth below is an estimate (except as indicated) of the amount of fees and expenses (other than underwriting commissions and discounts) payable by the registrant in connection with the issuance and distribution of the shares pursuant to the prospectus contained in this registration statement.

Amount
SEC registration fee (actual)	$	*
FINRA filing fees		*
Blue Sky expenses		*
Accountants’ fees and expenses		*
Legal fees and expenses		*
Printing and engraving expenses		*
Miscellaneous expenses		*

Total	$	*

*	To be provided by amendment

Item 14.	Indemnification of Directors and Officers

The Trust Agreement provides that each individual Trustee (and any other Person performing services on the Fund’s behalf and acting within the scope of an individual Trustee’s authority), the Delaware Trustee and the manager (and any of its affiliates performing services on the Fund’s behalf and acting within the scope of the manager’s authority) will be indemnified by the Fund (including without limitation indemnification against negligence, gross negligence or breach of duty) from and against any losses, judgments, liabilities, expenses (including reasonable legal fees and expenses) and amounts paid in settlement of any claims and demands whatsoever sustained by it in connection with its activities for the Fund, provided that such liability or loss was not the result of actual fraud or willful misconduct on the part of such party. However, indemnification arising out of an alleged violation of Federal and state securities laws is limited as discussed in the prospectus.

Expenses incurred in defending a threatened or pending civil, administrative or criminal action, suit or proceeding shall be paid by the Fund in advance if the indemnitee undertakes to repay such amounts upon a determination that the indemnitee is not entitled to indemnification by a court of competent jurisdiction in a final, non-appealable proceeding.

Item 15.	Recent Sales of Unregistered Securities

On May 11, 2010, the Fund sold 840 shares to the manager for an aggregate purchase price of $20,055, pursuant to the exemption from registration contained in Section 4(2) of the Securities Act for transactions not involving a public offering.

Item 16.	Exhibits and Financial Statement Schedules

(a) Exhibits

1.1*	Underwriting Agreement.

4.1	Form of the Amended and Restated Trust Agreement of the Fund.(1)

5.1*	Opinion of Morris, Nichols, Arsht & Tunnell LLP relating to the legality of the Shares.

8.1*	Opinion and consent of K&L Gates LLP with respect to federal income tax consequences.

10.1*	Form of Commodity Sub-Advisory Agreement.

10.2*	Form of Collateral Sub-Advisory Agreement.

10.3*	Form of Custodian Agreement.

10.4*	Form of Shareholder Transfer Agency and Service Agreement.

23.1*	Consent of Morris, Nichols, Arsht & Tunnell LLP (included in Exhibit 5.1).

23.3	Consent of Independent Registered Public Accounting Firm.

23.4	Consent of Michael J. Liccar & Co., CPA.

*	To be filed by amendment.

(1)	Previously filed.

(b) Financial Statement Schedules

Financial statement schedules are not applicable because the registrant has no operating history and no assets.

Item 17.	Undertakings

(a) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(b) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this pre-effective amendment no. 5 to the registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, state of Illinois, on July 21, 2010.

Nuveen Diversified Commodity Fund

By:	Nuveen Commodities Asset Management, LLC its manager

By:	/s/ Gifford R. Zimmerman
Chief Administrative Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this pre-effective amendment no. 5 to the registration statement on Form S-1 has been signed by the following persons on behalf of the manager of the Registrant in the capacities and on the dates indicated.

Nuveen Commodities Asset Management, LLC Manager of Registrant

/s/ Gifford R. Zimmerman
Chief Administrative Officer (Principal Executive Officer) July 21, 2010

/s/ Stephen D. Foy
Chief Financial Officer (Principal Financial and Accounting Officer) July 21, 2010

EXHIBIT INDEX

1.1*	Underwriting Agreement.

4.1	Form of the Amended and Restated Trust Agreement of the registrant.(1)

5.1*	Opinion of Morris, Nichols, Arsht & Tunnell LLP relating to the legality of the Shares.

8.1*	Opinion and consent of K&L Gates LLP with respect to federal income tax consequences.

10.1*	Form of Commodity Sub-Advisory Agreement.

10.2*	Form of Collateral Sub-Advisory Agreement.

10.3*	Form of Custodian Agreement.

10.4*	Form of Shareholder Transfer Agency and Service Agreement.

23.1*	Consent of Morris, Nichols, Arsht & Tunnell LLP (included in Exhibit 5.1).

23.3	Consent of Independent Registered Public Accounting Firm.

23.4	Consent of Michael J. Liccar & Co., CPA.

*	To be filed by amendment.

(1)	Previously filed.